UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Twenty-First Century Fox, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each Class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Twenty-First Century Fox, Inc.

1211 Avenue of the Americas

New York, New York, 10036

(212) 852-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 18, 2013

Dear Stockholder:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Twenty-First Century Fox, Inc. (the “Company”) will be held on October 18, 2013 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035.

A shuttle service will be available to take you to the Annual Meeting from Century Park West Parking Structure, 2030 Century Park West, Los Angeles, California 90067, where complimentary parking for the Annual Meeting will be provided. Parking will not be available at Fox Studios. Please see the map and instructions in Appendix A for parking information and other logistical details. We suggest arriving at least 45 minutes early to allow sufficient time to park, take the shuttle provided by the Company to the meeting site and complete the admission process. You will not be able to enter the Annual Meeting except by the shuttle service provided by the Company.

At the Annual Meeting, stockholders will be asked to:

•	elect the 12 Directors identified in this proxy statement to the Board of Directors;
•	ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014;
•	consider an advisory vote to approve executive compensation;
•	approve the Twenty-First Century Fox, Inc. 2013 Long-Term Incentive Plan;
•	consider a stockholder proposal to adopt a policy that the Chairman of the Board of Directors be an independent Director;
•	consider a stockholder proposal to eliminate the Company’s dual class capital structure; and
•	consider any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Company’s proxy statement. While all of the Company’s stockholders and all holders of CHESS Depositary Interests (“CDIs”) exchangeable for shares of the Company’s common stock are invited to attend the Annual Meeting, only stockholders of record and holders of CDIs exchangeable for shares of the Company’s Class B Common Stock at the close of business on August 21, 2013 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Holders of the Company’s Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting or any adjournment or postponement thereof.

As more fully described in the Company’s proxy statement, in order to maintain compliance with U.S. law, the Company has suspended 40% of the voting rights of Class B Common Stock of the Company held by non-U.S. stockholders or those who are deemed to be non-U.S. stockholders. The Audit Committee of the Board of Directors may modify the voting suspension percentage to reflect changes, if any, in the Company’s foreign ownership based on its assessment of the information reasonably available to it. If you are a holder of Class B Common Stock or CDIs exchangeable for Class B Common Stock, you must identify whether you are a U.S. stockholder or a non-U.S. stockholder by choosing the appropriate designation on the proxy card. If you do not provide a response as to your citizenship on the proxy card, you will be deemed to be a non-U.S. stockholder and your shares will be subject to the suspension of voting rights unless you are a stockholder of record and you previously submitted a U.S. citizenship certification to the Company’s transfer agent or Australian share registrar.

Important Information for Holders of Class B Common Stock

It is important that your shares of the Company’s Class B Common Stock be represented and voted at the Annual Meeting. If you are a holder of shares of Class B Common Stock, you may submit a proxy for those shares by telephone or the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials, or if you requested a paper proxy card, you may submit your proxy by mail if you prefer. If you attend the Annual Meeting, you may vote your shares in person. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may vote your shares of Class B Common Stock in person even if you previously submitted a proxy. Please note, however, that if your shares of Class B Common Stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Whether or not you plan to attend the Annual Meeting, we urge you to submit a proxy for your shares of Class B Common Stock by telephone or the Internet or, if you requested a paper proxy card, by completing and returning the proxy card as promptly as possible, prior to the Annual Meeting to ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

If you are planning to attend the Annual Meeting in person, you will be asked to register before entering the Annual Meeting. You must request an admission ticket in advance and your request must be received by October 14, 2013. All attendees will be required to present the admission ticket and a government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. You may request an admission ticket by:

•	if you are a stockholder of record, visiting www.21cfannualmeeting.com/2013 and following the instructions provided;
•

sending an e-mail to the Corporate Secretary at 2013AnnualMeeting@21cf.com providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below;

•	calling the Corporate Secretary at (212) 852-7000; or
•

sending a fax to the Corporate Secretary at (212) 852-7217 providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below.

If you are a stockholder of record, your ownership of the Company’s common stock will be verified against the list of stockholders of record as of the Record Date prior to your being issued an admission ticket. If you are not a stockholder of record and hold your shares of common stock in “street name,” i.e., your shares of common stock are held in a brokerage account or by a bank or other nominee, you will need to send a request for an admission ticket either by e-mail or fax along with proof of beneficial ownership as of the Record Date, such as an account statement or letter from your broker, bank or nominee indicating that you were the beneficial owner of the shares on the Record Date. Requests for admission tickets will be processed in the order in which they are received and must be received by October 14, 2013.

Seating at the Annual Meeting will begin at 9:00 a.m. (Pacific Time). Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 45 minutes early to the Annual Meeting. If you do not provide an admission ticket and government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove persons from the Annual Meeting who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

The Annual Meeting will be audiocast live on the Internet at www.21cf.com.

In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials (the “proxy materials”) relating to the Annual Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials and the Company’s annual report, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability and would still like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability.

If you would like to register to receive materials relating to next year’s annual meeting of stockholders electronically instead of by mail, please go to www.21cf.com/investor/ElectronicDelivery/ and follow the instructions to enroll. We highly recommend that you consider electronic delivery of these documents as it helps lower the Company’s costs and reduce the amount of paper mailed to your home.

Laura A. Cleveland

Corporate Secretary

New York, New York

August 29, 2013

YOUR VOTE IS IMPORTANT

REGARDLESS OF HOW MANY SHARES OF THE COMPANY’S CLASS B COMMON STOCK YOU OWN AS OF THE RECORD DATE, PLEASE SUBMIT A PROXY FOR YOUR SHARES BY TELEPHONE OR INTERNET, OR IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN PROMPTLY SUBMITTING YOUR PROXY BY TELEPHONE, INTERNET OR PROXY CARD.

Twenty-First Century Fox, Inc.

1211 Avenue of the Americas

New York, New York, 10036

PROXY STATEMENT

Annual Meeting of Stockholders—October 18, 2013

GENERAL

Persons Making the Solicitation

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Twenty-First Century Fox, Inc. (the “Company” or “21st Century Fox”) of proxies for use at an Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 18, 2013 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035 and at any adjournment or postponement thereof.

A shuttle service will be available to take you to the Annual Meeting from Century Park West Parking Structure, 2030 Century Park West, Los Angeles, California 90067, where complimentary parking for the Annual Meeting will be provided. Parking will not be available at Fox Studios. Please see the map and instructions in Appendix A for parking information and other logistical details. We suggest arriving at least 45 minutes early to allow sufficient time to park, take the shuttle provided by the Company to the meeting site and complete the admission process. You will not be able to enter the Annual Meeting except by the shuttle service provided by the Company.

This proxy statement is first being mailed to stockholders on or about August 30, 2013. You are requested to submit your proxy in order to ensure that your shares are represented at the Annual Meeting.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or special letter without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Outstanding Shares

The Company has two classes of common stock, Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”). Subject to the restrictions described in the section entitled “Restrictions on Voting by Non-U.S. Stockholders”, holders of Class B Common Stock are entitled to one vote per share on all matters to be presented at the Annual Meeting. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of Class B Common Stock.

The Company’s shares are also traded on the Australian Securities Exchange in the form of CHESS Depositary Interests (“CDIs”). CDIs are exchangeable, at the option of the holder, into shares of either Class A Common Stock or Class B Common Stock, whichever is applicable, at the rate of one CDI per one such share of Common Stock.

Record Date

The Board has fixed the close of business on August 21, 2013 as the record date for determining which of the Company’s stockholders are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof in person or by proxy (the “Record Date”). If the Annual Meeting is adjourned or postponed, notice of such adjournment or postponement will be sent to all stockholders of record entitled to vote at the Annual Meeting in accordance with applicable law and the Company’s Amended and Restated By-laws (the “By-laws”).

Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, there were 798,520,953 shares of Class B Common Stock outstanding and entitled to vote held by approximately 1,004 holders of record. Subject to the restrictions described in the section entitled “Restrictions on Voting by Non-U.S. Stockholders”, each share of Class B Common Stock held as of the Record Date is entitled to one vote per share on all matters to be presented at the Annual Meeting. A list of the stockholders of record entitled to vote as of the Record Date will be available at the Annual Meeting and at the Company’s principal executive offices during the ten (10) days prior to the Annual Meeting.

If your shares of Class A Common Stock or Class B Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record, and these proxy materials are being sent directly to you from the Company. As the stockholder of record of Class B Common Stock as of the Record Date, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

If your shares of Class A Common Stock or Class B Common Stock are held in “street name,” meaning your shares of Class A Common Stock or Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to such shares. As the beneficial owner of Class B Common Stock as of the Record Date, you have the right to direct your broker, bank or nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Class B Common Stock. However, since you are not the stockholder of record, you may not vote these shares of Class B Common Stock in person at the Annual Meeting unless you obtain a signed proxy from the stockholder of record (i.e., your broker, bank or nominee) giving you the right to vote such shares.

Holders of CDIs exchangeable for Class B Common Stock (“Class B CDIs”) have a right to direct CHESS Depositary Nominees Pty Ltd. (“CDN”), the issuer of the CDIs, on how it should vote with respect to the proposals described in this proxy statement.

Restrictions on Voting by Non-U.S. Stockholders

Under U.S. federal law, no broadcast station licensee may be owned by a corporation if more than 25% of that corporation’s stock is owned or voted by non-U.S. stockholders if the Federal Communications Commission finds that the public interest will be served by the refusal or revocation of the license. The Company owns broadcast station licensees in connection with its ownership and operation of 28 U.S. television stations.

A non-U.S. stockholder is defined in Appendix B attached to this proxy statement.

In order to maintain compliance with U.S. law and in accordance with Article IV, Section 5 of the Company’s Restated Certificate of Incorporation, the Company has suspended 40% of the voting rights of Class B Common Stock held by non-U.S. stockholders. The Audit Committee of the Board may modify the voting suspension percentage to reflect changes, if any, in the Company’s foreign ownership based on its assessment of the information reasonably available to it.

If you are a holder of Class B Common Stock or Class B CDIs, you must identify whether you are a U.S. stockholder or a non-U.S. stockholder by choosing the appropriate designation on Item 7 on the proxy card. If you do not provide a response to Item 7 on the proxy card, you will be deemed to be a non-U.S. stockholder and your shares will be subject to the suspension of voting rights unless you are a stockholder of record and you previously submitted a U.S. citizenship certification to the Company’s transfer agent or Australian share registrar. For all matters to be voted on at the Annual Meeting, shares of Class B Common Stock or Class B CDIs subject to the suspension of voting rights will not be counted as a vote cast “FOR” or “AGAINST” any proposal and will not be considered as shares entitled to vote for purposes of a quorum. Fractional shares will be counted as a fraction of a share cast “FOR” or “AGAINST” any proposal.

If you are a non-U.S. stockholder subject to the suspension of voting rights, you should still give voting instructions for, or submit a proxy for, all of the shares you own when submitting your voting instructions or proxy. If you are subject to the suspension of voting rights and you are a holder of record, the Inspector of Elections will apply the then applicable suspension to a percentage of the voting rights of the Class B Common Stock or Class B CDIs represented by your proxy card. If you are subject to the suspension of voting rights and you are a beneficial owner who holds in street name, the proxy tabulator will apply the then applicable suspension to a percentage of the voting rights of the Class B Common Stock represented by your voting instructions.

On April 18, 2012, the Murdoch Family Trust and K. Rupert Murdoch (together the “Murdoch Family Interests”) entered into an agreement with the Company, whereby the Murdoch Family Interests agreed to limit their voting rights during the voting rights suspension period (the “Voting Agreement”). Under this Voting Agreement, the Murdoch Family Interests will not vote or provide voting instructions with respect to a portion of their shares of Class B Common Stock to the extent that doing so would increase their percentage of voting power from what it was prior to the suspension of voting rights. Accordingly, the shares held by the Murdoch Family Interests that are subject to the restrictions in the Voting Agreement will not be counted as shares cast “FOR” or “AGAINST” any proposal, but they will be considered as shares present at the meeting for purposes of a quorum.

Internet Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials (the “proxy materials”) relating to the Annual Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability and would still like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability.

The Company intends to commence distribution of the Notice of Internet Availability to stockholders on or about August 30, 2013.

The Company will first make available the proxy solicitation materials at www.proxyvote.com on or about August 30, 2013 to all stockholders entitled to vote at the Annual Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com. Our 2013 annual report to stockholders will be made available at the same time and by the same methods.

If you are a CDI holder, you may also request a printed copy of the proxy solicitation materials and our 2013 annual report to stockholders by any of the following methods: via Internet at www.investorvote.com.au; or by telephone at 1300-652-536 (within Australia) or +61-3-9415-4883 (outside of Australia).

Only one copy of this proxy statement is being delivered to multiple stockholders sharing an address unless the stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the proxy statement for the current year or future years should be directed to the Corporate Secretary at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036. Alternatively, additional copies of this proxy statement may be requested via Internet at www.proxyvote.com, by telephone at 1-800-579-1639, or by sending an email to sendmaterial@proxyvote.com. Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact the Corporate Secretary to request that only a single copy of the proxy statement be mailed in the future.

Voting and Submission of Proxies

The persons named on the proxy card and on the Company’s voting website at www.proxyvote.com (the “proxy holders”) have been designated by the Board to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each valid and timely received proxy in accordance with the stockholder’s instructions, or if no instructions are specified, the shares represented by the proxy will be voted “FOR” Proposals 1, 2, 3 and 4 and “AGAINST” Proposals 5 and 6 in accordance with the recommendations of the Board as described in this proxy statement. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.

If you are a holder of Class B Common Stock, telephone and Internet proxy submission is available 24 hours a day through 11:59 p.m. (Eastern Time) on the day before the Annual Meeting date or the applicable cut-off date. If you are located in the United States or Canada and are a stockholder of record, you can submit a proxy for your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also submit a proxy for your shares by Internet at www.proxyvote.com. Both the telephone and Internet systems have easy to follow instructions on how you may submit a proxy for your shares and allow you to confirm that the system has properly recorded your proxy. If you are submitting a proxy for your shares by telephone or Internet, you should have in hand when you call or access the website, as applicable, the Notice of Internet Availability or the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you submit a proxy by telephone or Internet, you do not need to return your proxy card to the Company. A telephone or Internet proxy must be received no later than 11:59 p.m. (Eastern Time) on the day before the Annual Meeting date or the applicable cut-off date.

If you have received, by request, a hard copy of the proxy card or voting instruction card, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.

If you hold Class B CDIs, Internet proxy submission is available 24 hours a day through 5:00 p.m. (Australian Eastern Daylight Time) on October 14, 2013. You may submit a proxy for your CDIs by Internet at www.investorvote.com.au. The Internet system has easy to follow instructions on how you may submit a proxy for your CDIs and allows you to confirm that the system has properly recorded your proxy. If you submit a proxy for your CDIs by Internet, you should have in hand when you access the website the Notice of Internet Availability or the voting instruction card (for those CDI holders who have received, by request, a hard copy of the voting instruction card). If you submit a proxy for your CDIs by Internet, you do not need to return your voting instruction form to the Company. If you have received, by request, a hard copy of the voting instruction card, and wish to submit your proxy by mail, you should complete and return the voting instruction card to Australian share registrar by 5:00 p.m. (Australian Eastern Daylight Time) on October 14, 2013.

While the Company encourages holders of Class B Common Stock to vote by proxy, you also have the option of voting your shares of Class B Common Stock in person at the Annual Meeting. If your shares of Class B Common Stock are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to such shares of Class B Common Stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to attend the Annual Meeting or vote in person, you must obtain and provide when you request an admission ticket a properly executed proxy from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Class B Common Stock.

Revocation of Proxies

A proxy may be changed or revoked by a stockholder at any time prior to the voting at the Annual Meeting:

•	if you are a holder of record of Class B Common Stock, by notifying in writing our Corporate Secretary, Laura A. Cleveland, at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036;
•	by attending the Annual Meeting and voting in person (your attendance at the Annual Meeting will not by itself revoke your proxy);
•	by submitting a later-dated proxy card;
•	if you submitted a proxy by telephone or Internet, by submitting a subsequent proxy by telephone or Internet; or
•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Class B CDI holders may change prior voting instructions by submitting a later-dated CDI voting instruction form before 5:00 p.m. (Australian Eastern Daylight Time) on October 14, 2013. Revocation of prior voting instructions must be submitted in writing and received before 5:00 p.m. (Australian Eastern Daylight Time) on October 14, 2013.

Attending the Annual Meeting in Person

While all of the Company’s stockholders and all holders of CDIs exchangeable for shares of Common Stock are invited to attend the Annual Meeting, only holders of Class B Common Stock are entitled to vote at the Annual Meeting. As discussed above, if your shares of Class B Common Stock are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to such shares of Class B Common Stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to attend the Annual Meeting and vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record giving you the right to vote the shares of Class B Common Stock.

If you are planning to attend the Annual Meeting in person, you will be asked to register prior to entering the Annual Meeting. You must request an admission ticket in advance and your request must be received by October 14, 2013. All attendees will be required to present the admission ticket and a government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. You may request an admission ticket by:

•	if you are a stockholder of record, visiting www.21cfannualmeeting.com/2013 and following the instructions provided;
•

sending an e-mail to the Corporate Secretary at 2013AnnualMeeting@21cf.com providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below;

•	calling the Corporate Secretary at (212) 852-7000; or
•

sending a fax to the Corporate Secretary at (212) 852-7217 providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below.

If you are a stockholder of record, your ownership of Common Stock will be verified against the list of stockholders of record as of the Record Date prior to being issued an admission ticket. If you are not a stockholder of record and hold your shares of Common Stock in “street name,” i.e., your shares of Common Stock are held in a brokerage account or by a bank or other nominee, you will need to send a request for an admission ticket either by e-mail or fax along with proof of beneficial ownership as of the Record Date, such as an account statement or letter from your broker, bank or nominee indicating that you were the beneficial owner of the shares on the Record Date, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership on the Record Date. Requests for admission tickets will be processed in the order in which they are received and must be received by October 14, 2013.

Seating at the Annual Meeting will begin at 9:00 a.m. (Pacific Time). Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 45 minutes early to the Annual Meeting. If you do not provide an admission ticket and government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove persons from the Annual Meeting who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

If you require any special accommodations at the Annual Meeting due to a disability, please contact the Corporate Secretary at (212) 852-7000 or send an email to 2013AnnualMeeting@21cf.com and identify your specific need no later than October 14, 2013.

The Annual Meeting will be audiocast live on the Internet at www.21cf.com.

Required Vote

Quorum. In order for the Company to conduct the Annual Meeting, the holders of a majority of the Class B Common Stock outstanding and entitled to vote as of the Record Date must be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of establishing a quorum at the Annual Meeting. A “broker non-vote” occurs when you do not give your broker or nominee instructions on how to vote your shares of Class B Common Stock. Shares subject to the suspension of voting rights, as described in the section entitled “Restrictions on Voting by Non-U.S. Stockholders,” will not be considered as shares outstanding and entitled to vote and, accordingly, will not be counted for purposes of establishing a quorum at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares of Class B Common Stock by submitting your proxy by telephone or the Internet or, if you requested a hard copy of the proxy card or voting instruction card, by completing and returning the proxy card or voting instruction card as promptly as possible in the accompanying postage-paid envelope prior to the Annual Meeting to ensure that your shares of Class B Common Stock will be represented at the Annual Meeting if you are unable to attend and so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.

Election of Directors. In an uncontested election, each Director shall be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a Director’s election exceeds the number of votes cast “AGAINST” that Director’s election. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more Directors or shares held by a broker for which voting instructions have not been given will not be counted as a vote cast either “FOR” or “AGAINST” with respect to the Director or Directors indicated. If you do not instruct your broker, bank or other nominee how to vote in the election of Directors, no votes will be cast on your behalf. In a contested election where the number of nominees for Director exceeds the number of Directors to be elected, each Director shall be elected by a plurality of the votes cast. The election of the 12 Director nominees at the Annual Meeting will be an uncontested election.

Ratification of Independent Registered Public Accounting Firm. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. Abstentions and broker non-votes will have no effect on the outcome of the votes cast on this proposal.

Advisory Vote on Executive Compensation. We will consider this proposal to be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting is voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” executive compensation.

Approval of the Twenty-First Century Fox, Inc. 2013 Long-Term Incentive Plan. We will consider this proposal to be approved if a majority of the votes cast at the Annual Meeting is voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” this proposal.

Vote on Each of the Stockholder Proposals. We will consider any of these proposals to be approved if a majority of the votes cast at the Annual Meeting is voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” the proposal.

Other Items. Under the Company’s By-laws and the NASDAQ Stock Market (“NASDAQ”) listing rules, approval of each other proposal to be voted upon at the Annual Meeting requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. A properly executed proxy marked “ABSTAIN” with respect to any proposal and broker non-votes will not be counted as a vote cast “FOR” or “AGAINST” that proposal.

All shares of Class B Common Stock represented by properly executed proxies, which are submitted or returned and not revoked, will be voted in accordance with your instructions. If no instructions are provided in a properly executed proxy, the number of shares of Class B Common Stock represented by such proxy will be voted:

•	“FOR” the election of each of the Director nominees;
•	“FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014;
•	“FOR”, on an advisory basis, the approval of executive compensation;
•	“FOR” the approval of the Twenty-First Century Fox, Inc. 2013 Long-Term Incentive Plan;
•	“AGAINST” the stockholder proposal to adopt a policy that the Chairman of the Board of Directors be an independent Director;
•	“AGAINST” the stockholder proposal to eliminate the Company’s dual class capital structure; and
•	in accordance with the holder of the proxy’s discretion as to any other matters raised at the Annual Meeting.

Additionally, if you do not provide a response under Item 7 as to your citizenship on a properly executed proxy, you will be deemed to be a “non-U.S. stockholder” and your shares will be subject to the suspension of voting rights unless you are a stockholder of record and you previously submitted a U.S. citizenship certification to the Company’s transfer agent or Australian share registrar. A representative of American Election Services, LLC has been appointed to act as independent Inspector of Elections for the Annual Meeting and will tabulate the votes.

PROXY SUMMARY

We provide below highlights of certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider before you decide how to vote. You should read the entire proxy statement carefully before voting.

Completion of the Separation

On June 28, 2013, the Company completed the separation of its business into two independent publicly traded companies (the “Separation”) by distributing to its stockholders shares of the new News Corporation (“News Corp”). The Company retained its interests in a global portfolio of cable, broadcast, film, pay-TV and satellite assets spanning six continents. News Corp holds the Company’s former businesses including newspapers, information services and integrated marketing services, digital real estate services, book publishing, digital education and sports programming and pay-TV distribution in Australia.

In connection with the Separation, the Company made the following changes to its Board:

•	As of the date of the Separation, Delphine Arnault, Jacques Nasser and Robert S. Silberman joined the Board.
•	As of the date of the Separation, José María Aznar, Natalie Bancroft, Peter L. Barnes, Elaine Chao and Joel I. Klein resigned as Directors of the Company to join the board of directors of News Corp.

Following the Separation, K.R. Murdoch, James W. Breyer, Chase Carey, David F. DeVoe, Viet Dinh, Sir Roderick I. Eddington, James R. Murdoch, Lachlan K. Murdoch and Álvaro Uribe continued their service as Directors of the Company.

2013 Business Highlights

•	The Company executed all aspects of the Separation with minimal disruption to our business while delivering solid business results.
•	Revenues at the Cable Network Programming segment grew by 17%, and affiliate and advertising revenues increased by 18% and 11%, respectively.
•

The Company continued to grow the television and cable channel businesses by continuing its efforts to obtain and increase retransmission and affiliate compensation and securing key distribution agreements.

•	The Company continued to broaden its core domestic cable business and expand its international cable franchises.
•	The Company returned a significant amount of cash to stockholders through dividends and stock repurchases of approximately $2.4 billion during fiscal 2013.
•

Over the course of fiscal 2013, the Company’s Class A Common Stock price increased $9.09 per share or 46.2% and the Company’s Class B Common Stock price increased $9.10 per share or 45.8%, each as adjusted to reflect the share price value of 21st Century Fox following the Separation. The Company’s Common Stock performance was one of the highest of its diversified media peers and outperformed the S&P 500 which increased by 17.9% over the same time period.

Executive Compensation Matters

The Company seeks to closely align the interests of our named executive officers with the interests of the Company’s stockholders. Several important features of our executive compensation program are:

•

The Company’s executive compensation program is designed to attract, retain and motivate top executive talent, drive performance without encouraging unnecessary or excessive risk-taking and support both the short-term and long-term growth for stockholders.

•

Pay is based on performance. Approximately 67% of the Chief Executive Officer’s and 70% of the other named executive officers’ fiscal 2013 target total direct compensation was “at-risk”, with most of the compensation subject to the achievement of short-term and long-term financial and business objectives. For fiscal 2014, approximately 70% of the Chief Executive Officer’s target total direct compensation from 21st Century Fox is “at-risk”.

•

The Company’s annual bonus and long-term incentive programs for its named executive officers rely on a number of diversified performance metrics. The annual bonus program bases a significant portion of each named executive officer’s total compensation opportunity upon individual and group contributions and the achievement of target financial performance. The performance-based long-term incentive program relies on multiple pre-set, three-year financial performance metrics.

•

The Compensation Committee approves in advance the framework for the annual bonus, including a determination at the beginning of the performance period of performance levels for the achievement of the financial performance metric upon which two-thirds of the annual bonus is based. These performance levels and corresponding payout opportunities as a percentage of the financial performance rating were disclosed in the Company’s proxy statement for the prior fiscal year.

•

The Company has strong governance policies related to executive compensation. The Compensation Committee is comprised entirely of independent Directors. In addition, the Company’s compensation programs include risk mitigation features, such as significant Board and management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics, and recoupment provisions for named executive officers’ bonus compensation. The Compensation Committee annually oversees an assessment of risks related to compensation policies and practices.

•

The Company prohibits all Directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities.

The “Compensation Discussion and Analysis” begins on page 47 and the Fiscal 2013 Summary Compensation Table and other related tables and disclosure begins on page 67.

Meeting Agenda Items

Proposal No. 1: Election of Directors

Stockholders are being asked to elect 12 Directors. Each of the current Directors is standing for re-election to hold office until the next annual meeting or until his or her successor is duly elected and qualified. All Directors attended at least 75% of the regularly scheduled and special meetings of the Board held during the period for which he or she has been a Director and the meetings of the committees on which he or she served. The following table summarizes information about our Directors. For detailed biographical information, please see page 12, “Proposal No. 1”.

Director	Director Since	Occupation	Independent	Committee Memberships
				A		C		NCG
K. Rupert Murdoch	1979	Chairman and Chief Executive Officer, 21st Century Fox Executive Chairman, News Corp
Delphine Arnault	2013	Deputy General Manager, Christian Dior Couture	X
James W. Breyer	2011	Partner, Accel Partners	X			X	*	X
Chase Carey	2009	President and Chief Operating Officer, 21st Century Fox
David F. DeVoe	1990	Senior Advisor, 21st Century Fox
Viet Dinh	2004	Professor of Law, Georgetown University Law Center	X	X				X	*
Sir Roderick I. Eddington	1999	Non-Executive Chairman, Australia and New Zealand, J.P. Morgan	X	X	*	X
James R. Murdoch	2007	Deputy Chief Operating Officer and Chairman and CEO, International, 21st Century Fox
Lachlan K. Murdoch	1996	Executive Chairman, DMG Radio Australia
Jacques Nasser	2013	Chairman, BHP Billiton	X	X
Robert S. Silberman	2013	Executive Chairman, Strayer Education, Inc.	X					X
Álvaro Uribe	2012	Former President, Colombia	X			X

A = Audit Committee

C = Compensation Committee

NCG = Nominating and Corporate Governance Committee

* = Committee Chairman

PROPOSAL NO. 1 RECOMMENDATION: THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm

Subject to stockholder ratification, the Audit Committee has selected Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2014. E&Y has audited the books and records of the Company since the fiscal year ended June 30, 2002. For a detailed description of the fees paid to E&Y, please see page 26, “Proposal No. 2”. A representative of E&Y is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if the representative desires to do so.

PROPOSAL NO. 2 RECOMMENDATION: THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2014.

Proposal No. 3: Advisory Vote on Executive Compensation

The Company is asking its stockholders to indicate their support for the Company’s compensation of its named executive officers. The Company holds this vote, commonly known as a “say on pay” vote, on an annual basis.

PROPOSAL NO. 3 RECOMMENDATION: THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal No. 4: Approval of the Twenty-First Century Fox, Inc. 2013 Long-Term Incentive Plan

The Company is asking its stockholders to approve the adoption of the Twenty-First Century Fox, Inc. 2013 Long-Term Incentive Plan (the “2013 LTIP”). The 2013 LTIP, if approved, will replace our 2005 Long-Term Incentive Plan, which will be frozen and no new awards will be made thereunder.

The 2013 LTIP provides for awards of stock options, stock appreciation rights, restricted and unrestricted shares, restricted share units, dividend equivalents, performance awards and other equity-related awards and cash payments. Awards may be granted under the 2013 LTIP to employees, officers and directors of ours and our affiliates, and consultants and advisers providing services to us or our affiliates. An aggregate of 87,500,000 shares of our Class A Common Stock may be issued under the 2013 LTIP. If approved by stockholders, the 2013 LTIP will terminate automatically on October 18, 2023, unless terminated earlier by our Board of Directors. For a detailed description of the key features of the 2013 LTIP, please see page 29, “Proposal No. 4” and to read the full text of the 2013 LTIP, please see Appendix C.

PROPOSAL NO. 4 RECOMMENDATION: THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE TWENTY-FIRST CENTURY FOX, INC. 2013 LONG-TERM INCENTIVE PLAN.

Proposal No. 5: Stockholder Proposal

A proposal to adopt a policy that the Chairman of the Board of Directors be an independent director.

For the Board’s statement in opposition to Proposal No. 5, please see page 39.

PROPOSAL NO. 5 RECOMMENDATION: THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

Proposal No. 6: Stockholder Proposal

A proposal to eliminate the Company’s dual class capital structure.

For the Board’s statement in opposition to Proposal No. 6, please see page 42.

PROPOSAL NO. 6 RECOMMENDATION: THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The following table lists the nominees for election as Directors under Proposal 1. Each Director nominated in Proposal 1, if elected, is to hold office until the next annual meeting or until his or her successor is duly elected and qualified. If, for any reason, any of the Director nominees become unavailable for election, the proxy holders may exercise discretion to vote for a substitute nominee proposed by the Board. The information with respect to principal occupation or employment, other affiliations and business experience was furnished to the Company by the respective Director nominee. The ages shown are as of July 31, 2013. Each of the Director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

Name and Age	Business Experience and Directorships	Director Since
K. Rupert Murdoch AC (82)

K. Rupert Murdoch AC has been Chief Executive Officer of the Company since 1979 and its Chairman since 1991. He also serves as the Executive Chairman of News Corp since December 2012. Mr. K.R. Murdoch served as a Director of British Sky Broadcasting plc (“BSkyB”) from 1990 to 2007, as a Director of Gemstar-TV Guide International Inc. (“Gemstar-TV Guide”) from 2001 to 2008 and as a Director of The DIRECTV Group, Inc. (“DIRECTV”) from 2003 to 2008. Mr. K.R. Murdoch is the father of Messrs. J.R. Murdoch and L.K. Murdoch.

Mr. K. R. Murdoch has been the driving force behind the evolution of the Company from the single, family-owned Australian newspaper he took over in 1953 to the global public media and entertainment company it is today. Mr. K.R. Murdoch brings to the Board invaluable knowledge and expertise regarding the Company’s history and provides strong operational leadership and broad strategic vision for the Company’s future.

1979

Delphine Arnault (38)

Delphine Arnault has been a Director of the Company since June 2013. Ms. Arnault has served as Deputy General Manager at Christian Dior Couture since 2008 and as a Director of Christian Dior SA since 2012. Beginning September 2013, Ms. Arnault serves as Executive Vice President of Louis Vuitton Malletier where she will oversee all product-related activities. She was a consultant at McKinsey & Company before joining Christian Dior Couture in 2001. Ms. Arnault has served as a Director of LVMH Moët Hennessy—Louis Vuitton SA (“LVMH”) since 2003 and of several of LVMH’s subsidiaries including Loewe SA, Emilio Pucci Srl, Les Echos, Château Cheval Blanc and Céline. She has also served as a Director of M6 – Metropole Television SA since 2009 and Havas since May 2013.

Ms. Arnault’s career at LVMH has given her significant experience in business strategy, product development and brand management. She offers the Board a valuable international perspective and strong leadership skills.

2013

Name and Age	Business Experience and Directorships	Director Since
James W. Breyer (52)

James W. Breyer has been a Director of the Company since 2011 and serves as Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee. Mr. Breyer has been a Partner of Accel Partners, a venture capital firm, since 1987 and is the Founder and Chief Executive Officer of Breyer Capital, a global diversified investment firm. Mr. Breyer is also a co-founder and has been co-lead on the strategic investment committee since inception of the IDG-Accel China Funds. Mr. Breyer was elected as a fellow in February 2013 to the join the Harvard Corporation, the University’s senior governing body. Since 2009, Mr. Breyer has served as a Director of Dell Inc. Mr. Breyer also serves as a Director of several privately-held companies including Legendary Pictures and Etsy. He previously served as a Director of Facebook from 2005 to 2013, a Director of Wal-Mart Stores, Inc. from 2001 to 2013, a Director of Marvel Entertainment, Inc. from 2006 to 2009, a Director of RealNetworks, Inc. from 1995 to 2008, a Director of Model N, Inc. from 2000 to 2013 and a Director of Brightcove from 2005 to 2013.

As a venture capitalist and an investor in a diverse portfolio of companies, including numerous consumer Internet, media, and technology companies, Mr. Breyer has significant experience in strategic planning and investment management. His entrepreneurial vision, investment expertise and in-depth knowledge of new and existing technologies offer valuable insight into industries relevant to the Company’s business operations.

2011

Chase Carey (59)

Chase Carey has been the President and Chief Operating Officer of the Company and Deputy Chairman of the Board since July 2009. Mr. Carey previously served the Company in numerous roles beginning in 1988, including as Co-Chief Operating Officer from 1996 to 2002, as a consultant from 2002 to 2003 and as a Director from 1996 to 2007. Mr. Carey has served as the Chairman of the Supervisory Board of Sky Deutschland AG (“Sky Deutschland”) since July 2010. Since January 2013, Mr. Carey has served as a Director of BSkyB, where he previously served as a Director from 2003 to 2008. Mr. Carey served as a President and Chief Executive Officer and a Director of DIRECTV from 2003 to 2009.

As the Company’s President, Chief Operating Officer and Deputy Chairman, Mr. Carey is a key member of the Company’s management team. He has a broad and deep understanding of the Company and its operations, having served in a variety of leadership positions within the Company and with its affiliates for over 23 years. Mr. Carey brings valuable executive leadership experience to the Board, as well as unparalleled expertise in the media and satellite television industries. He also brings his experience of having served on the boards of other large public companies.

2009

Name and Age	Business Experience and Directorships	Director Since
David F. DeVoe (66)

David F. DeVoe has been a Director of the Company since 1990. Mr. DeVoe currently serves as a Senior Advisor of the Company. He served as the Company’s Chief Financial Officer from 1990 to June 2013. Mr. DeVoe has been a Director of BSkyB since 1994. He served as a Director of Gemstar-TV Guide from 2001 to 2008 and as a Director of DIRECTV from 2003 to 2008.

Mr. DeVoe has an extensive knowledge of the Company and its operations having served as the Chief Financial Officer of the Company for 23 years. Mr. DeVoe’s financial acumen and perspective offer the Board key insight into the business of the Company.

1990

Viet Dinh (45)

Viet Dinh has been a Director of the Company since 2004 and serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee. Mr. Dinh has been a Professor of Law at Georgetown University Law Center since 1996. Mr. Dinh is a Member of Bancroft PLLC, a law firm he founded in 2003. Mr. Dinh has acted as General Counsel and Corporate Secretary of Strayer Education, Inc. (“Strayer”) since 2010 through Strayer’s engagement of Bancroft PLLC. He served as an Assistant Attorney General for Legal Policy in the U.S. Department of Justice from 2001 to 2003. Mr. Dinh has served as a Director of Revlon, Inc. since 2012. He served as a Director of M&F Worldwide Corp., which ceased to be a public reporting company in 2011, from 2007 to 2011, and as a Director of The Orchard Enterprises, Inc., which ceased to be a public reporting company in 2010, from 2007 to 2010.

As a member of the Company’s Board, Mr. Dinh offers the Company his experience, intellect and acute knowledge of and contacts within the U.S. government. He teaches on issues of corporate governance and brings to the Board and the committees on which he serves corporate governance expertise, which is also strengthened by his current and former service on the boards of other public companies.

2004

Name and Age	Business Experience and Directorships	Director Since
Sir Roderick I. Eddington (63)

Sir Roderick I. Eddington has been a Director of the Company since 1999 and the Lead Director since 2006, and serves as the Chairman of the Audit Committee and as a member of the Compensation Committee. Sir Roderick Eddington has served as Non-Executive Chairman, Australia and New Zealand of J.P. Morgan since 2006. He served as a Director and the Chief Executive of British Airways Plc from 2000 to 2005 and as the Managing Director of Cathay Pacific Airways from 1992 to 1996. Sir Roderick Eddington has been a Director of John Swire & Sons Pty Ltd since 1997, a Director of CLP Holdings Limited since 2006, and a Director of Lion Pty Ltd since 2011 and its Chairman since April 2012. Sir Roderick Eddington served as a Director of Allco Finance Group Limited from 2006 to 2009 and as a Director of Rio Tinto plc from 2005 to 2011.

As the former chief executive of a large public company, Sir Roderick Eddington brings to the Board and his role as Lead Director strong leadership and extensive business, strategic and operational experience. He is particularly knowledgeable and has extensive experience in the Asian and European markets, which are key markets for the Company. His experience as a Director at other large public companies is also a valuable resource for the Board.

1999

James R. Murdoch (40)

James R. Murdoch has been a Director of the Company since 2007 and its Deputy Chief Operating Officer and Chairman and CEO, International since 2011, after serving as the Company’s Chairman and Chief Executive, Europe and Asia beginning in 2007. Mr. J.R. Murdoch was the Chief Executive Officer of BSkyB from 2003 to 2007. Mr. J.R. Murdoch has served as a Director of BSkyB since 2003 and served as its Non-Executive Chairman from 2007 to 2012. Since April 2013, he has served on the Supervisory Board of Sky Deutschland and since June 2013, he has served as a Director of News Corp. Mr. J.R. Murdoch was the Chairman and Chief Executive Officer of STAR Group Limited, a subsidiary of the Company, from 2000 to 2003. Mr. J.R. Murdoch previously served as an Executive Vice President of the Company, and served as a member of the Board from 2000 to 2003. Mr. J.R. Murdoch served as a Director of GlaxoSmithKline plc from 2009 to 2012 and as a Director of Sotheby’s from 2010 to 2012. Mr. J.R. Murdoch is the son of Mr. K.R. Murdoch and the brother of Mr. L.K. Murdoch.

Mr. J.R. Murdoch is a key member of the Company’s management team, as the Deputy Chief Operating Officer with continuing direct responsibility for the Company’s European and Asian operations. Mr. J.R. Murdoch has served in a number of leadership positions within the Company and at its affiliates over the past 17 years. His broad-based experience, extensive knowledge of international markets, unique understanding of emerging technologies and strategic perspective of the Company’s business and operations enable him to be a valuable resource for the Board.

2007

Name and Age	Business Experience and Directorships	Director Since
Lachlan K. Murdoch (41)

Lachlan K. Murdoch has been a Director of the Company since 1996. Mr. L.K. Murdoch has served as Executive Chairman of DMG Radio Australia since 2009. He has served as a Director of Ten Network Holdings Limited since 2010 and as its Non-Executive Chairman since February 2012, after serving as its Acting Chief Executive Officer from 2011 to 2012. Mr. L.K. Murdoch has served as the Executive Chairman of Illyria Pty Ltd, a private investment company, since 2005. Since June 2013, he has served as a Director of News Corp. Mr. L.K. Murdoch served as an advisor to the Company from 2005 to 2007, and served as its Deputy Chief Operating Officer from 2000 to 2005. Mr. L.K. Murdoch is the son of Mr. K.R. Murdoch and the brother of Mr. J.R. Murdoch.

Mr. L.K. Murdoch brings a wealth of knowledge regarding the Company’s operations, as well as management and strategic skills to the Board. Mr. L.K. Murdoch has extensive experience serving in several senior leadership positions within the Company, including as the Deputy Chief Operating Officer of the Company.

1996

Jacques Nasser (65)

Jacques Nasser has been a Director of the Company since June 2013 and serves as a member of the Audit Committee. He has been a Non-Executive Advisory Partner of One Equity Partners LLP since 2010, after serving as a Senior Partner from 2002 to 2010. He served as a Director and the President and Chief Executive Officer of Ford Motor Company from 1998 to 2001, after serving in various leadership positions in Europe, Australia, Asia, South America and the United States. Mr. Nasser has been a Director of BHP Billiton Limited and BHP Billiton Plc since 2006 and the Chairman of each since 2010. He served as a Director of BSkyB from 2002 to November 2012.

Mr. Nasser has more than 30 years of experience in operating and managing large-scale global businesses and more than a decade of private equity strategic investment experience. Through his service as a Director of BSkyB, Mr. Nasser has a strong understanding of the pay television industry.

2013

Name and Age	Business Experience and Directorships	Director Since
Robert S. Silberman (55)

Robert S. Silberman has been a Director of the Company since June 2013 and serves as a member of the Nominating and Corporate Governance Committee. Mr. Silberman is the Executive Chairman of Strayer. He previously served as Strayer’s Chief Executive Officer from 2001 to May 2013 and has served as its Chairman of the Board since 2003. Prior to his work at Strayer, he served in a variety of senior management positions at CalEnergy Company, Inc., including as President and Chief Operating Officer. Mr. Silberman also held senior positions in the U.S. Department of Defense, including as Assistant Secretary of the Army. Mr. Silberman has served as a Director of Covanta Holding Corporation since 2004.

Through his career in the public and private sector and as the former Chief Executive Officer of a public company, Mr. Silberman has extensive experience in general and financial management and leadership of large scale organizations. He offers the Board valuable insight on public policy, government affairs and strategic development.

2013

Álvaro Uribe (61)

Álvaro Uribe has been a Director of the Company since 2012 and serves as a member of the Compensation Committee. Mr. Uribe served as the President of Colombia from 2002 to 2010 after holding a number of political offices including Senator of Colombia from 1986 to 1994 and Governor of Antioquia from 1995 to 1997. Mr. Uribe has served as a member of the International Advisory Council of J.P. Morgan since 2011. From 2010 to 2011, Mr. Uribe was a Distinguished Scholar at the Edmund A. Walsh School of Georgetown University and was a Vice Chairman of a United Nations investigation panel.

Mr. Uribe brings to the Board strong leadership skills gained from his distinguished political career and service as President of Colombia. He offers the Board a valuable international perspective on political and governmental matters.

2012

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE MATTERS

Recent Compliance and Corporate Governance Decisions. The Company is committed to maintaining a strong ethical culture and robust governance practices that benefit the long-term interests of stockholders and, along with the Board, regularly reviews and updates its compliance and training programs and corporate governance practices, as appropriate, in light of stockholder feedback, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of the Company’s business. The Company has recently taken the following actions to further enhance its compliance programs and corporate governance practices.

•

Formation of Compliance Steering Committee. In fiscal 2013, the Board authorized the formation of a Compliance Steering Committee which has the primary responsibility for management and oversight of compliance matters that may affect the Company. The Compliance Steering Committee is currently composed of members of senior management including the President and Chief Operating Officer, the Chief Financial Officer, the head of the Company’s internal audit group and regional compliance officers and is chaired by Gerson Zweifach, Senior Executive Vice President and Group General Counsel, and Chief Compliance Officer of the Company. The Compliance Steering Committee reports to the Audit Committee and the Board, and has been actively involved in updating and strengthening the Company’s compliance policies.

•

Enhanced Board Oversight of Compliance Programs. In June 2013, the Board amended the charter of the Audit Committee to provide that the Audit Committee would be responsible for reviewing with the Company’s General Counsel and Chief Compliance Officer and Corporate Audit the results of the Company’s ongoing anti-corruption compliance program and for overseeing the activities of the Compliance Steering Committee. In addition, the Board amended the Statement of Corporate Governance to provide that the Lead Director meet with the Audit Committee and/or Compliance Steering Committee periodically.

•

Recognition of effective compliance programs as an important consideration when determining incentive compensation. As described on page 49 in the “Compensation Discussion and Analysis”, in fiscal 2013, the Compensation Committee recommended to the Board, and the Board approved, amendments to the Compensation Committee Charter and the Company’s 2005 Long-Term Incentive Plan to include the implementation and enforcement of effective compliance programs as a factor for the Compensation Committee to consider when reviewing and approving incentive awards, including annual bonus compensation. The 2013 LTIP to be considered by stockholders at the Annual Meeting includes the same enhancement. In addition, the Compensation Committee determined that beginning with the fiscal 2014 annual bonus, the Compensation Committee will consider, based on a recommendation from the Audit Committee of its assessment of management’s performance on ethics and compliance objectives, whether a reduction to the qualitative portion of the annual bonus payout is appropriate and, if so, the amount of such reduction.

•

Annual Certification of Compliance with Statement of Corporate Governance. The Company requires that each Director shall certify annually that he or she has reviewed the Statement of Corporate Governance, has complied with it and will comply with it.

Board Independence.  The Nominating and Corporate Governance Committee has adopted the definition of “Independent Director” as set forth in NASDAQ Listing Rule 5605(a)(2) to assist the Board in its determination of whether a Director shall be deemed to be independent of the Company. However, the Board may determine that a Director is not independent for any reason it deems appropriate.

During its review of Director independence, the Board considers transactions and relationships between each Director or Director nominee, as applicable, or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examines transactions and relationships between the Directors or Director nominees, as applicable, or their affiliates and members of the Company’s senior management or their affiliates.

The purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that the Director or Director nominee, as applicable, is independent.

As a result of its review, the Board affirmatively determined that Sir Roderick I. Eddington, Ms. Arnault and Messrs. Breyer, Dinh, Nasser, Silberman and Uribe are independent of the Company and its management under the standards adopted by the Company and set forth in the NASDAQ listing rules. While a majority of Directors are independent as required under applicable NASDAQ listing rules and by the Company’s Statement of Corporate Governance and committee charters, the Board is committed to achieving a supermajority of independent Directors.

Due to Mr. Breyer’s service on the Board of Legendary Pictures, an independent film production business, the Company’s Board has adopted rules to prevent Mr. Breyer from obtaining non-public information regarding the Company’s film production and distribution businesses. For example, Mr. Breyer recuses himself from those portions of Board meetings at which the Company’s film production and distribution businesses are discussed, and he does not receive Board materials that include non-public information that is specific to the Company’s film production and distribution businesses. Additional procedures may be adopted in the future as the business of Legendary Pictures or the Company evolves, and otherwise as appropriate.

The Company has also stated that Mr. Uribe, former President of Colombia, will not participate in any Company interactions with the Colombian state.

Board Leadership Structure.  The Board is responsible for establishing and maintaining the most effective leadership structure for the Company. To retain flexibility in carrying out this responsibility, the Board does not have a policy on whether the Chairman of the Board shall be an independent member of the Board. However, if the Chairman is not an independent Director, an independent, non-executive Director shall be designated by a majority of the independent, non-executive Directors of the Board as Lead Director. The positions of Chief Executive Officer (“CEO”) and Chairman of the Board are both currently held by Mr. K.R. Murdoch. The Board has also appointed a Lead Director, Sir Roderick I. Eddington. The Lead Director’s responsibilities include:

•	presiding over all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non-executive Directors and the independent Directors;
•	communicating to the Chairman of the Board feedback from executive sessions as appropriate;
•	serving as liaison between the Chairman of the Board and the independent Directors;
•	meeting with the Audit Committee and/or the Compliance Steering Committee periodically;
•	reviewing agendas and information sent to the Board for Board meetings;
•	reviewing meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	calling meetings of the non-executive Directors and/or independent Directors, if desired;
•	participating in the Compensation Committee’s evaluation of the performance of the CEO;
•	supervising the self-evaluations of the Directors in coordination with the Nominating and Corporate Governance Committee;
•	supervising the Board’s determination of the independence of its Directors; and
•	ensuring his or her availability for consultation and direct communications, if requested by major stockholders.

The Board believes that this combined role of Chairman and CEO, coupled with a Lead Director, is currently the most effective leadership structure for the Company and is in the best interests of its stockholders. The combined role of Chairman and CEO promotes strong and consistent leadership for the Company, with a single voice setting the tone and having primary responsibility for the management of the Company. The Board believes that the CEO is the person best suited to serve as Chairman, because he is the person most familiar with the Company’s businesses and the most capable of effectively identifying strategic priorities and opportunities and leading the Board in the discussion of the execution of the Company’s strategy. The Board believes that the combined role of Chairman and CEO also facilitates the flow of information between the Board and management.

In considering its leadership structure, the Board believes that the combined roles of Chairman and CEO are appropriately balanced by the designation of a Lead Director with substantive responsibilities, the majority of independent Directors that comprise the Board and the Company’s strong corporate governance policies and procedures.

The Board reviews its leadership structure at least annually taking into account the responsibilities of the leadership positions and the Directors qualified to hold such positions. In conducting this review, the Board will consider, among other things: (i) the policies and practices in place that provide independent Board oversight; (ii) the Company’s performance and the effect a particular leadership structure may have on that performance; (iii) the structure that serves the best interests of the Company’s stockholders and (iv) any relevant legislative or regulatory developments.

CEO Succession Planning.  The Board, with the assistance of the Compensation Committee, oversees CEO succession planning. As set forth in the Statement of Corporate Governance, the Board, in coordination with the Compensation Committee, also sees that the Company has in place appropriate steps to address emergency CEO succession planning in the event of extraordinary circumstances.

As part of the CEO continuity succession planning, the CEO provides to the Compensation Committee recommendations and evaluations of members of senior management and their succession potential to the CEO position. The Compensation Committee reviews potential internal candidates with the CEO or other members of senior management as the Compensation Committee considers appropriate, which review includes development needs and developmental progress with respect to specific individuals. Directors engage with potential internal candidates at Board and committee meetings and periodically in less formal settings to allow personal assessment of candidates by the Directors. Further, the Compensation Committee periodically reviews the overall composition of the qualifications, tenure and experience of members of senior management. The Lead Director also participates in the Compensation Committee’s evaluation of the performance of the CEO.

The Compensation Committee reports on its succession planning efforts to the full Board, and the full Board reviews succession planning at least annually at a regularly scheduled Board meeting.

Emergency CEO succession planning enables the Company to respond to an unexpected vacancy in the CEO position while continuing the effective operation of the Company and minimizing any potential disruption or loss of continuity to the Company’s business and operations, including in the case of a major catastrophe.

Board Oversight of Risk.  Risk management is primarily the responsibility of the Company’s management; however, the Board has responsibility for overseeing management’s identification and management of those risks. The Board does not view risk in isolation; it considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board uses various means to fulfill this oversight responsibility. The Board, and its committees as appropriate, regularly discuss and receive periodic updates from the Company’s Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, Group General Counsel and other members of senior management regarding significant risks to the Company, including in connection with the annual review of the Company’s business plan and its review of budgets, strategy and major transactions. These discussions include operational, strategic, legal and regulatory, financial and reputational risks, and the plans to address these risks.

Each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee, which then reports to the full Board as appropriate. For example: the Audit Committee is responsible for risks relating to its review of the Company’s financial statements and financial reporting processes, and its oversight of the Company’s Compliance Steering Committee; the Compensation Committee is responsible for monitoring risks associated with the design and administration of the Company’s compensation programs; and the Nominating and Corporate Governance Committee oversees risk as it relates to the Company’s corporate governance processes. Each committee has full access to management, as well as the ability to engage advisors. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management.

Statement of Corporate Governance.  The Board has adopted a Statement of Corporate Governance that sets forth the Company’s corporate governance guidelines and practices. The full text of the Statement of Corporate Governance may be found on the Company’s website at www.21cf.com/StatementofCorporateGovernance/ and is available in print to any stockholder requesting a paper copy of the document by contacting the Corporate Secretary. Each Director has certified that he or she has reviewed the Statement of Corporate Governance, has complied with it and will comply with it.

Standards of Business Conduct and Code of Ethics.  The Board has adopted the Standards of Business Conduct. The Standards of Business Conduct confirm the Company’s policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics. The Standards of Business Conduct also apply to ensure compliance with stock exchange requirements and to ensure accountability at a senior management level for that compliance. The Company intends that the spirit, as well as the letter, of the Standards of Business Conduct be followed by all Directors, officers and employees of the Company, its subsidiaries and divisions. This is communicated to each new Director, officer and employee and was communicated to those in such positions at the time the Standards of Business Conduct were adopted.

To promote further ethical and responsible decision-making, the Board has established a Code of Ethics for the CEO and senior financial officers that is incorporated by reference into the Standards of Business Conduct.

The full text of the Standards of Business Conduct and the Code of Ethics may be found on the Company’s website at www.21cf.com/CorporateGovernance/StandardsofBusinessConduct/ and www.21cf.com/CodeofEthics/, respectively, and each is available in print, without charge, to any stockholder requesting a paper copy of the documents by contacting the Corporate Secretary.

Director Nomination Process.  The Nominating and Corporate Governance Committee develops criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including the candidate’s education and background; his or her leadership and ability to exercise sound judgment; his or her general business experience and familiarity with the Company’s businesses; and whether he or she possesses unique expertise or perspective that will be of value to the Company. Candidates should not have any interests that would materially impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a Director to the Company and its stockholders. All candidates must be individuals of personal integrity and ethical character, and who value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to the fulfillment of his or her duties as a Director. In this regard, the Nominating and Corporate Governance Committee will consider the number and nature of each Director’s other commitments, including other directorships. Although the Board does not have a formal policy with respect to diversity in identifying Director nominees, the Nominating and Corporate Governance Committee seeks to promote through the nomination process an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship. The Company also maintains a Diversity Statement which provides that the Company has established resources and measurable diversity objectives which focus on, among other things, expanding and embracing diversity across the Company.

After completing this evaluation, the Nominating and Corporate Governance Committee will make a recommendation to the full Board which makes the final determination whether to nominate or appoint the new Director after considering the Nominating and Corporate Governance Committee’s recommendation.

Stockholder Nomination Procedure.  The By-laws provide procedures for stockholders to nominate persons for election as Directors.

Stockholders must provide timely notice of a Director nomination and such nomination must be submitted in writing to the attention of the Corporate Secretary at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036. Pursuant to the By-laws, to be timely for the 2014 Annual Meeting of Stockholders, the notice must be delivered to the Corporate Secretary between June 20, 2014 and July 20, 2014. Stockholder nominations must contain, for each person nominated as Director, all information relating to the stockholder nominee as would be required pursuant to the By-laws, the stockholder nominee’s written consent to serve as Director if elected, a completed and signed questionnaire, which seeks information on the background and qualifications of any nominee, and a completed and signed representation and agreement, which provides that such nominee (i) will abide by the majority voting requirements contained in the By-laws, (ii) is not and will not become a party to voting commitments that have not been disclosed to the Company or could limit such person’s ability to comply with his or her fiduciary duties, (iii) is not and will not become a party to any arrangement with any person or entity other than the Company with respect to direct or indirect compensation, reimbursement or indemnification in connection with service as a Director that has not been disclosed and (iv) will be in compliance, if elected, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company. Stockholder nominations must also (i) state the stockholder’s name and address as they appear on the Company’s books, (ii) the class and number of shares of the Company owned by the stockholder, (iii) a description of any agreement, arrangement or understanding with respect to the nomination between such stockholder and/or beneficial owner, any of their respective affiliates or associates, and any others acting in concert, including the nominee, (iv) a description of any agreement, arrangement or understanding that has been entered into as of the date of the notice by such stockholder or beneficial owner, the effect of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or beneficial owner with respect to the Company’s securities, (v) a representation that the stockholder is a holder of record of Class B Common Stock and intends to appear in person or by proxy at such meeting to propose the nomination, (vi) whether such stockholder intends to deliver a proxy statement and form of proxy to a sufficient number of holders of Class B Common Stock to elect such nominee or nominees and (vii) any other information required to be disclosed, as applicable, in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A stockholder providing notice of a proposed Director nomination shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date of the meeting and as of the date that is fifteen days prior to the meeting.

Director candidates recommended by stockholders should meet the Director qualifications set forth under the heading “Director Nomination Process.” Director candidates recommended by stockholders who meet these Director qualifications will be considered by the Chairman of the Nominating and Corporate Governance Committee, who will present the information on the candidate to the entire Nominating and Corporate Governance Committee. All Director candidates recommended by stockholders will be considered by the Nominating and Corporate Governance Committee in the same manner as any other candidate.

Prior to their appointments to the Board, Ms. Arnault and Mr. Nasser were each recommended by an executive director and Mr. Silberman was recommended by an independent director for nomination by the Nominating and Corporate Governance Committee, which in turn recommended the appointments of Ms. Arnault and Messrs. Nasser and Silberman to the Board.

Communication with the Board.  Stockholders play an integral part in corporate governance and the Board ensures that stockholders are kept fully informed through:

•	information provided on the Company’s website www.21cf.com, including the Company’s annual report which is distributed to all stockholders in connection with distribution of the Company’s proxy statement for its annual meeting of stockholders and which is available to all stockholders on request, as set forth under the heading “Annual Report on Form 10-K”;
•	reports and other disclosures made to the SEC, NASDAQ and the stock exchange in Australia; and
•	notices and proxy statements of special and annual meetings of stockholders.

It is the policy of the Company to facilitate communications of stockholders and other interested parties with the Board and its various committees. Stockholders may raise matters of concern at the annual meetings of stockholders. In addition, any stockholder or other interested party wishing to communicate with any Director, any committee of the Board or the Board as a whole, may do so by submitting such communication in writing and sending it by regular mail to the attention of the appropriate party or to the attention of our Lead Director, Sir Roderick I. Eddington, at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036. This information is also posted on the Company’s website at www.21cf.com.

Director Evaluation Policy.  The Lead Director and the Nominating and Corporate Governance Committee are responsible for conducting an annual review and evaluation of the Board’s conduct and performance based upon completion by all Directors of a self-evaluation form that includes an assessment, among other things, of the Board’s maintenance and implementation of the Standards of Business Conduct and the Company’s corporate governance policies. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board of the results and any actions to be taken.

Committees and Meetings of the Board of Directors

During the fiscal year ended June 30, 2013, the Board held 8 regularly scheduled and special meetings. All of the Directors attended at least 75% of the regularly scheduled and special meetings of the Board held during the period for which he or she has been a Director and the meetings of the committees on which he or she served.

It is the policy of the Board to hold regular executive sessions of the Non-Executive Directors and independent Directors without management present. During the fiscal year ended June 30, 2013, the Non-Executive Directors and independent Directors of the Board held 6 executive sessions. Sir Roderick I. Eddington currently serves as Lead Director and presides over such executive sessions.

Directors are encouraged to attend and participate in the Company’s annual meetings of stockholders. At the annual meeting of stockholders held by the Company in October 2012, all of the then serving Directors attended the annual meeting, with the exception of Mr. Lachlan K. Murdoch.

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. These committees are comprised entirely of independent Directors, as currently required under the existing rules of the Exchange Act and NASDAQ. Each committee is governed by a written charter approved by the Board. These charters are available on the Company’s website at www.21cf.com/BoardCommittees/ and are available in print to any stockholder requesting a paper copy of these documents from the Corporate Secretary.

Audit Committee.  The Audit Committee consists of Sir Roderick I. Eddington, who serves as Chairman, and Messrs. Dinh and Nasser. The Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, (v) risks that may have a significant impact on the Company’s financial statements, (vi) oversight of the Company’s ongoing Anti-Corruption Compliance Program and the activities of the Compliance Steering Committee and (vii) the review, approval and ratification of transactions with related parties. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. During the fiscal year ended June 30, 2013, the Audit Committee held 10 meetings. The Audit Committee’s report required by the SEC rules is included in this proxy statement under the heading “Report of the Audit Committee.”

The Audit Committee Charter provides that its members shall consist entirely of Directors who the Board determines are “independent” in accordance with the NASDAQ listing rules. The Board determined that each member of the Audit Committee meets the foregoing independence requirements and that each member of the Audit Committee is financially literate in accordance with the NASDAQ listing rules. The Board also determined that Sir Roderick I. Eddington and Mr. Nasser are “audit committee financial experts” as defined under the SEC rules.

Compensation Committee.  The Compensation Committee consists of Mr. Breyer, who serves as Chairman, Sir Roderick I. Eddington and Mr. Uribe. The primary responsibilities of the Compensation Committee are: (i) to review and approve goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO in light of these goals and objectives and other factors the Compensation Committee deems appropriate, and, based on this review and evaluation, to recommend to the Board the compensation of the CEO; (ii) to consider, authorize and oversee the Company’s incentive compensation plans and equity-based plans and recommend changes in such plans to the Board as needed, and to exercise all authority of the Board with respect to the administration of such plans, including the granting of awards under the Company’s incentive compensation plans and equity-based plans; (iii) to review and approve fixed and performance-based compensation, benefits and terms of employment of the Company’s executive officers (as defined by NASDAQ listing rules) and such other senior executives identified by the Compensation Committee after consultation with the Company’s CEO and other members of management; (iv) to review and approve or ratify the principal employment terms for each employment arrangement (excluding arrangements for talent) where the sum of the base salary, bonus target and long-term incentive target for the contract period is equal to or greater than a threshold amount set by the Compensation Committee; (v) to review and approve separation obligations that exceed by more than a certain amount set by the Compensation Committee (excluding consideration for outstanding equity awards) those contractually provided for in an employment agreement approved or ratified by the Compensation Committee pursuant to (iv) above; (vi) to review the Company’s recruitment, retention, compensation, termination and severance policies for senior executives; (vii) to review and assist with the development of executive succession plans and to consult with the CEO regarding the selection of senior executives; (viii) to review the compensation of non-executive Directors for service on the Board and its committees and recommend changes in compensation to the Board; and (ix) to review the Company’s compensation policies and practices to determine whether they create risk-taking incentives that are reasonably likely to have a material adverse impact on the Company.

During the fiscal year ended June 30, 2013, the Compensation Committee held five meetings. Pursuant to its charter, the Compensation Committee may delegate its authority to one or more members of the Board or officers of the Company, to the extent permitted by law, as it deems appropriate. The Compensation Committee has delegated to Messrs. K.R. Murdoch and Carey the authority to make awards of restricted stock units and performance stock units, as applicable, within certain prescribed limits to non-executive officers of the Company. Any awards made by Messrs. K.R. Murdoch or Carey pursuant to this authority are reported to the Compensation Committee on an annual basis. Further discussion of the processes and procedures for the consideration and determination of the compensation paid to the named executive officers during fiscal 2013, including the role of our CEO in recommending the amount or form of compensation paid to the named executive officers, other than himself, is found in the section entitled “Compensation Discussion and Analysis” below.

Pursuant to its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant. During the past several years, including fiscal 2013, the Compensation Committee has retained Deloitte Consulting LLP (“Deloitte Consulting”) to provide advice on a variety of compensation matters as requested by the Compensation Committee. Deloitte Consulting primarily provides advice relating to named executive officer and non-executive Director compensation, compensation trends, the design of the Company’s equity incentive plans, and, from time to time, the structure of individual executive employment agreements. The Compensation Committee reviews information provided by Deloitte Consulting to determine the appropriate level and mix of compensation for each of the named executive officers in light of our compensation objectives. The total fees paid to Deloitte Consulting for these services during fiscal 2013 were approximately $476,000.

During fiscal 2013, the Company’s management retained Deloitte Consulting and its affiliates (collectively, “Deloitte”) to provide other services to the Company. These services included tax compliance and consulting for domestic and international operating units, systems implementation assistance, operational consulting, internal audit assistance and due diligence. The total amount paid for such services (excluding the services as consultant to the Compensation Committee as discussed above) to Deloitte during fiscal 2013 was approximately $52 million, approximately $16 million of which was for services provided to News Corp prior to the Separation. Deloitte was engaged directly by management to provide these other services and, accordingly, Deloitte’s engagement for these other services was not formally approved by the Board or by the Compensation Committee.

In June 2013, the Compensation Committee considered Deloitte’s independence as its compensation consultant by taking into account the factors prescribed by the NASDAQ listing rules. Based on such evaluation, the Committee determined that no conflict of interest exists.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Mr. Dinh, who serves as Chairman, and Messrs. Breyer and Silberman. The primary responsibilities of the Nominating and Corporate Governance Committee are: (i) to review the qualifications of candidates for Director suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Nominating and Corporate Governance Committee and approved by the Board; (ii) to consider the performance of incumbent Directors in determining whether to nominate them for re-election; (iii) to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders; (iv) to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships; and (v) to advise and make recommendations to the Board on corporate governance matters. The Nominating and Corporate Governance Committee also makes recommendations to the Board as to determinations of Director independence and conducts an annual self-evaluation for the Board. The Nominating and Corporate Governance Committee held six meetings during the fiscal year ended June 30, 2013.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to stockholder ratification, the Audit Committee has selected Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2014. E&Y has audited the books and records of the Company since the fiscal year ended June 30, 2002. A representative of E&Y is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if the representative desires to do so.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2014.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed E&Y to perform audit and other permissible non-audit services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee of all services provided by E&Y. These pre-approval procedures are described below under “Audit Committee Pre-Approval Policies and Procedures.”

The description of the fees for professional services rendered to the Company and its subsidiaries by E&Y for the fiscal years ended June 30, 2013 and June 30, 2012 is set forth below. The increased fees in fiscal 2013 as compared with fiscal 2012 reflect the additional services in connection with executing the Separation, including the separate audit of News Corp.

	Fiscal 2013	Fiscal 2012
Audit Fees(1)	$29,530,000	$19,149,000
Audit-Related Fees(2)	$2,175,000	$2,957,000
Tax Fees(3)	$19,018,000	$11,429,000
All Other Fees(4)	$119,000	$67,000

Total Fees	$50,482,000	$33,602,000

(1)	Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2013 and June 30, 2012; the audit of internal control over financial reporting as of June 30, 2013 and June 30, 2012 (as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)); statutory audits required internationally; reviews of the Company’s unaudited condensed consolidated interim financial statements included in the Company’s statutory and regulatory filings; audit and related work for the carved-out consolidated financial statements of News Corp as a result of the Separation; and other services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.
(2)	Audit-related fees principally relate to employee benefit plan audits, due diligence related to mergers and acquisitions, audits of entities to be sold, accounting consultations, agreed-upon procedure reports, reports on internal controls over certain distribution services provided to third parties and other services related to the performance of the audit or review of the Company’s consolidated financial statements.
(3)	Tax fees include fees for tax compliance and tax consultations for domestic and international operating units, including consultations related to the Separation.
(4)	All other fees principally consist of services relating to participation in an industry operational benchmarking study and E&Y training seminars in the fiscal years ended June 30, 2013 and 2012.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The Audit Committee has delegated this responsibility to the Chairman of the Audit Committee. Management has also implemented internal procedures to ensure compliance with this policy. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in the fiscal years ended June 30, 2013 and June 30, 2012 have been pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by E&Y during the fiscal years ended June 30, 2013 and June 30, 2012, and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the Company’s 2012 Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers. The Company has determined to hold an advisory vote on executive compensation annually.

As described in detail in the “Compensation Discussion and Analysis”, the Compensation Committee seeks to closely align the interests of our named executive officers with the interests of the Company’s stockholders. The Company’s executive compensation program is designed to attract, retain and motivate top executive talent, drive performance without encouraging unnecessary or excessive risk-taking and support both short-term and long-term growth for stockholders. The compensation framework designed by the Company emphasizes a pay for performance model, a focus on long-term growth and diversified performance metrics. The Compensation Committee believes that our compensation framework effectively aligns pay with individual and Company performance as further described on page 50 under the heading “Pay-for-Performance Alignment”. In addition, as described on page 55 under the heading “2013 Pay Mix”, the compensation framework places a significant majority of the Chief Executive Officer’s and other named executive officers’ total direct compensation “at-risk” and dependent upon performance, with a significant portion of total direct compensation tied to the Company’s long-term results and future stock price performance. The Company has also implemented a number of executive compensation practices, as described beginning on page 51, which the Compensation Committee considers to be effective at driving performance and supporting long-term growth for our stockholders.

The Board recommends that stockholders indicate their support for the Company’s compensation of its named executive officers. The vote on this resolution, commonly known as a “say on pay” resolution, is not intended to address any specific element of compensation but rather the overall named executive officer compensation program as described in this proxy statement. Although this vote is advisory and not binding on the Company or the Board, the Compensation Committee, which is responsible for developing and administering the Company’s executive compensation philosophy and program, will consider the results as part of its ongoing review of the Company’s executive compensation program.

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal 2013 Summary Compensation Table and the other related tables and disclosure.”

THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

APPROVE THE TWENTY-FIRST CENTURY FOX, INC. 2013 LONG-TERM INCENTIVE PLAN

On August 6, 2013, the Board adopted the Twenty-First Century Fox, Inc. 2013 Long-Term Incentive Plan (the “2013 LTIP”) subject to stockholder approval at the Annual Meeting. The 2013 LTIP, if approved by our stockholders, will replace the Company’s existing 2005 Long-Term Incentive Plan (the “2005 LTIP”), under which no additional awards will be granted.

The 2013 LTIP is an important part of the Company’s overall compensation program. The purpose of the 2013 LTIP is to benefit and advance the interests of the Company and its subsidiaries by making awards to certain employees, directors and other service providers of the Company and its subsidiaries as an additional incentive for them to make contributions to the financial success of the Company.

All awards under the 2013 LTIP will be approved by the Compensation Committee of the Board (the “Compensation Committee”) or its designee, in its sole discretion. For this reason, it is not possible to determine the benefits or amounts of the awards that will be received by any particular participant or group of participants in the future under the 2013 LTIP. No awards have yet been granted under the 2013 LTIP.

A description of the terms of the 2013 LTIP is set forth below. This summary is qualified in its entirety by the full text of the 2013 LTIP, which is attached as Appendix C to this proxy statement.

2013 LTIP’s Promotion of Good Compensation Practices

The 2013 LTIP includes a number of provisions that the Company believes promote good compensation practices. As described in more detail below, the 2013 LTIP includes the following features:

•

No Discounted Stock Options or Stock Appreciation Rights (“SARs”). No stock option or SAR may be granted with a per share exercise price less than the fair market value of the underlying shares on the grant date.

•	No “Repricing” without Stockholder Approval. The Company may not, without the approval of stockholders, reprice any stock option or SAR.
•	No “Evergreen” Provision. There is no reload “evergreen” share replenishment feature.
•	No “Single Trigger” Vesting. The 2013 LTIP does not provide for automatic vesting solely upon a change in control.
•

No Dividends or Dividend Equivalents on Unearned Performance Awards. Dividends and dividend equivalents granted with respect to an award that vests or is earned based upon the achievement of performance goals will be accrued and will vest and be paid only if the performance goals for the underlying award are achieved.

•	No Transferability. Awards may not be transferred other than by will or the laws of descent or distribution, unless approved by the Compensation Committee.
•

No Share “Recycling.” Shares tendered or withheld to satisfy the exercise price of a stock option, deducted from payment of a stock option or SAR in connection with a tax withholding obligation, or purchased by the Company with option proceeds are not available for future grants.

Summary of Material Terms of the 2013 LTIP

Awards

The 2013 LTIP provides for awards of stock options, SARs, restricted and unrestricted shares, restricted share units (“RSUs”), dividend equivalents, performance awards and other equity-related awards and cash payments.

Eligibility

Executive officers and directors of the Company, of which there are 15, employees of the Company or an affiliate of the Company, and consultants and advisers currently providing services to the Company or an affiliate of the Company, are eligible to receive awards under the 2013 LTIP.

Plan Limits

The total number of shares of Class A Common Stock that may be issued under the 2013 LTIP (the “2013 LTIP Limit”) will not exceed, in the aggregate 87,500,000 shares of Class A Common Stock plus the number of shares of Class A Common Stock subject to outstanding awards under the 2005 LTIP as of October 18, 2013 that terminate by expiration, forfeiture, cancellation or otherwise after such date (the “Returning Shares”). In addition, the maximum number of shares of Class A Common Stock that may be issued in conjunction with stock options and SARs is 12,500,000 shares plus the number of Returning Shares that were subject to outstanding awards of stock options and SARs under the 2005 LTIP (the “Stock Option/SAR Award Limit”). The maximum number of shares of Class A Common Stock that may be issued in conjunction with awards other than stock options, SARs or awards denominated in cash is 75,000,000 shares plus the number of Returning Shares that were subject to outstanding awards other than stock options, SARs or awards denominated in dollars under the 2005 LTIP (a “Full Value Award, and such limit, the “Full Value Award Limit”), except that a Full Value Award granted in excess of the Full Value Award Limit will be counted against the Stock Option/SAR Award Limit as 2.5 shares of Class A Common Stock for every share subject to such award.

Shares subject to awards under the 2013 LTIP will again be available for future awards upon the occurrence of specified events that result in fewer than the total number of shares subject to the award being delivered to the participants. Shares of Class A Common Stock subject to awards under the 2013 LTIP that expire or are cancelled, forfeited or terminated without having been exercised or paid, or that are settled in cash will be available for the grant of future awards in the same amount as such shares were counted against the 2013 LTIP Limit, the Stock Option/SAR Award Limit and the Full Value Award Limit. Shares of Class A Common Stock (a) tendered or withheld or subject to an award surrendered in connection with the exercise of a stock option, (b) deducted or delivered from payment of a stock option or SAR in connection with the Company’s tax withholding obligations, or (c) purchased by the Company with proceeds from the exercise of stock options will not be available for the grant of future awards. Shares underlying awards granted in substitution for awards previously granted by an entity acquired by the Company will not be counted against the 2013 LTIP Limit, the Stock Option/SAR Award Limit or the Full Value Award Limit.

No participant may be granted stock options or SARs with respect to more than 3,000,000 shares of Class A Common Stock in any one calendar year, except that a participant may be granted awards in respect of up to 5,000,000 shares of Class A Common Stock in the participant’s year of hire. For all other awards intended to qualify for the Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) exception for “qualified performance-based compensation,” the maximum amount payable to any one participant in respect of any performance period, which shall be a period of time of at least one year, is $25,000,000 for awards denominated in cash and 3,000,000 shares of Class A Common Stock for awards denominated in shares.

Administration

The 2013 LTIP will be administered by the Board or the Compensation Committee. In addition, subject to certain limitations, the Compensation Committee may delegate its authority under the 2013 LTIP to one or more members of the Compensation Committee or one or more officers of the Company. The Compensation Committee selects the participants who receive awards under the 2013 LTIP, and determines the type of award to be granted, the number of shares subject to awards or the cash amount payable in connection with awards and the terms and conditions of these awards under the 2013 LTIP.

With respect to any award that is intended to satisfy the requirements of the Section 162(m) exception for “qualified performance-based compensation,” the Compensation Committee will consist of at least the number of directors required from time to time to satisfy this exception, and each Compensation Committee member will satisfy the qualification requirements of such exception.

Fair Market Value Determination

The fair market value of a share of Class A Common Stock on a given date will mean, unless otherwise determined by the Compensation Committee, the closing price of the Class A Common Stock on such date (or if no closing price was reported on such date, as applicable, on the preceding business day) on the NASDAQ Global Select Market or other principal stock exchange on which the Class A Common stock is then listed. If the Class A Common Stock is not listed on such an exchange, quoted on such system or traded on such a market, the Board will determine the fair market value by the application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.

The fair market value of a share of Class A Common Stock was $31.44 on August 19, 2013.

Terms and Conditions of Awards

Stock Options

Stock options can be either incentive stock options within the meaning of Section 422 of the Code or options that do not qualify as incentive stock options for federal income tax purposes, called non-qualified stock options, as determined by the Compensation Committee.

The Compensation Committee determines the number and kind of stock options granted, the date of grant, the exercise price, and the vesting and exercise schedule applicable to such stock options. Unless the Compensation Committee determines otherwise, in no event may a stock option be exercised following the earlier to occur of the expiration of the stock option and the tenth anniversary of the date of grant.

The exercise price for each stock option granted under the 2013 LTIP may not be less than 100% of the fair market value of a share of Class A Common Stock on the date of grant unless such stock option is granted in substitution for outstanding awards previously granted by an entity acquired by the Company (with certain limitations).

Stock Appreciation Rights

The Compensation Committee may grant SARs under the 2013 LTIP alone or in tandem with other awards. The exercise price for each SAR that is granted alone under the 2013 LTIP may not be less than 100% of the fair market value of a share of Class A Common Stock on the date of grant unless such SAR is granted in substitution for outstanding awards previously granted by an entity acquired by the Company (with certain limitations). SARs granted alone or in tandem with awards other than stock options will be subject to the terms and conditions established by the Compensation Committee as set forth in the applicable award agreement.

Unless the Compensation Committee determines otherwise, in no event may a SAR granted alone or in tandem with awards other than stock options be exercised following the earlier to occur of the expiration of the SAR and the tenth anniversary of the date of grant.

Stock appreciation rights granted in tandem with a stock option may be granted either at the time the stock option is granted or by amendment at any time prior to the exercise, expiration or termination of such stock option. This type of SAR entitles the holder to surrender the related stock option in lieu of exercise and to receive an amount equal to the excess of the fair market value of a share of Class A Common Stock determined as of the day preceding the date the holder surrenders the stock option over the aggregate exercise price of such stock option. This amount will be paid in cash or shares of Class A Common Stock, as determined by the Compensation Committee. A SAR granted in tandem with a stock option will be subject to the same terms and conditions as the related stock option and will be exercisable only at such time and to such extent as the related stock option is exercisable.

No Repricing

The Compensation Committee may not “reprice” any stock option or SAR without the approval of stockholders. In general, “reprice” means any of the following or any other action that has the same effect: (a) amending the terms of a stock option or SAR to reduce its exercise price, (b) cancelling a stock option or SAR at a time when its exercise price exceeds the fair market value of a share of Class A Common Stock in exchange for a stock option or SAR with an exercise price that is less than the exercise price of the original stock option or SAR, as applicable, or a restricted share or other equity award unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, (c) cancelling a stock option or SAR at a time when its exercise price exceeds the fair market value of a share of Class A Common Stock in exchange for cash or other securities, or (d) taking any other action that is treated as a repricing under U.S. generally accepted accounting principles.

Restricted Shares, Restricted Share Units and Unrestricted Shares

The Compensation Committee may grant restricted shares, RSUs and unrestricted shares under the 2013 LTIP. A restricted share is a share of Class A Common Stock granted to the participant subject to restrictions as determined by the Compensation Committee. An RSU is a contractual right to receive, in the discretion of the Compensation Committee, a share of Class A Common Stock, a cash payment equal to the fair market value of a share of Class A Common Stock or a combination of cash and Class A Common Stock, subject to terms and conditions as determined by the Compensation Committee. The Compensation Committee may also grant awards for unrestricted shares of Class A Common Stock to eligible employees in recognition of achievements and performance.

Restricted shares and RSUs will be subject to a vesting schedule, which may include any applicable performance goal requirements, established by the Compensation Committee. Subject to limited exceptions, vesting schedules must remain in effect (in whole or in part) until the first anniversary of the date of grant.

For restricted shares, the participant will have all rights as a holder of shares of Class A Common Stock except that the restricted shares cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested. Notwithstanding the foregoing, dividends paid on restricted shares that vest or are earned based upon the achievement of performance goals will be accrued during the applicable performance period and such dividends will vest and be paid only if the performance goals for the underlying restricted shares are achieved, and if the performance goals are not achieved, the participant will forfeit all unvested dividends with respect to such restricted shares.

Performance Awards

The Compensation Committee may grant performance awards in the form of either performance shares or performance units. Unless the Compensation Committee determines otherwise, the granting, vesting and/or exercisability of performance awards will be conditioned on the achievement of performance goals (as described below) during a performance period as selected by the Compensation Committee. Performance shares are payable in shares of Class A Common Stock and performance units are payable in cash or in shares of Class A Common Stock or in a combination of cash and shares of Class A Common Stock.

Performance Goals and Section 162(m) of the Code

Section 162(m) of the Code generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly-held company to its principal executive officer or any of its three other most highly compensated officers (excluding the principal financial officer), as determined in accordance with applicable rules under the Exchange Act, who are referred to as “covered employees.” However, performance-based compensation is excluded from this limitation. The 2013 LTIP is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

Under the 2013 LTIP, the Compensation Committee may condition the grant, vesting and/or exercisability of any award, including, but not limited to, performance shares and performance units, upon the attainment of performance targets related to one or more performance goals over a performance period selected by the Compensation Committee. The Compensation Committee may reduce any award below the maximum amount that could be paid based on the degree to which the performance targets related to such award were attained. However, the Compensation Committee may not increase any award that is intended to satisfy the Section 162(m) exception for “qualified performance-based compensation” above the maximum amount that could be paid based on the attainment of performance targets.

For awards that are intended to satisfy the Section 162(m) exception for “qualified performance-based compensation,” the awards will be subject to one or more, or any combination, of the following performance goals, on a GAAP or non-GAAP basis, as selected by the Compensation Committee: net income, adjusted net income, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), adjusted EBITDA, OIBDA (Operating Income Before Depreciation and Amortization), adjusted OIBDA, operating income, adjusted operating income, free cash flow, adjusted free cash flow, net earnings, net earnings from continuing operations, earnings per share, adjusted earnings per share, revenue, net revenue, operating revenue, total stockholder return, share price, return on equity, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, net operating profit after tax, operating margin or profit margin.

In addition, for any awards that are not intended to satisfy the Section 162(m) exception, the Compensation Committee may establish performance targets based on other performance goals, as it deems appropriate.

The performance targets may be based on objectives related to individual performance, Company performance, or the performance of an affiliate, division, department, region, function or business unit, including, without limitation, financial and operating performance and individual contributions to financial and non-financial objectives, and the implementation and enforcement of effective compliance programs. The performance targets may be determined on an absolute or cumulative basis or on a percentage of improvement over time. In addition, a performance target may be measured in terms of Company performance (or of the performance of an affiliate, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

In the event that, during a performance period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs which the Compensation Committee determines has the effect of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, the Compensation Committee may adjust or modify the calculation of the performance goals, to the extent necessary to prevent reduction or enlargement of the participants’ awards under the 2013 LTIP for such performance period attributable to such transaction, circumstance or event.

In the case of compensation attributable to stock options and SARs, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if the grant or award is made by the

Compensation Committee; the plan under which the stock option or SAR is granted states the maximum number of shares with respect to which stock options and SARs may be granted during a specified period to an employee; and under the terms of the stock option or SAR, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Dividend Equivalents

The Compensation Committee may, in its sole discretion, allow any recipient of an award under the 2013 LTIP (other than a stock option or SAR) to receive, currently or on a deferred basis, interest, dividends or dividend equivalent payments, with respect to the number of shares of Class A Common Stock covered by such award. The Compensation Committee may also provide for the amount of such interest, dividends or dividend equivalents to be reinvested and/or subject to the same terms and conditions (including vesting and forfeiture provisions) as the related award. Dividends or dividend equivalents granted with respect to an award that vests or is earned based upon the achievement of performance goals will be accrued during the applicable performance period and such dividends or dividend equivalents will vest and be paid only if the performance goals for the underlying award are achieved, and if the performance goals are not achieved, the participant will forfeit all unvested dividends or dividend equivalents with respect to such award.

Other Awards

The Compensation Committee has the authority to grant other equity-related awards or cash payments, which payments may be based on criteria determined by the Compensation Committee, under the 2013 LTIP that are consistent with the purpose of the 2013 LTIP and the interests of the Company. The Compensation Committee may also establish procedures for the deferral of payment of awards.

Adjustments; Change in Control

In the event of a change in the Company’s equity structure, such as a stock split, the Compensation Committee will make appropriate adjustments to the number and kind of securities subject to outstanding awards, the exercise price or purchase price, if any, of outstanding awards, and the maximum number or kind of securities that may be granted under the 2013 LTIP or the aggregate number or kind of securities that may be granted to any participant.

In the event of a “change in control” (as defined in the 2013 LTIP), the Compensation Committee may also (i) provide for full vesting of outstanding awards for participants whose service is terminated by the Company in connection with the consummation of the change in control, (ii) provide that outstanding awards will be terminated upon the consummation of the change in control, and the vesting and payout of the awards accelerated for participants who are service providers at the time of the change in control, (iii) provide that outstanding awards may be cashed out (with certain limitations), and/or (iv) make such other adjustments as it deems appropriate, including providing for full vesting of awards for those participants whose service is terminated in connection with the transaction.

Transfer Restrictions

The rights of a participant with respect to any award granted under the 2013 LTIP will be exercisable during the participant’s lifetime only by the participant and will not be transferable by the participant other than by will or the laws of descent and distribution. The Compensation Committee may, however, permit other transferability, subject to any conditions and limitations that it imposes.

Amendment and Termination of the 2013 LTIP

The Board may at any time alter, amend, suspend or terminate the 2013 LTIP, in whole or in part, except that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the principal stock exchange on which the Class A Common Stock is listed, and no termination, suspension, alteration or amendment may materially adversely affect the terms of any then outstanding awards without the consent of the affected participant. Unless earlier terminated by the Board, the 2013 LTIP will terminate on October 18, 2023.

Forfeiture; Recoupment

The Compensation Committee may reserve the right in an award agreement to cause a forfeiture of the gain realized by a participant with respect to an award on account of actions taken by, or failed to be taken by, the participant in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of the Company or any affiliate, confidentiality obligation with respect to the Company or any affiliate, Company policy or procedure (including, without limitation, the Company’s Standards of Business Conduct), other agreement or any other obligation of the participant to the Company or any affiliate, as and to the extent specified in the applicable award agreement. Awards granted under the 2013 LTIP will be subject to mandatory repayment by the participant to the Company to the extent the participant is, or in the future becomes, subject to any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or otherwise, or any law, rule or regulation that imposes mandatory recoupment.

Parachute Payments

Payments under awards that become subject to the excess parachute tax rules may be reduced under certain circumstances.

U.S. Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of awards made under the 2013 LTIP based upon the laws in effect on the date of this proxy statement. The discussion is general in nature and does not take into account a number of considerations that may apply in light of the circumstances of a particular participant under the 2013 LTIP. The income tax consequences under applicable state and local tax laws may not be the same as those under federal income tax laws.

Incentive Stock Options

The grant of an incentive stock option will not be a taxable event for the participant or for the Company. In addition, a participant generally will not recognize taxable income upon exercise of an incentive stock option. A participant’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of shares of Class A Common Stock underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Any gain realized upon a disposition of the Class A Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares of Class A Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any income tax deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the participant generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the participant will recognize ordinary income upon the disposition of the Class A Common Stock in an amount generally equal to the excess of the fair market value of the Class A Common Stock at the time the incentive stock option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain.

The Company will be allowed an income tax deduction to the extent the participant recognizes ordinary income, subject to the Company’s compliance with Section 162(m) of the Code and to certain reporting requirements.

Nonqualified Stock Options

The grant of a nonqualified stock option will not be a taxable event for the participant or the Company. Upon exercising a nonqualified stock option, a participant will recognize ordinary income (and will be subject to income tax withholding) in an amount equal to the difference between the exercise price and the fair market value of the Class A Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified stock option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Class A Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Stock Appreciation Rights

The grant of a SAR will not be a taxable event for the participant or the Company. Upon exercising a SAR, a participant will recognize ordinary income (and will be subject to income tax withholding) in an amount equal to the fair market value of the Class A Common Stock and the value of cash (if the SARs are settled in whole or in part in cash) received by the Participant. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Shares

A participant who is awarded restricted shares will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Class A Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Code to recognize compensation income (and will be subject to income tax withholding) in the year of the award in an amount equal to the fair market value of the Class A Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the Class A Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the participant and will be taxable (and will be subject to income tax withholding) in the year the restrictions lapse and dividends paid while the Class A Common Stock is subject to restrictions will be subject to withholding taxes. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Share Units and Performance Awards

The grant of an award of RSUs or a performance award will not be a taxable event for the participant or the Company. A participant who is awarded RSUs or a performance award will be required to recognize ordinary income (and will be subject to income tax withholding) in an amount equal to the fair market value of shares of the Class A Common Stock and the value of the cash (if the RSUs or performance award are settled in whole or in part in cash) issued to such participant at the end of the restriction period or, if later, the payment date. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Unrestricted Shares

A participant who is awarded unrestricted shares of Class A Common Stock will be required to recognize ordinary income (and will be subject to income tax withholding) in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. If the Company complies with applicable reporting requirements and subject to the limits of Section 162(m) of the Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Dividend Equivalent Rights

Participants who receive dividend equivalent rights will be required to recognize ordinary income (and will be subject to income tax withholding) in an amount distributed to the participant pursuant to the award. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Equity Compensation Plan Information

The following table summarizes equity plan information as of June 30, 2013 with respect to the Company’s outstanding stock options and shares of Common Stock reserved for future issuance under the Company’s equity compensation plans, including the Company’s 2004 Stock Option Plan (the “2004 Stock Option Plan”), the Company’s 2004 Replacement Stock Option Plan (the “Replacement Plan” and together with the 2004 Stock Option Plan, the “2004 Plans”) and the Company’s 2005 LTIP. All shares reflected in the table are shares of the Class A Common Stock. The outstanding shares of Class A Common Stock and the weighted-average exercise price in the table have been adjusted to reflect the Separation.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, rights, RSUs and PSUs (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by stockholders (2)
2005 LTIP	17,793,834		-	102,387,672
2004 Plans	2,204,590	(3)	$11.71	-
Equity compensation plans not approved by stockholders	-		-	-
Total	19,998,424		-	102,387,672

(1)	Of the shares available for future issuance under the 2005 LTIP, a maximum of 19,887,672 shares may be issued in connection with awards of restricted stock, RSUs or PSUs as of June 30, 2013.
(2)	Beginning June 30, 2005, no additional stock options may be granted under the 2004 Plans.
(3)	The outstanding stock options have a weighted-average remaining term of 1.5 months.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE TWENTY-FIRST CENTURY FOX, INC. 2013 LONG-TERM INCENTIVE PLAN.

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL

ADOPT A POLICY THAT THE CHAIRMAN OF THE BOARD OF DIRECTORS BE AN INDEPENDENT DIRECTOR

Christian Brothers Investment Services (“CBIS”), 777 Third Avenue, 29th Floor, New York, NY 10017, which is the beneficial owner of 547 shares of Class B Common Stock as of the date of submission, has given notice that it intends to present for action at the Annual Meeting the resolution set forth below. British Columbia Investment Management Corporation, the beneficial owner of 44,223 shares of Class B Common Stock as of the date of submission, joins CBIS as a co-filer of this proposal. In accordance with applicable proxy rules, the proposal and supporting statements, for which the Company accepts no responsibility, is set forth below:

WHEREAS:

Events leading to the closure of pre-Separation News Corporation’s News of the World operations in 2011 continue to raise investor concerns about the cost—in jobs, reputation, market position, and enterprise value—of inadequate oversight and maintenance of corporate culture within the company and its subsidiaries.

This pervasive and continuing scandal has led to an erosion of public confidence, helped to scuttle a critical business acquisition, and threatened the journalistic reputation and viability of pre-Separation News Corporation’s UK publications. It also has made clear the need for independent board leadership to steer the company through a process of reform.

That these revelations took years to uncover suggest a lax ethical culture and a lack of effective board oversight.

The shareholder proposal calling for the appointment of an Independent Chair was filed at the 2012 annual meeting and the results demonstrate strong investor support:

•	31% of shares voted supported the proposal, including CalPERS and Hermes Equity Ownership Services. Two-thirds (66%) of non-Murdoch family shareholders voted in favor of the proposal;
•	ISS, PIRC, and Glass Lewis recommended in favor of the proposal as did the Australian Council of Superannuation Investors; and
•	Eighteen investors with more than US$1.6 trillion in assets expressed support in a letter to the pre-Separation News Corporation board.

To date, there is insufficient evidence that the proposed reorganization will reflect the interests of the wider shareholder body, as the Chairman of the two spin-off companies will not be independent.

Given the dual-class share structure, the level of family control, and the influence this may bring to the impending reorganization, it is particularly important for the Company to have an Independent Chair who is empowered to challenge management and to foster a culture of accountability.

An Independent Chair can provide the Board with the appropriate corporate governance structure to enable a reorganization that benefits all shareholders. This is needed in order to rebuild the public confidence and trust that is critical to a major news organization, and assure shareholders that governance failures are being addressed.

THEREFORE, BE IT RESOLVED: That stockholders of Twenty-First Century Fox, Inc. (the “Company”) ask the Board of Directors to adopt a policy that the Board’s Chairman be an independent director according to the definition set forth in NASDAQ listing standards, unless Company common stock ceases being listed there and is listed on another exchange, at which point, that exchange’s independence standard should apply. If the Board determines that a Chairman who was independent when selected is no longer independent, the Board shall promptly select a new Chairman who satisfies this independence requirement. Compliance with this requirement may be excused if no director who qualifies as independent is elected by shareholders or if no independent director is willing to serve as Chairman. This independence requirement shall apply prospectively so as not to violate any Company contractual obligation at the time this resolution is adopted.

THE BOARD’S STATEMENT IN OPPOSITION TO PROPOSAL NO. 5

The Board recommends that stockholders vote against this Proposal No. 5.

The Board recognizes that one of its key responsibilities is to establish and maintain the most effective leadership structure for the Company. Based on its experience, considerable engagement with stockholders and an assessment of research on this issue, the Board understands that there are a variety of viewpoints concerning a board’s optimal leadership structure, that available empirical data concerning the impact of board leadership structure on stockholder value is inconclusive and not compelling, and, therefore, there is no single, generally accepted approach to board leadership in the United States. Given the Company’s highly complex business and competitive environment in which we operate, the Board believes that the right leadership structure may vary based on circumstances. Consistent with this understanding and to retain flexibility in establishing the most effective leadership structure for the Company, the Board does not have a policy on whether the Chairman of the Board shall be an independent member of the Board and, at least annually, reviews its leadership structure. This review includes, among other things, the policies and practices in place that provide independent Board oversight, the Company’s performance and the effect a particular leadership structure may have on that performance, the structure that serves the best interests of the Company’s stockholders and any relevant legislative or regulatory developments. By permitting the roles of the Chairman and CEO to be filled by the same or different individuals, the Board is able to choose a leadership structure that can be tailored to the strengths of the Company’s officers and Directors and best addresses the Company’s evolving and dynamic business.

Independent oversight of management is critical to the Company’s corporate governance structure. The Board does not consider the mandated separation of the Chairman and CEO necessary to accomplish this goal. The Company achieves independent oversight of executive management through the composition of the Board, use of an independent Lead Director and the Company’s corporate governance policies and practices.

To ensure a strong and independent Board, the Company’s Statement of Corporate Governance requires the Board be comprised of a majority of Directors who qualify as “independent directors” in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended and the listing standards of The NASDAQ Stock Market. All members of the Board’s standing committees (Audit, Compensation and Nominating and Corporate Governance) are independent. Therefore, oversight of critical issues such as the integrity of the Company’s financial statements, executive compensation decisions (including for Mr. K.R. Murdoch), recommendations for the nomination of Directors, oversight of the management of the Company’s compliance program and the annual review and evaluation of Board conduct and performance is entrusted solely to independent Directors. The Company’s non-executive and independent Directors routinely meet without the presence of executive management, including at each regularly scheduled Board meeting. In addition, the Board’s independent Directors have been actively engaged in matters related to The News of the World phone hacking investigations, and the full Board has acted decisively to provide for appropriate cooperation with the investigations and to enhance the Company’s global compliance program.

The Company’s Statement of Corporate Governance also requires that if the Chairman is not an independent Director, an independent, non-executive Director is designated by a majority of the independent, non-executive Directors of the Board as Lead Director. Sir Roderick Eddington currently serves as Lead Director. As disclosed in the section entitled “Board Leadership Structure,” Sir Roderick Eddington’s primary responsibilities include:

•	presiding over all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non-executive Directors and the independent Directors;

•	communicating to the Chairman of the Board feedback from executive sessions as appropriate;
•	serving as liaison between the Chairman of the Board and the independent Directors;
•	meeting with the Audit Committee and/or the Compliance Steering Committee periodically;
•	reviewing agendas and information sent to the Board for Board meetings;
•	reviewing meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	calling meetings of the non-executive Directors and/or independent Directors, if desired;
•	participating in the Compensation Committee’s evaluation of the performance of the CEO;
•	supervising the self-evaluations of the Directors in coordination with the Nominating and Corporate Governance Committee;
•	supervising the Board’s determination of the independence of its Directors; and
•	ensuring his availability for consultation and direct communications, if requested by major stockholders.

The Board has determined that combining the roles of Chairman and CEO in Mr. K.R. Murdoch at this time offers several distinct benefits to the Company and its stockholders. The Board considered Mr. K.R. Murdoch’s unique insight and strategic vision which make him the most capable of leading the Board in discussions of the execution of the Company’s strategy. The Board also considered the Company’s current corporate governance structure, including its emphasis on Board independence, a strong independent Lead Director and focus on Board and committee involvement. The Board concluded that the Company can more effectively execute its strategy and business plans to maximize stockholder value if Mr. K.R. Murdoch continues to hold the positions of Chairman and CEO. The Board also believes that this unified structure provides the Company with a strong and consistent direction with one clear leader in both roles providing decisive and effective leadership.

Furthermore, there is no established consensus that separating the roles of the CEO and Chairman is a corporate governance best practice or that such a separation enhances returns for stockholders. The authors of a 2004 Wharton School of Business article entitled “Splitting Up the Roles of CEO and Chairman: Reform or Red Herring?” (available at http://knowledge.wharton.upenn.edu) conclude there is no evidence that separating the positions of Chairman and CEO improves corporate performance. In addition, the vast majority of U.S. companies have not implemented the structure recommended by the proposal. A Spencer Stuart U.S. Board Index 2012 (available at http://www.spencerstuart.com) found that 57% of S&P 500 companies have a leadership structure combining the positions of Chairman and CEO. Of the 43% of S&P 500 companies that have separated the positions of Chairman and CEO, only 23% have Chairmen who are considered truly independent.

The Board is aware of investor concerns regarding the leadership structure and will continue to consider the pros and cons of separating or combining the Chairman and CEO positions. However, given the Company’s independent Board structure, role of the independent Lead Director and other strong corporate governance practices, the Board believes that mandating a separation of the positions of Chairman and CEO would weaken the Company’s current leadership structure. Additionally, the proposal would deprive the Board of the valuable flexibility to exercise its business judgment in selecting the individual best suited to serve as Chairman in the future. Accordingly, the Board does not believe that adopting the proposal would be in the best interests of the Company or its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL TO ADOPT A POLICY THAT THE CHAIRMAN OF THE BOARD OF DIRECTORS BE AN INDEPENDENT DIRECTOR.

PROPOSAL NO. 6

STOCKHOLDER PROPOSAL

ELIMINATE THE COMPANY’S DUAL CLASS CAPITAL STRUCTURE

The Nathan Cummings Foundation (“Nathan Cummings”), 475 Tenth Avenue, 14th Floor, New York, NY 10018, which is the beneficial owner of 3,686 shares of Class B Common Stock as of the date of submission, has given notice that it intends to present for action at the Annual Meeting the resolution set forth below. Legal & General Assurance (Pensions Management) Limited, the beneficial owner of 55,699 shares of Class B Common Stock as of the date of submission, on behalf of its client Hermes Equity Ownership Services, joins Nathan Cummings as a co-filer of this proposal. In accordance with applicable proxy rules, the proposal and supporting statements, for which the Company accepts no responsibility, is set forth below:

RESOLVED, that stockholders of Twenty-First Century Fox, Inc. (the “Company”) request that the Board of Directors take the necessary steps (excluding those steps that must be taken by the Company’s stockholders) to adopt a recapitalization plan that would eliminate the Company’s dual-class capital structure and provide that each outstanding share of common stock has one vote.

Supporting Statement

The Company had 2,316,376,191 shares of common stock outstanding as of August 19, 2013, the date used in the beneficial ownership table in the Company’s definitive proxy statement filed on April 30, 2013. Holders of the 1,517,855,238 outstanding shares of Class A common stock, nearly 70% of the Company’s equity base, have no voting rights. Holders of Class B common stock, of which 798,520,953 shares were outstanding, have one vote per share.

As of April 19, 2013, the Company’s chairman and CEO, K. Rupert Murdoch, beneficially owns 39.4% of the Class B shares and less than 1% of Class A shares. Thus, despite owning only about 14% of outstanding shares, Mr. Murdoch controls nearly 40% of the voting power of the Company, allowing him outsized power in determining the outcome of shareholder votes.

Dual-class structures like the one in place at the Company distort incentives and increase agency costs by misaligning economic incentives and voting power. High-profile scandals at companies such as Hollinger and Adelphia illustrate the dangers of dual-class structures in facilitating the extraction of private benefits for management. Governance expert Charles Elson has stated that dual-class structures create “a culture with no accountability.” (Geoff Colvin, “The Trembling at News Corp. Has Only Begun,” CNNMoney, July 19, 2011)

According to a recent preliminary proxy statement filed by the Company on April 4, 2013, there are certain negative consequences associated with the existing dual-class capital structure, including the possibility that the Company’s significant voting stockholders could pursue their own interests to the detriment of the Company’s other stockholders. Indeed, we believe that the Murdoch family’s effective control over the Company has resulted in decisions that are not in public stockholders’ best interests.

A recently settled derivative suit alleged that the Board failed in its oversight duties. Among other things, the plaintiffs alleged in a June 2012 consolidated complaint that, “The Board has a long track record of pursuing transactions that clearly help the controlling family, while providing questionable benefits or objective injury to the public shareholders.” (available at http://www.newscorpderivativesettlement.com/pdf/complaint.pdf)

Dual-class structures are associated with poorer company performance. A 2008 study by Harvard’s Paul Gompers and two co-authors found that dual-class structures with disparate voting rights were correlated with lower firm value. (Paul Gompers et al., “Extreme Governance” (working paper 2008) (available at http://papers.ssrn.com/so13/papers.cim?abstract_id=5625ll))

Accordingly, we believe that eliminating the dual-class structure, and installing a one-share/one-vote arrangement, would benefit the Company and its public stockholders.

THE BOARD’S STATEMENT IN OPPOSITION TO PROPOSAL NO. 6

The Board recommends that stockholders vote against this Proposal No. 6. The elimination of the Company’s dual class capital structure would effectively dilute the voting power of all the existing Class B stockholders. The Board believes that retaining two classes of common stock with different voting rights is in the best interest of the Company and its stockholders. The Board believes that the current dual class capitalization structure: (a) promotes stability and continuity in the leadership and management of the Company, which allows the Company to focus on long-term objectives, (b) enhances the Company’s ability to attract, retain and motivate highly qualified key employees and (c) provides the Company with greater flexibility in financing its growth. The Board’s reasons for its position are described in more detail below.

Continuity and Stability.  In the face of difficult challenges, management of companies with a single class of common stock can become singularly focused on maximizing short-term value and performance at the expense of long-range planning in an effort to justify its business plans. The Board believes that Mr. K.R. Murdoch, the Company’s Chairman and Chief Executive Officer, and his family have pursued stockholder value enhancing strategies throughout the Company’s history and have been the primary source of the strategic vision that has made the Company’s success up to this point possible. The Board has always been committed to the long-term viability of the Company. As such, the Board believes that the dual class capital structure, which provides limited voting rights for the Class A Common Stockholders on extraordinary matters, reduces the risk of disruption in the continuity of the Company’s current operational policies and long-range strategy by allowing management to pursue strategies that it believes will enhance the long-term profitability of the Company.

Retention of Key Employees.  The Board believes that the dual class capital structure enhances the Company’s ability to attract and retain highly qualified key employees. The Company’s ability to issue Class A Common Stock-based equity awards increases its flexibility in structuring compensation plans so that management and key employees can participate in the growth of the Company without diluting the voting power of the Class B stockholders.

Financing Flexibility.  The dual class capital structure provides the Company with greater flexibility to pursue a long-term emphasis on stockholder value through growth and financial strength. The Board believes that the Company’s ability to issue Class A Common Stock, for which there is already a sizeable and liquid market, better positions the Company to finance growth opportunities without significantly diluting the voting interest of the Company’s Class B stockholders. The Board believes that a company with a single class of stock may run the risk of foregoing stock issuances (thereby foregoing strategic transactions that potentially could be of great benefit to stockholders) simply out of concerns over dilution of control. The Company, however, has historically issued its Class A Common Stock for a variety of corporate purposes that have enhanced the value and financial strength of the Company. Such transactions include the financing of significant mergers and acquisitions and the raising of needed capital to fund growth. As the issue of control is not a factor in the Board’s consideration of these transactions, the decision by the Company to issue stock in acquisitions or capital raising transactions is based solely on the perceived economic benefits of the transaction to the Company and all of its stockholders.

Approval of this Proposal 6 would not itself eliminate the Company’s dual class capital structure, but rather it would be an advisory recommendation to the Board to submit such a proposal to the Company’s Class B stockholders within the next 12 months.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL TO ELIMINATE THE COMPANY’S DUAL CLASS CAPITAL STRUCTURE.

EXECUTIVE OFFICERS OF 21ST CENTURY FOX

The executive officers of the Company at June 30, 2013 are set forth in the table below. Unless otherwise noted, each holds the offices indicated until his successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or at other meetings of the Board as appropriate.

Name	Age	Position with the Company
K. Rupert Murdoch(1)	82	Chairman and Chief Executive Officer
Chase Carey	59	Deputy Chairman, President and Chief Operating Officer
James R. Murdoch(1)	40	Director, Deputy Chief Operating Officer and Chairman and CEO, International
David F. DeVoe(2)	66	Director, Senior Executive Vice President and Chief Financial Officer
Gerson Zweifach	60	Senior Executive Vice President and Group General Counsel

(1)	Mr. K.R. Murdoch, is the father of Mr. J.R. Murdoch and Mr. L.K. Murdoch, a Director. Messrs. J.R. Murdoch and L.K. Murdoch are brothers. None of the other executive officers of the Company is related to any other executive officer or Director of the Company by blood, marriage or adoption.
(2)	Beginning July 1, 2013, Mr. DeVoe retired as Chief Financial Officer and became a Senior Advisor of the Company, and is no longer considered an executive officer of the Company. Beginning July 1, 2013, Mr. John P. Nallen serves as Senior Executive Vice President and Chief Financial Officer of the Company.

Information concerning Messrs. K.R. Murdoch, Carey, J. R. Murdoch and DeVoe can be found under the heading “Election of Directors.”

Gerson Zweifach has been a Senior Executive Vice President and Group General Counsel of the Company since 2012. He also serves as Chief Compliance Officer of the Company. Mr. Zweifach served as an attorney at Williams & Connolly LLP where he was a partner from 1988 to February 2012 and currently serves as Of Counsel. He also serves as General Counsel of News Corp for a one-year transition period after the Separation. Mr. Zweifach has been a member of the Bar of the District of Columbia since 1981 and the Bar of the State of New York since 1980.

SECURITY OWNERSHIP OF 21ST CENTURY FOX

The following table sets forth the beneficial ownership of both Class A Common Stock and Class B Common Stock as of August 19, 2013 for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class B Common Stock; (ii) each member of the Board; (iii) each named executive officer (as identified under “Executive Compensation and Other Information”) of the Company; and (iv) all Directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned(1)
	Number of Shares Beneficially Owned		Option Shares(3)	Percent of Class(4)
Name(2)	Non-Voting Class A Common Stock	Voting Class B Common Stock(5)	Non-Voting Class A Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock(5)
Murdoch Family Trust(6) c/o McDonald Carano Wilson LLP 100 W. Liberty Street 10th Floor Reno, NV 89501	57,000	306,623,480	0	*	38.4%

HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud(7) c/o Kingdom Holding Company Kingdom Centre—Floor 66 P.O. Box 2 Riyahd, 11321 Kingdom of Saudi Arabia	0	56,237,915	0	0	7.0%(12)

K. Rupert Murdoch(8)	8,791,232	314,894,138	0	*	39.4%
Delphine Arnault	0	0	0	0	0
James W. Breyer	0	0	0	0	0
Chase Carey(9)	85,520	0	0	*	0
David F. DeVoe	4,080	0	0	*	0
Viet Dinh	0	1,010	0	0	*
Sir Roderick I. Eddington	134,770	0	0	*	0
James R. Murdoch(10)	2,844,320	1,644	0	*	*
Lachlan K. Murdoch	456	5,857	0	*	*
Jacques Nasser	0	0	0	0	0
Robert S. Silberman	0	15,000	0	0	*
Arthur M. Siskind(11)	11,160	7,600	0	*	*
Álvaro Uribe	0	0	0	0	0
Gerson Zweifach	0	0	0	0	0
All current Directors and executive officers as a group (15 members)	12,015,988	314,925,249	0	*	39.4%

*	Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on August 19, 2013.
(1)	This table does not include, unless otherwise indicated, any shares of Class A Common Stock or any shares of Class B Common Stock or other equity securities of the Company that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various Directors and officers serve as directors or trustees.
(2)	The address for all Directors and executive officers of the Company is c/o 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036.
(3)	The number of option shares reported reflects the number of option shares currently exercisable or that become exercisable within 60 days following August 19, 2013.

(4)	Applicable percentage of ownership is based on 1,509,860,848 shares of Class A Common Stock and 798,520,953 shares of Class B Common Stock outstanding as of August 19, 2013, together with the exercisable stock options, for such stockholder or group of stockholders, as applicable. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of August 19, 2013 are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(5)	Beneficial ownership of Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership of Class B Common Stock represents both sole voting and sole investment power.
(6)	Beneficial ownership of the Class A Common Stock is as of November 10, 2008 as reported on Form 4 filed with the SEC on November 13, 2008. Beneficial Ownership of Class B Common Stock is as of December 31, 2008, as reported on Schedule 13G/A filed with the SEC on February 17, 2009. Cruden Financial Services LLC, a Delaware limited liability company (“Cruden Financial Services”), the corporate trustee of the Murdoch Family Trust, has the power to vote and to dispose or direct the vote and disposition of the reported Class B Common Stock. In addition, Cruden Financial Services has the power to exercise the limited vote and to dispose or direct the limited vote and disposition of the reported Class A Common Stock. As a result of Mr. K.R. Murdoch’s ability to appoint certain members of the board of directors of Cruden Financial Services, Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Some of the Murdoch Family Trust’s shares of the Class A Common Stock and Class B Common Stock are pledged from time to time to secure lines of credit with certain banks. As described in the section entitled “Restrictions on Voting by Non-U.S. Stockholders,” the Murdoch Family Interests will not vote or provide voting instructions with respect to a portion of their shares of Class B Common Stock to the extent that doing so would increase their percentage of voting power from what it was prior to the suspension of voting rights.
(7)	Beneficial ownership of Class B Common Stock is as of December 31, 2012 as reported on Schedule 13G/A filed by HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud (“HRH”) on January 31, 2013. Based on the Schedule 13G/A, 9,780,557 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-134, Ltd. (“KR-134”), 1,250,000 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-137, Ltd. (“KR-137”), 3,300,000 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-138, Ltd. (“KR-138”), 8,400,000 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-146, Ltd. (“KR-146”), 21,659,246 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-222, Ltd. (“KR-222”), and 11,848,112 shares of the reported Class B Common Stock are owned by Kingdom Holding Company (“KHC”). KR-134, KR-137 and KR-138 are wholly-owned subsidiaries of Kingdom 5-KR-11, Ltd. (“KR-11”). KR-11, KR-146 and KR-222 are wholly-owned subsidiaries of KHC. HRH, as the majority shareholder of KHC, has the power to elect a majority of the directors of KHC and, through this power, has the power to appoint a majority of the directors of KR-11, KR-146 and KR-222, and in turn, KR-11, as sole shareholder of KR-134, KR-137 and KR-138 has the power to appoint a majority of the directors of KR-134, KR-137 and KR-138. Accordingly, for purposes of Regulations 13D-G under the Exchange Act, HRH can indirectly control the disposition and voting of the shares of Class B Common Stock held by KR-11, KR-134, KR-137, KR-138, KR-146, KR-222 and KHC.
(8)	Beneficial ownership reported includes 57,000 shares of Class A Common Stock and 306,623,480 shares of Class B Common Stock beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership reported also includes 8,250,000 shares of Class B Common Stock held by the K.R. Murdoch 2004 Revocable Trust of which Mr. K.R. Murdoch holds a beneficial and trustee interest. Beneficial ownership reported also includes 4,800 shares of Class A Common Stock and 4,540 shares of Class B Common Stock held by certain members of Mr. K.R. Murdoch’s family. Beneficial ownership also includes 8,729,432 shares of Class A Common Stock held by the GCM Trust that is administered by independent trustees for the benefit of Mr. K.R. Murdoch’s minor children. Mr. K.R. Murdoch, however, disclaims beneficial ownership of such shares.

(9)	Beneficial ownership reported includes 85,520 shares of Class A Common Stock held by the Charles G. Carey 2002 Trust of which Mr. Carey holds a beneficial and trustee interest.
(10)	Beneficial ownership reported includes 2,453,701 shares of Class A Common Stock held by the JRM Family Trust which is administered by an independent trustee for the benefit of Mr. J.R. Murdoch and his immediate family.
(11)	Mr. Siskind is a Director Emeritus.
(12)	In order to maintain compliance with federal law and in accordance with Article IV, Section 5 of the Company’s Restated Certificate of Incorporation, the Company has suspended 40% of the voting rights of Class B Common Stock of the Company held by non-U.S. stockholders or those who are deemed to be non-U.S. stockholders. The Audit Committee of the Board may modify the voting suspension percentage to reflect changes, if any, in the Company’s foreign ownership based on its assessment of the information reasonably available to it. Accordingly, as a non-U.S. stockholder, HRH will have voting rights with respect to the Class B Common Stock he owns in accordance with the voting percentage suspension in effect for the Annual Meeting. For further information, see the discussion under the section entitled “Restrictions on Voting by Non-U.S. Stockholders.”

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee of the Board is responsible for (i) developing an effective compensation philosophy, (ii) establishing, implementing and monitoring the effectiveness of the Company’s compensation programs, (iii) approving the elements of compensation awarded to the executive officers named in the Summary Compensation Table, and (iv) overseeing and reviewing the Company’s executive incentive and equity-based compensation plans. Throughout this proxy statement, we refer to the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2013, as well as the other individuals included in the Summary Compensation Table on page 67 as the “named executive officers.”

Executive Summary

Effect of Separation Transaction

On June 28, 2013, the Company (formerly named News Corporation) completed the separation of its businesses into two independent publicly traded companies (the “Separation”) by distributing to its stockholders shares of the new News Corporation (“News Corp”). The Company retained its global portfolio of cable, broadcast, film, pay-TV and satellite assets spanning six continents and was re-named 21st Century Fox. News Corp holds the Company’s former businesses including newspapers, information services and integrated marketing services, digital real estate services, book publishing, digital education and sports programming and pay-TV distribution in Australia.

Fiscal 2013 Business Review

The Company reported a strong performance for fiscal 2013. Annual highlights include:

•

The Company executed all aspects of the Separation with minimal disruption to our business while delivering solid business results. As a result, each company may focus on and pursue distinct strategic priorities and industry-specific opportunities that we anticipate will maximize each company’s long-term potential.

•	Revenues rose 10% to $27.7 billion and net income more than doubled in fiscal 2013.
•	Revenues at the Cable Network Programming segment grew by 17%, and affiliate and advertising revenues increased by 18% and 11%, respectively.
•

The Company continued to grow the television and cable channel businesses by continuing its efforts to obtain and increase retransmission and affiliate compensation and securing key distribution agreements.

•

The Company continued to broaden its core domestic cable business with the unveiling of a national sports channel Fox Sports 1 and its third branded FX channel, FXX, as well as the acquisitions of Sports Time Ohio and a 49% ownership stake in the Yankees Entertainment and Sports Network (the “YES Network”).

•

The Company continued to expand its international cable franchises by taking full ownership of ESPN STAR Sports (now operating as Fox Sports Asia), acquiring the rights to broadcast cricket matches in India and taking a controlling 51% ownership stake in Eredivisie Media & Marketing CV (“EMM”), which holds the collective media and sponsorship rights of the Dutch Premier League.

•

The Company streamlined its operations by selling its stakes in NDS Group Limited and SKY Network Television Ltd. and received proceeds of approximately $2.5 billion of cash in fiscal 2013, and by increasing its ownership stake in Sky Deutschland to 55%.

•	Net cash provided by operating activities was $3.0 billion.
•	The Company returned a significant amount of cash to stockholders through dividends and stock repurchases of approximately $2.4 billion during fiscal 2013.

•

Over the course of fiscal 2013, the Company’s Class A Common Stock price increased $9.09 per share or 46.2% and the Company’s Class B Common Stock price increased $9.10 per share or 45.8%, each as adjusted to reflect the share price value of 21st Century Fox following the Separation. The Company’s Common Stock performance was one of the highest of its diversified media peers and outperformed the S&P 500 which increased by 17.9% over the same time period.

As indicated in the graph below, the Company’s performance over the last three years, as measured by total stockholder return (“TSR”), as adjusted to reflect the share price value of 21st Century Fox following the Separation, has been very strong. For example, an investment in the Company’s Class A Common Stock has significantly outpaced the returns for the S&P 500 Index for the three-year period ending June 30, 2013 and exceeds the composite return for a group of seven large media companies over the same three-year period.

	7/1/2010	6/30/2011	6/30/2012	6/30/2013
21st Century Fox(1)	$100	$149	$190	$280
Media Peer Group Composite (2)	$100	$147	$173	$239
S&P 500	$100	$130	$136	$163

(1)	The Separation of News Corp is treated as a special dividend for the purposes of calculating total stockholder return for 21st Century Fox.
(2)	The peer companies for purposes of this analysis include CBS Corporation, Comcast Corporation, DIRECTV, Time Warner Inc., Time Warner Cable Inc., The Walt Disney Company and Viacom Inc.

Compensation Committee’s Annual Review of its Compensation Practices and Response to 2012 Stockholder Advisory Vote

At the 2012 Annual Meeting of Stockholders, the Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2012 proxy statement. The Company’s 2012 executive compensation program was approved by more than 70% of the Company’s stockholders. Given these results and other events, including the Separation, the Compensation Committee considered the program’s effectiveness in fiscal 2013 and whether it reflects stockholder interests. Highlights of the Compensation Committee’s decisions include the following:

•

Determination and disclosure of performance-based annual bonus framework.  In August 2012, the Compensation Committee approved the framework for the fiscal 2013 annual bonus, including a determination at the beginning of the performance period of performance levels for the achievement of the financial performance metric upon which two-thirds of the annual bonus is based. These performance levels and corresponding payout opportunities as a percentage of the financial performance rating were disclosed in the Company’s 2012 proxy statement.

•

Recognition of effective compliance programs as an important consideration when determining incentive compensation.  In fiscal 2013, the Compensation Committee recommended to the Board, and the Board approved, amendments to the Compensation Committee Charter and the Company’s 2005 Long-Term Incentive Plan to include the implementation and enforcement of effective compliance programs as a factor for the Compensation Committee to consider when reviewing and approving incentive awards, including annual bonus compensation. The proposed 2013 Long-Term Incentive Plan to be considered at the 2013 Annual Meeting also includes consideration of effective compliance programs as a potential factor for performance-based awards. In addition, the Compensation Committee determined that beginning with the fiscal 2014 annual bonus, the Compensation Committee will consider, based on a recommendation from the Audit Committee of its assessment of management’s performance on ethics and compliance objectives, whether a reduction to the qualitative portion of the annual bonus payout is appropriate and, if so, the amount of such reduction.

•

Adjustments to CEO compensation.  In connection with the Separation, the Compensation Committee adjusted the fiscal 2014 target compensation levels for Mr. K.R. Murdoch who serves as the Company’s Chairman and Chief Executive Officer as well as the Executive Chairman of News Corp. For additional information, please see page 56 in the section entitled “2014 CEO Pay Mix”.

•

Confirmation of Existing Compensation Framework. The Compensation Committee believes the compensation framework, which has a strong pay for performance model and focus on long-term growth, is operating as intended and effectively aligning pay with individual and Company performance as described further in the following section “Pay-for-Performance Alignment”.

The Compensation Committee will continue to monitor trends and developments to ensure that the Company’s executive compensation programs provide sufficient incentives and rewards and remain competitively positioned for executive talent.

Pay-for-Performance Alignment

The graph below compares the relationship between changes in the total direct compensation (base salary, annual bonus and the grant-date fair value of long-term incentives) awarded to Mr. K.R. Murdoch and the Company’s TSR for the five fiscal years ending June 30, 2013, as adjusted to reflect the share price value of 21st Century Fox following the Separation. As the graph below indicates and as discussed further below, the compensation program for the Company’s Chief Executive Officer provides a strong link between pay and performance. We believe this analysis demonstrates that our Chief Executive Officer’s compensation is, as intended, closely and appropriately linked to performance, including stock price performance.

	FY2008	FY2009	FY2010	FY2011	FY2012	FY2013
CEO Pay ($ in thousands)(1)	N/A	$17,585	$16,519	$25,077	$22,034	$25,765
Indexed TSR(2)	$100	$61	$81	$122	$155	$228

(1)	For fiscal years 2009 and 2010, total direct compensation reflects base salary, actual bonus payout, and the grant-date fair value of restricted stock units. For fiscal years 2011-2013, total direct compensation reflects base salary, actual bonus payout and the grant-date fair value of performance stock units.
(2)	Indexed TSR represents the value of $100 invested in the Company’s Class A Common Stock at the end of fiscal year 2008 and at the end of each following year. The Separation of News Corp is treated as a special dividend for the purposes of calculating total stockholder return for 21st Century Fox.

Compensation Philosophy

Our strategy and goal of creating long-term growth and value for stockholders drives our philosophy and how we design executive compensation programs and practices.

Our executives lead and manage one of the world’s leading media and entertainment companies in a fast-changing, competitive environment, and their responsibilities span operations around the world. Our executives are critical to the value we create for our stockholders.

Our compensation philosophy aims to achieve the following:

•	Provide a compensation program that drives performance;
•	Ensure our compensation policies and practices support both annual and long-term growth for stockholders; and
•	Structure compensation packages to attract, retain and motivate the top executive talent necessary for the Company’s success today and in the future.

In designing compensation programs for our named executive officers, the Compensation Committee is guided by the following objectives:

•

Our compensation programs should incorporate a mix of fixed and performance-based compensation in the form of base salary, annual bonus compensation, performance-based long-term incentives and retirement and other benefit programs (as described below) to enable us to attract the highest quality talent to the Company.

•

Our individual pay decisions should consider trends in the industry in which the Company operates and competes and the executive’s performance, contributions, breadth and complexity of the role, and individual skills.

•	Our compensation programs should be communicated and implemented as clearly, specifically and transparently as possible.
•	Our incentive programs should respond to unique market requirements and provide a strong link between pay and performance.

Executive Compensation Practices

Below are examples of executive compensation practices the Company has implemented because the Compensation Committee considers them to be effective at driving performance and supporting long-term growth for our stockholders while mitigating risk (left column) and executive compensation practices the Company does not engage in because they are inconsistent with the Compensation Committee’s philosophy and stockholder interests (right column).

Practices the Company Has Implemented	Practices the Company Does Not Engage In

☑      Pay for Performance: We closely link pay to performance. We set financial goals for Company performance which align our named executive officers’ interests with those of our stockholders. A significant portion of our named executive officers’ total target compensation is at-risk and performance-based.

☑      Use Multiple Performance Metrics: The Company’s annual bonus and long-term incentive programs for our named executive officers rely on a number of diversified performance metrics. The annual bonus program bases a significant portion of each named executive officer’s total compensation opportunity upon the achievement of target financial performance and individual and group contributions. The performance-based long-term incentive program relies on multiple pre-set, three-year financial performance metrics.

☑      Cap Payouts: The Company’s payments to named executive officers are capped under both the performance-based annual bonus program and performance-based long-term incentive program.

☒      No CEO Severance: Mr. K.R. Murdoch’s compensation is determined annually by the Compensation Committee. As a result, Mr. K.R. Murdoch is not guaranteed, among other things, any salary or severance with respect to his employment.

☒      No Excise Tax Gross-ups: The employment agreements with our named executive officers do not provide for any gross-up payments to cover excise taxes incurred by the executive.

☒      No Tax Gross-ups for Personal Benefits: None of our named executive officers receive gross-ups for taxes on personal benefits.

☒      No Change in Control Agreements: None of the named executive officers’ employment agreements or arrangements contains provisions relating to a change in control of the Company.

☒      No Hedging: The Company prohibits all directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities.

Practices the Company Has Implemented	Practices the Company Does Not Engage In

☑       Regular Review of Stock Utilization: The Company evaluates stock utilization by reviewing overhang levels (dilutive impact of equity compensation on our stockholders) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares).

☑       Mitigate Undue Risk: The Company’s compensation programs include risk mitigation features, such as significant Board and management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics, and recoupment provisions for named executive officers’ bonus compensation as further described below. The Compensation Committee annually oversees an assessment of risks related to compensation policies and practices.

☑       Consider Effectiveness of Compliance Programs in Compensation Decisions: The Compensation Committee Charter and the Company’s 2005 Long-Term Incentive Plan and proposed 2013 Long-Term Incentive Plan include the implementation and enforcement of effective compliance programs as a factor for the Compensation Committee to consider when reviewing and approving incentive awards, including annual bonus compensation. In addition, beginning with the fiscal 2014 annual bonus, the Compensation Committee will consider, based on a recommendation from the Audit Committee of its assessment of management’s performance on ethics and compliance objectives, whether a reduction to the qualitative portion of the annual bonus payout is appropriate and, if so, the amount of such reduction.

☑       Maintain a Clawback Policy: The Board has policies requiring the recoupment under certain circumstances of performance-based compensation paid to the named executive officers.

☒       No Repricing of Stock Options or SARs: The Compensation Committee may not reprice stock options or stock appreciation rights without the approval of the Company’s stockholders.

☒       No Dividends on Unearned Restricted Stock Units (“RSUs”) or Performance Stock Units (“PSUs”): No dividends or dividend equivalents are paid on RSUs or on PSUs during the performance period.

How Executive Compensation Decisions Are Made

Role of Executive Officers and Management in Compensation Decisions

The Compensation Committee makes all pay decisions related to the named executive officers. At the Compensation Committee’s request, the Chief Executive Officer and Chief Operating Officer present individual pay recommendations to the Compensation Committee for the other named executive officers. The Chief Executive Officer’s and Chief Operating Officer’s pay recommendations are based on their assessments of individual contributions, achievement of performance objectives and other qualitative factors. The Compensation Committee considers these recommendations along with the advice of its compensation consultant. The Chief Executive Officer and Chief Operating Officer do not participate in the Compensation Committee’s deliberations or decisions with regard to their own compensation. In addition, members of our senior management team keep informed of developments in compensation and benefits matters and participate in the gathering and presentation of facts related to these matters as requested by the Compensation Committee.

Role of Compensation Consultant

In fiscal 2013, the Compensation Committee retained the services of an external compensation consultant, Deloitte, to advise the Compensation Committee in its review of its named executive officer and non-executive director compensation practices, compensation trends, the design of the Company’s incentive plans for its named executive officers, and, from time to time, the structure of individual executive employment agreements. The Compensation Committee reviews information provided by Deloitte when determining the appropriate level and mix of compensation for each of the named executive officers in light of our compensation objectives.

For information on the Compensation Committee’s consideration of Deloitte’s independence, please see page 25 in the section entitled “Corporate Governance Matters”.

Use of Information on Peer Companies and Industry Trends

In order to attract and retain the best talent, our executives’ compensation packages must remain competitive. Because the Company competes to recruit and retain executives against a relatively small number of large, complex, diversified and publicly-traded media and entertainment companies where executives possess skills and experience that are most relevant for the Company’s businesses, the Compensation Committee currently considers the following companies: CBS Corporation, Comcast Corporation, DIRECTV, Time Warner Inc., The Walt Disney Company and Viacom Inc. However, the Compensation Committee does not justify its compensation decisions, nor attempt to maintain a specific target percentile in determining compensation, based on compensation provided to executives at its peer companies.

Although the Company does not use “benchmarks” with respect to individual compensation levels, the Compensation Committee annually reviews the compensation practices of a group of our peer companies, consisting of other large publicly-traded entertainment and media companies, as noted above, and select technology companies with new media operations, as well as evolving market practices, to ensure that it remains informed of current practices when making compensation decisions. The Compensation Committee considers the compensation practices of our peer companies but, because of the complex mix of industries and markets in which the Company operates, it believes that strict benchmarking against selected groups of companies does not provide a meaningful basis for establishing compensation and does not use peer company data to base, justify or provide a framework for compensation decisions. The Compensation Committee also does not target any element of compensation or total compensation to a specific range within the peer companies. Rather, it uses peer company data to obtain a general understanding of current compensation practices. The Compensation Committee’s goal is to provide total compensation packages that are competitive with prevailing practices in our industry and in the geographic markets in which we conduct business. The Compensation Committee retains flexibility within the compensation program in order to respond to and adjust for specific circumstances and our evolving business environment.

Review of Internal Pay Parity

The Compensation Committee has determined that internal pay parity is critical to ensuring fairness and encouraging a collaborative team effort among the named executive officers. Accordingly, the Compensation Committee’s decisions concerning named executive officer compensation include a careful review of each named executive officer’s pay components and levels relative to other named executive officers with respect to role, seniority and/or levels of responsibility. In addition, the Compensation Committee has determined that it is appropriate to provide the same type of incentive compensation opportunities to each of the named executive officers.

Named Executive Officers’ Compensation Packages

Introduction

The key elements of our executive compensation program for our named executive officers consist of base salary, annual bonus compensation that is based on an evaluation of Company and individual performance, performance-based long-term equity-based incentive awards and retirement benefits. The named executive officers also receive certain perquisites, but such perquisites are not a key element of compensation. The chart below illustrates why the Compensation Committee chooses to pay each element of compensation:

Element of Compensation	Attraction	Motivation		Alignment with Stockholder Interests	Retention
		Short-Term	Long-Term
Base Salary	X	X			X
Performance-Based Annual Bonus Compensation	X	X		X	X
Performance-Based Long-Term Equity-Based Incentive Awards	X		X	X	X
Retirement Benefits	X		X		X

When making individual executive compensation decisions, the Compensation Committee considers such characteristics as the named executive officer’s leadership and management expertise, performance history, the complexity of the position and responsibilities, growth potential, term of service with the Company, reporting structure and internal parity. The Compensation Committee also takes into account certain other market factors, such as, among others, the significance that the industry in which we operate and compete and geographic markets (particularly New York City and Los Angeles) play in the Company’s ability to attract and retain talent. In determining the amount of total compensation, the Compensation Committee considers both currently paid compensation and the opportunity for future compensation, as well as the mix of cash and equity-based compensation.

In fiscal 2013, our named executive officers were Messrs. K. Rupert Murdoch, Chase Carey, James R. Murdoch, David F. DeVoe and Gerson Zweifach. Messrs. K.R. Murdoch, J.R. Murdoch and DeVoe have served the Company or its subsidiaries or affiliates for 61, 17 and 30 years, respectively. Beginning July 1, 2013, Mr. DeVoe retired as Chief Financial Officer of the Company and became a Senior Advisor of the Company. Mr. DeVoe continues to serve as a Director of the Company. Mr. Carey, who rejoined the Company in July 2009 as Deputy Chairman, President and Chief Operating Officer, has served in a variety of leadership positions within the Company and with its affiliates for more than 24 years. Mr. Zweifach, who was recruited to join the Company in February 2012 as a Senior Executive Vice President and Group General Counsel, has more than 30 years of experience covering significant media and first amendment cases, as well as patent, antitrust and securities litigation matters. The depth of our named executive officers’ institutional knowledge, the breadth of their experience and their superior leadership talents have been instrumental and invaluable in making and maintaining 21st Century Fox as one of the pre-eminent international media and entertainment companies.

The level of compensation approved by the Compensation Committee reflects, among other factors, the scope and nature of our named executive officers’ individual responsibilities, past performance, internal pay parity considerations, market factors in light of the industries in which we operate and retention considerations at the time those agreements were entered into or at the time the compensation was approved. Prior to approving each named executive officer’s compensation, the Compensation Committee annually reviews and analyzes the nature and amounts of all elements of each named executive officer’s total compensation package, both separately and in the aggregate, to ensure that each named executive officer’s compensation is performance-based and that an appropriate balance is maintained in focusing different elements of compensation on both the short-term and long-term performance of the Company.

As part of this review and in connection with the Separation, the Compensation Committee adjusted the target compensation levels for fiscal 2014 for Mr. K.R. Murdoch who serves as both the Company’s Chairman and Chief Executive Officer as well as the Executive Chairman of News Corp. For additional information, please see page 56 in the section entitled “2014 CEO Pay Mix”.

The Compensation Committee believes that employment agreements are important tools to attract and retain executive talent. Accordingly, Messrs. Carey, DeVoe and Zweifach are each a party to a negotiated employment agreement. (For a detailed description of these employment agreements, please see the section entitled “Employment Agreements”.) Messrs. K.R. Murdoch and J.R. Murdoch do not have employment agreements, and their compensation is annually determined and approved by the Compensation Committee.

2013 Pay Mix

The Compensation Committee believes that a significant portion of the compensation awarded to our named executive officers should be performance-based and at-risk. A majority of the Chief Executive Officer’s and each of the other named executive officer’s total direct compensation is “at-risk” and dependent upon performance, with a significant portion of total direct compensation tied to the Company’s long-term results and future stock price performance. As illustrated below, approximately 67% of the Chief Executive Officer’s and 70% of the other named executive officers’ fiscal 2013 target total direct compensation was “at-risk”, with most of the compensation subject to the achievement of short-term and long-term financial and business objectives. We believe that this balance of fixed and variable compensation is consistent with the Company’s executive compensation philosophy, maintains a strong link between the named executive officers’ compensation and Company performance, aligns the named executive officers’ interests with those of our stockholders and motivates executives to deliver strong results and create stockholder value.

(1)	Includes each named executive officer’s annual base salary, target annual bonus opportunity and the target PSU Award (as defined below) opportunity for the fiscal 2013-2015 performance period.
(2)	Performance-based incentive compensation includes target bonus opportunity and target PSU Award opportunity. For the Chief Executive Officer, 51% of the total direct compensation is comprised of the target annual bonus opportunity and 16% is comprised of the target PSU Award opportunity. For the other named executive officers, on average, 43% of the total direct compensation is comprised of the target annual bonus opportunity and 27% is comprised of the target PSU Award opportunity.

2014 CEO Pay Mix

Prior to the Separation, the Compensation Committee determined target compensation levels for fiscal 2014 for Mr. K.R. Murdoch for the Company, where he serves as the Chairman and Chief Executive Officer, as well as for News Corp where he serves as the Executive Chairman.

For fiscal 2014, the Compensation Committee of the Company determined that Mr. K.R. Murdoch, as News Corp’s Executive Chairman, will receive compensation commensurate to his strategic role with News Corp, with a significant portion of his target total direct compensation at-risk and linked to performance. Accordingly, the Compensation Committee determined that Mr. K.R. Murdoch shall receive from News Corp for fiscal 2014 a base salary at an annual rate of $1,000,000, a performance-based annual bonus with a target of $2,000,000 and a performance-based long-term equity-based award with a target amount of $2,000,000.

The Compensation Committee also evaluated Mr. K.R. Murdoch’s target total direct compensation for his continuing role as Chairman and Chief Executive Officer of 21st Century Fox. For fiscal 2014, the Compensation Committee determined to increase the portion of Mr. K.R. Murdoch’s target total direct compensation from 21st Century Fox that is subject to the achievement of long-term financial objectives. Accordingly, the Compensation Committee reduced Mr. K.R. Murdoch’s base salary from $8.1 million to $7.1 million per year, reduced the target annual bonus opportunity from $12.5 million to $10.5 million and increased the target performance-based long-term incentive opportunity from $4.0 million to $5.7 million.

The Compensation Committee concluded that Mr. K.R. Murdoch’s fiscal 2014 target total direct compensation for News Corp and for 21st Century Fox, both individually and in the aggregate, is competitive and appropriate given Mr. K.R. Murdoch’s responsibilities associated with these two separate public companies. The Compensation Committee recognized that as Chairman and Chief Executive Officer of 21st Century Fox and as Executive Chairman of News Corp, Mr. Murdoch will play a key role in shaping both companies and positioning both companies for long-term success. Accordingly, Mr. K.R. Murdoch’s fiscal 2014 target total direct compensation for both companies reflects an increase of approximately 15% when compared with his fiscal 2013 target total direct compensation opportunity, with the entire amount of the increase allocated to Mr. K.R. Murdoch’s performance-based, long-term incentive opportunity, which will further align Mr. K.R. Murdoch’s compensation with the interests of stockholders.

As a result of the changes to Mr. K.R. Murdoch’s compensation, which are illustrated in the chart below, for fiscal 2014, approximately 70% of Mr. K.R. Murdoch’s target total direct compensation from 21st Century Fox is “at-risk”.

(1)	Includes annual base salary, target annual bonus opportunity and the target PSU Award opportunity for the fiscal 2014-2016 performance period.
(2)	Performance-based incentive compensation includes target annual bonus opportunity and target PSU Award opportunity. For the Chief Executive Officer’s 2014 total direct compensation, 45% of the total direct compensation is comprised of the target annual bonus opportunity and 25% is comprised of the target PSU Award opportunity.

Base Salary

One element of compensation needed to attract and retain an employee in any organization is base salary. Base salary is the fixed element of a named executive officer’s annual cash compensation and does not vary with performance.

The respective employment agreements of Messrs. Carey, DeVoe and Zweifach provide for a specified or minimum base salary. At the time each of these employment agreements was entered into, the Compensation Committee established each named executive officer’s base salary in the context of the nature of the named executive officer’s particular position, the responsibilities associated with that position, length of service with the Company, his experience, expertise, knowledge and qualifications, market factors, the industry in which we operate and compete, recruitment and retention factors, our Chief Executive Officer’s and Chief Operating Officer’s recommendation (with the exception of their own base salaries) and the Company’s overall compensation philosophy.

The Compensation Committee reviews annually the base salary of each of the named executive officers, subject to the terms of any applicable employment agreements. Base salary may be adjusted if the Compensation Committee determines that an adjustment is warranted or that a different mix of compensation elements may more appropriately compensate the individual named executive officer in light of the Company’s compensation objectives. The factors considered by the Compensation Committee when determining adjustments in base salary include: past performance; the assumption by the named executive officer of any additional responsibilities; retention considerations; market factors; internal parity considerations; and the Chief Executive Officer’s and Chief Operating Officer’s recommendations (with the exception of their own base salaries).

There have been no base salary changes for Mr. DeVoe since fiscal 2007 and for Messrs. Carey and J.R. Murdoch since each of their salary reductions in fiscal 2011. Fiscal 2013 salaries were $8,100,000 for Mr. K.R. Murdoch, $4,050,000 for Mr. Carey, $3,000,000 for Mr. J.R. Murdoch, $2,853,750 for Mr. DeVoe and $3,000,000 for Mr. Zweifach. As discussed above, for fiscal 2014, the Compensation Committee shifted the pay mix for Mr. K.R. Murdoch resulting in a reduction of his base salary to $7,100,000 per year.

Performance-Based Annual Bonus Compensation

The named executive officers have a direct influence on our operations and strategy. The Compensation Committee believes that a significant portion of each named executive officer’s total compensation opportunity should be based upon individual and group contributions and the Company’s financial and operating performance. This framework fosters a performance-driven, pay-for-performance culture that aligns our named executive officers’ interests with those of our stockholders while also rewarding the named executive officers for superior individual achievements.

In August 2012, the Compensation Committee approved the framework for the fiscal 2013 Annual Bonus (as defined below). The Compensation Committee determined that two-thirds of the Annual Bonus would be based on achievement of a target financial performance metric and one-third would be based on qualitative factors, including the contributions by each and the group of named executive officers (the “Annual Bonus”). The Compensation Committee selected adjusted total segment operating profit,1 without giving effect to the

[1]	The Company used adjusted total segment operating profit which excludes: segment operating profit adjustments, impairment and restructuring charges, equity affiliate adjustments, interest expense (net), interest income, other (net), income tax expense, net income attributable to noncontrolling interests and discontinued operations. The Company believes that information about total segment operating profit assists all users of the Company’s consolidated financial statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses, prior to the Separation, apart from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results.

Separation, as the financial performance metric for fiscal 2013 because it believed that, prior to the Separation, this metric reflects the Company’s key financial objective for the operations for which the named executive officers had direct responsibility as presented in the guidance the Company provided to the financial market. The Compensation Committee also determined the following performance levels for the achievement of the financial performance metric, with performance that falls between the specified performance levels to be interpolated on a linear basis:

Performance Level	Performance Goal as a Percentage of Target Adjusted Total Segment Operating Profit	Payout as a Percentage of Financial Performance Portion of the Target Bonus
Maximum	120%	200%
Target	100%	100%
Threshold	80%	50%

For fiscal 2013, the Compensation Committee approved the following target and maximum Annual Bonus opportunities for each of Messrs. K.R. Murdoch, Carey, J.R. Murdoch, DeVoe and Zweifach:

Named Executive Officer	Fiscal 2013 Target Annual Bonus Opportunity	Fiscal 2013 Maximum Annual Bonus Opportunity
K. Rupert Murdoch	$12.5 million	$25.0 million
Chase Carey(1)	$10.0 million	$20.0 million
James R. Murdoch	$6.0 million	$12.0 million
David F. DeVoe	$5.0 million	$10.0 million
Gerson Zweifach(2)	$2.25 million	$4.5 million

(1)	Pursuant to his employment agreement, Mr. Carey was eligible to receive an Annual Bonus with a target of no less than $10.0 million and a maximum of no less than $20.0 million for fiscal 2013.
(2)	Pursuant to his employment agreement, Mr. Zweifach was eligible to receive an Annual Bonus with a target of no less than $2.25 million and a maximum of $4.5 million for fiscal 2013.

For fiscal 2013, the Compensation Committee set a target performance range for adjusted total segment operating profit, without giving effect to the Separation, consistent with the manner in which the Company provided guidance to the financial market, of $6.05 billion to $6.15 billion.

In accordance with the Annual Bonus framework, the Compensation Committee also considered the following qualitative factors, including contributions to the Company’s financial and non-financial objectives in fiscal 2013, when determining each eligible named executive officer’s Annual Bonus:

•

Mr. K.R. Murdoch provided leadership under which the Company’s Class A Common Stock price appreciated 46.2% in fiscal 2013, as adjusted to reflect the share price value of 21st Century Fox following the Separation, exceeding the S&P 500 Index, which was up 17.9% over the same time period. With his guidance, the Company completed the Separation, positioning 21st Century Fox for greater financial and operational flexibility, an improved competitive position and an enhanced ability to pursue industry-specific opportunities. In addition, the Company delivered strong financial results, strengthened its core operations, continued its international expansion plans and optimized its portfolio of businesses through a number of strategic acquisitions, investments and divestitures during the year. He continued to grow the Company’s brands and businesses in international markets with the expansion of the Company’s cable franchises in Asia and India. Mr. K.R. Murdoch also continued the process of simplifying the Company’s operating model, such as with the sale of NDS Group Limited and SKY Network Television Ltd. He continued to effectively build stockholder value as demonstrated by a total shareholder return that was one of the highest of the Company’s diversified media peers and by the continuation of repurchases under the stock repurchase program. Under his direction, the Company finished fiscal 2013 with immense financial flexibility, solid strategic positioning and vigorous operating momentum that will drive future growth.

•

Mr. Carey provided exceptional strategic leadership and management of the Company in fiscal 2013, helping the Company strengthen its operational foundation and its solid strategic position and successfully completing the Separation. He led a number of important strategic innovations including content monetization initiatives across many of the Company’s properties and the disposition of SKY Network Television Ltd. He continued to expand the Company’s international cable franchises with the acquisitions of key Indian cricket rights, full ownership of ESPN STAR Sports (now operating as Fox Sports Asia) and a controlling ownership stake in EMM. Under his direction, the Company leveraged its U.S. sports franchise, launching a national multi-sports network, Fox Sports 1, and finalizing key agreements with Major League Baseball and NASCAR. The Company also capitalized on its top cable network position with the planned launch of FXX, an extension of FX Networks. Mr. Carey continued to lead our initiatives for retransmission and affiliate compensation and to develop business solutions that will provide for significant revenues in future years, including key distribution agreements to deliver content across multiple platforms.

•

Mr. J.R. Murdoch played an important role during fiscal 2013 in developing the Company’s key international businesses and investments. With his guidance, the Company continues the process of simplifying its operating model through the increased ownership stake in Sky Deutschland to 55% and the acquisition of the remaining interest in ESPN STAR Sports (now operating as Fox Sports Asia). He continues to champion the expansion of the Company’s sports portfolio in Europe, with the acquisition of a controlling ownership stake in EMM, in India with new cricket rights and in Asia under the new Fox Sports Asia brand, positioning the Company for greater profitability. Under his leadership, the Company continues to expand its digital offerings of its library product and explores opportunities to obtain the digital rights to other key programming. Mr. J.R. Murdoch also contributed to the Company’s growing portfolio of domestic sports properties with the Company’s acquisition of a 49% equity stake in the YES Network.

•

Mr. DeVoe provided strategic advice to the Company’s Chairman and Chief Executive Officer and President and Chief Operating Officer regarding significant acquisitions, investments and dispositions and played a key role in executing the Separation. Mr. DeVoe was responsible for obtaining the appropriate regulatory clearance and for executing the Separation in a tax efficient manner. He developed and implemented a capital plan that further optimized the Company’s capital structure by appropriately balancing the objective of maintaining a strong and flexible balance sheet with the goal of deploying capital to invest in the Company’s business and make acquisitions. He continued to strengthen the Company’s financial stability while improving the Company’s capital structure. In fiscal 2013, he executed the repurchase of approximately 5% of the outstanding shares Class A Common Stock for $2.0 billion in a disciplined manner. His financial planning and financial risk management efforts have positioned the Company well for the financing of future capital allocation, including investments, acquisitions and stock repurchases. Mr. DeVoe also oversaw the Company’s public financial disclosures and led the effort to maintain effective internal controls.

•

Mr. Zweifach provided superior management of our legal and compliance function during fiscal 2013. He led the organization of a stronger global compliance structure under which the Company re-organized its global compliance program including hiring group compliance officers for each region, issued revised policies, enhanced its training programs and audited anti-corruption controls globally. Mr. Zweifach also established and serves as Chairman of the Compliance Steering Committee which works directly with business unit heads as well as members of the Company’s audit and legal teams to improve compliance controls and procedures. Under his leadership, the Company resolved a number of shareholder litigation matters and the legal department supported the management team in a variety of matters including the execution and completion of the Separation.

To determine the Annual Bonus for each named executive officer, the Compensation Committee recognized that the Company’s adjusted total segment operating profit, without giving effect to the Separation, was approximately $5.66 billion and, as a result, 84% of the target quantitative portion of the Annual Bonus was achieved. The Compensation Committee determined that the exemplary achievements described above of the named executive officers, individually and as a group, made contributions to drive the overall success of the business as well as its financial and strategic objectives and therefore awarded 133% of the target qualitative portion of the Annual Bonus. In light of these accomplishments, the Compensation Committee confirmed the payout multiples set forth below and calculated the Annual Bonuses, which were paid in cash, as follows:

Named Executive Officers	Fiscal 2013 Target Annual Bonus Opportunity	Adjusted Total Segment Operating Profit Performance			Qualitative Performance			Calculated Annual Bonus Amount
		66.7% of Target	Multiple	Subtotal(1)	33.3% of Target	Multiple	Subtotal
K. Rupert Murdoch	$12,500,000	8,333,333	84%	6,958,333	4,166,667	133%	5,541,667	12,500,000
Chase Carey	$10,000,000	6,666,667	84%	5,566,667	3,333,333	133%	4,433,333	10,000,000
James R. Murdoch	$6,000,000	4,000,000	84%	3,340,000	2,000,000	133%	2,660,000	6,000,000
David DeVoe	$5,000,000	3,333,333	84%	2,783,333	1,666,667	133%	2,216,667	5,000,000
Gerson Zweifach	$2,250,000	1,500,000	84%	1,252,500	750,000	133%	997,500	2,250,000

(1)	Amounts do not re-calculate due to rounding.

Fiscal 2014 Performance-Based Annual Bonus Compensation

In August 2013, the Compensation Committee approved the framework for the fiscal 2014 Annual Bonus. The Compensation Committee determined that two-thirds of the fiscal 2014 Annual Bonus would be based on achievement of target adjusted Operating Income Before Depreciation and Amortization (“OIBDA”), and one-third would be based on qualitative factors, including the contributions by each and the group of named executive officers. The Compensation Committee selected adjusted OIBDA as the financial performance metric for fiscal 2014 because it believes that, given the nature of the Company’s business following the Separation, this metric reflects the Company’s key financial objective for the operations for which the named executive officers have direct responsibility. The Compensation Committee also determined the following performance levels for the achievement of the financial performance metric, with performance that falls between the specified performance levels to be interpolated on a linear basis:

Performance Level	Performance Goal as a Percentage of Target Adjusted OIBDA	Payout as a Percentage of Financial Performance Portion of the Annual Bonus
Maximum	120%	200%
Target	100%	100%
Threshold	80%	50%

Also in August 2013, the Compensation Committee approved the following target and maximum Annual Bonus opportunities for each of Messrs. K.R. Murdoch, Carey, J.R. Murdoch and Zweifach for fiscal 2014:

Named Executive Officer	Fiscal 2014 Target Annual Bonus Opportunity	Fiscal 2014 Maximum Annual Bonus Opportunity
K. Rupert Murdoch	$10.5 million	$21.0 million
Chase Carey(1)	$10.0 million	$20.0 million
James R. Murdoch	$6.0 million	$12.0 million
Gerson Zweifach(2)	$2.25 million	$4.5 million

(1)	Pursuant to his employment agreement, Mr. Carey is eligible to receive an Annual Bonus with a target of no less than $10.0 million and a maximum of no less than $20.0 million for fiscal 2014.
(2)	Pursuant to his employment agreement, Mr. Zweifach is eligible to receive an Annual Bonus with a target of no less than $2.25 million and a maximum of $4.5 million for fiscal 2014.

The fiscal 2014 target and maximum Annual Bonus opportunities are unchanged from the respective fiscal 2013 amounts except for Mr. K.R. Murdoch as discussed above. In reaching this decision, the Compensation Committee concluded that the Annual Bonus program was properly rewarding the named executive officers for Company and individual achievements and effectively aligning their interest with those of our stockholders.

Performance-Based Long-Term Equity-Based Incentive Awards

The purpose of granting performance-based long-term equity-based awards to the named executive officers is to align further their compensation with the long-term performance of the Company and link the named executive officers’ interests directly to those of the Company’s stockholders. In order to more fully align the executives’ interests with those of the Company’s stockholders and reward the executives for superior results, the Compensation Committee designed a performance-based long-term equity-based incentive program and approved the annual grant of PSUs that will have a three-year performance measurement period (the “PSU Award”). For Messrs. K.R. Murdoch, Carey, J.R. Murdoch and DeVoe, each PSU represents the right to receive the U.S. dollar value of one share of Class A Common Stock in cash and for Mr. Zweifach, each PSU represents the right to receive one share of Class A Common Stock. The PSUs will be paid after the completion of the three-year performance period, based upon the following performance metrics that will be measured against targets established at the beginning of each performance period: (i) average annual adjusted earnings per share (“EPS”) growth; (ii) average annual adjusted free cash flow (“FCF”) growth; and (iii) the Company’s three-year TSR as measured against the three-year TSR of the companies that comprise the Standard & Poor’s 500 Index (excluding financial and energy sector companies) (the “S&P 500”) (collectively, the “Performance Metrics”). The target weighting for the adjusted EPS growth, adjusted FCF growth and TSR performance metrics will be 40%, 40% and 20%, respectively. The outstanding PSUs, including PSUs for the fiscal 2014-2016 performance period, were awarded under the Company’s 2005 Long-Term Incentive Plan, as amended (the “LTIP”).

Within 90 days of the beginning of each performance period, the Compensation Committee establishes for each of the Performance Metrics, performance ranges and payout ranges for the performance period. The Compensation Committee also determines the target opportunity for each of the named executive officers for the performance period, expressed as a dollar value (the “PSU Target Value”). The PSU Target Value will be converted into a target number of PSUs (the “PSU Target Number”) which, for fiscal 2013, was based on the average closing price of the Class A Common Stock for the 20 trading days ending on June 30, 2012.

Following the end of the performance period, the Compensation Committee will evaluate and certify the average year over year adjusted EPS growth and the average year over year adjusted FCF growth and the Company’s three-year relative TSR compared to the S&P 500 and determine the weighted payout (the “Final Performance Factor”); provided, however, the final payout cannot exceed 150% of the PSU Target Number and subject to the limitations set forth in the LTIP. Performance in a single year generally will not be indicative of the results for the entire performance period. Subject to the attainment of one or more of the Performance Metrics, at the end of the performance period, the named executive officers will be credited with a number of PSUs, which will be determined by multiplying the PSU Target Number by the Final Performance Factor (the “Final PSU Credits”). Messrs. K.R. Murdoch, Carey, J.R. Murdoch and DeVoe will each then receive a cash payment equal to the Final PSU Credits multiplied by the closing price of the Class A Common Stock on the last trading day immediately prior to the Payment Date, subject to the limitations set forth in the LTIP. The “Payment Date” will generally be August 15 of the applicable year or the business day closest to August 15. Mr. Zweifach will receive Class A Common stock as described above. Thus, the Final PSU Credits reflect both Company performance and any change in the value of the Company’s Class A Common Stock over the three-year performance period.

Treatment of PSUs Upon Separation

In order to maintain the value of outstanding PSU Awards as a result of the Separation, the number of unvested target PSUs allocated to each named executive officer for each of the fiscal 2011-2013, fiscal 2012-2014 and fiscal 2013-2015 performance periods was adjusted to convert the PSU Awards from awards over Class A Common Stock of pre-Separation News Corporation into awards over Class A Common Stock of 21st Century Fox. The adjustments were made based on the closing price of the Class A Common Stock of pre-Separation News Corporation on the final day of trading prior to the Separation (the “Pre-Separation Price”) and the volume-weighted average price of the Class A Common Stock on the first day of trading as 21st Century Fox following the effective date of the Separation (the “Initial Post-Separation Price”). The Pre-Separation Price was

divided by the Initial Post-Separation Price to derive a ratio (the “Conversion Ratio”) which was multiplied by the PSU Target Number for each named executive officer to adjust the PSU Target Number for each performance period.

Vesting of Performance-Based Long-Term Equity-Based Incentive Awards for Fiscal 2011-2013 Performance Period

The PSU Awards granted in August 2011 had a three year performance period ending on June 30, 2013 and, as described above, had performance measures based on average annual adjusted EPS growth, average annual adjusted FCF growth, and the Company’s three-year TSR as measured against the three-year TSR of the companies that comprise the S&P 500. In August 2011, the Compensation Committee determined the following performance levels and weightings for each Performance Metric:

Performance Levels	Fiscal 2011-2013 PSU Performance Metrics			Payout as a % of Target Opportunity
	Adjusted EPS Growth (40% weighting)	Adjusted FCF Growth (40% weighting)	TSR (20% weighting)
Threshold	0%	0%	25th Percentile	0%
Target	10%	12.5%	50th Percentile	100%
Maximum	20%	25%	75th Percentile	200%

In August 2013, the Compensation Committee reviewed the Company’s performance for the fiscal 2011-2013 performance period with respect to the PSUs granted in August 2010. The Compensation Committee evaluated and certified average year over year adjusted EPS growth of 17.3%, average year over year adjusted FCF growth of 0% and a three-year relative TSR percentile ranking at the 93rd percentile.

Performance Metrics	Target Performance	Actual Performance	Performance Factor
Adjusted EPS Growth	10.0%	17.3%	69%
Adjusted FCF Growth	12.5%	0%	0%
Relative TSR	50th Percentile	93rd Percentile	40%

Based on the Company’s performance, the Compensation Committee determined a Final Performance Factor of 109%. As a result, Messrs. K.R. Murdoch, Carey, J.R. Murdoch and DeVoe each received a payment equal to the Final PSU Credits described below multiplied by the closing price of the Company’s Class A Common Stock on the last trading day immediately prior to the Payment Date.

Named Executive Officers	Fiscal 2011-2013 Performance Period Target PSU Award Opportunity(1)	Final Performance Factor	Fiscal 2011-2013 Final PSU Credits
Mr. K.R. Murdoch	338,295	109%	368,741
Mr. Carey	845,738	109%	921,854
Mr. J.R. Murdoch	507,442	109%	553,111
Mr. DeVoe	211,433	109%	230,461

(1)	In connection with the Separation, the Compensation Committee converted the PSU Awards for Messrs. K.R. Murdoch, Carey, J.R. Murdoch and DeVoe for the fiscal 2011-2013 performance period into awards over Class A Common Stock of 21st Century Fox in accordance with the Conversion Ratio described above.

Adjustments to Fiscal 2012-2014 PSU Awards and Fiscal 2013-2015 PSU Awards

Any PSU Award made for the fiscal 2012-2014 performance period and the fiscal 2013-2015 performance period will be based on the Company’s performance both prior to and following the Separation. The Compensation Committee determined to retain the same Performance Metrics and weightings of the Performance

Metrics for these performance periods, as they are still applicable to 21st Century Fox. Further, the Compensation Committee determined that for fiscal years completed prior to the Separation, any results on which an applicable growth target was based would be considered on a pro forma basis so as to reflect the Separation.

For the fiscal 2013-2015 performance period, the Compensation Committee established for each of Messrs. K.R. Murdoch, Carey, J.R. Murdoch, DeVoe and Zweifach the following PSU Target Value. The corresponding target number of PSUs in the table below reflects the adjustment for the Separation based on the Conversion Ratio.

Named Executive Officers	Fiscal 2013-2015 Performance Period Target PSU Award Opportunity ($ value)	Fiscal 2013-2015 Performance Period Target PSU Award Opportunity (number of PSUs)(1)
K. Rupert Murdoch	$4.0 million	220,386
Chase Carey	$10.0 million	550,965
James R. Murdoch	$6.0 million	330,579
David F. DeVoe	$2.5 million	137,741
Gerson Zweifach	$0.25 million	13,773

(1)	In connection with the Separation, the Compensation Committee converted the PSU Awards for Messrs. K.R. Murdoch, Carey, J.R. Murdoch, DeVoe and Zweifach for the fiscal 2013-2015 performance period into awards over Class A Common Stock of 21st Century Fox in accordance with the Conversion Ratio described above.

Fiscal 2014 Performance-Based Long-Term Equity-Based Incentive Awards

For the fiscal 2014-2016 performance period, the Compensation Committee established the following PSU Target Value, and corresponding target number of PSUs, based on the average closing price of the Class A Common Stock for the 20 trading days commencing July 1, 2013, for each of Messrs. K.R. Murdoch, Carey, J.R. Murdoch and Zweifach:

Named Executive Officers	Fiscal 2014-2016 Performance Period Target PSU Award Opportunity ($ value)	Fiscal 2014-2016 Performance Period Target PSU Award Opportunity (number of PSUs)
K. Rupert Murdoch	$5.7 million	188,679
Chase Carey	$10.0 million	331,016
James R. Murdoch	$6.0 million	198,609
Gerson Zweifach	$0.25 million	8,275

In establishing the PSU Target Values above, the Compensation Committee considered that the PSU Award program properly motivates each of the named executive officers to drive Company performance and determined that the PSU Target Value for Messrs. Carey, J.R. Murdoch and Zweifach should remain unchanged from fiscal 2013 and that Mr. K.R. Murdoch’s PSU Target Value should be adjusted as described above in the section entitled “2014 CEO Pay Mix”. The Compensation Committee also recognized that Mr. K.R. Murdoch is a significant stockholder of the Company and therefore his interests are already aligned with stockholders’ interests. However, the Compensation Committee determined that it was appropriate for Mr. K.R. Murdoch to participate in the PSU Award program because the Compensation Committee believes in providing the same type of incentive compensation opportunities to each of the named executive officers who are responsible for the Company’s overall operations.

Retirement Benefits

Our defined-benefit pension plans serve as an important retention tool for long-term executives. In addition to a broad-based, tax-qualified pension plan, we also administer a Supplemental Executive Retirement Plan, or

SERP, in which certain executives who will earn more than $255,000 in calendar 2013 are eligible to participate. The SERP increases the retirement benefits of its participants above the amounts available under our broad-based plan, as limited by the Internal Revenue Code. Generally, the compensation limit for the SERP is capped at $355,000 for calendar 2013. As an additional retention incentive, certain of the named executive officers participates in the Company’s Individual Supplemental Employee Retirement Agreement Plan (“ISERA”), which provides enhanced benefits to certain of the Company’s executives. The ISERA compensation limit is $2.3 million for fiscal 2013. The ISERA also provides enhanced retirement health benefits to the participating executives and their spouses. The SERP and the ISERA are non-qualified plans for tax purposes and are funded using a grantor trust. The assets in the grantor trust are unsecured funds of the Company and could be used to satisfy the Company’s obligations in the event of bankruptcy or insolvency. Mr. Zweifach is not eligible to participate in any of these pension plans due to them being closed to all new employees. For additional information on these arrangements and plans, please see the Pension Benefits Table and the Potential Payments Upon Termination Table, together with their accompanying footnotes, below.

Perquisites

Our named executive officers are provided with limited types of perquisites and other personal benefits that the Compensation Committee feels are reasonable and consistent with the Company’s overall compensation philosophy. Perquisites constitute a very small percentage of each of the named executive officer’s total compensation package. Some perquisites are intended to serve a specific business need for the benefit of the Company; however, it is understood that some may be used for personal reasons as well.

For safety and security reasons, all of the named executive officers are required to use the Company aircraft for all travel. We also provide automobiles for certain of our named executive officers. The perquisites received by each named executive officer in fiscal 2013, as well as their incremental cost to the Company, are reported in the Summary Compensation Table and its accompanying footnotes below.

Severance and Change in Control Arrangements

The employment agreements of Messrs. Carey, DeVoe and Zweifach contain negotiated severance provisions that provide benefits to these named executive officers upon their separation from the Company, which are more fully described in the section entitled “Potential Payments Upon Termination” below. None of the named executive officers’ employment agreements or arrangements contains provisions relating to a change in control of the Company.

Recoupment of Previously Paid Named Executive Officer Performance-Based Compensation

The Board of Directors has policies requiring the recoupment of performance-based compensation paid to the named executive officers in the event of certain financial restatements or of other bonus compensation in certain other instances. The policies require reimbursement, to the extent permitted by governing law and any employment arrangements entered into prior to the adoption of the policies.

Prohibition on Hedging of 21st Century Fox Stock

The Company prohibits all directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities, including options, warrants, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as the Company’s common stock. This prohibition includes, but is not limited to, trading in Company-based put or call option contracts, trading in straddles and the like. However, holding and exercising stock options, restricted stock units or other derivative securities granted under the Company’s equity compensation plans is not prohibited.

Compensation Deductibility Policy

In approving compensation, the Compensation Committee takes into account Section 162(m) of the Internal Revenue Code which generally limits to $1 million the U.S. federal tax deductibility of compensation paid in one year to the named executive officers (other than, pursuant to Internal Revenue Service pronouncements, Mr. DeVoe, our Chief Financial Officer in fiscal 2013). However, the Compensation Committee has approved, and may continue to approve, compensation exceeding the $1 million limitation, including with respect to a portion of base salary and long-term incentives, and exceeding the maximum bonus amount provided for under the Annual Bonus, in order to provide appropriate compensation. In fiscal 2013, a portion of each of our named executive officers’ compensation exceeded the $1 million threshold under Section 162(m) of the Internal Revenue Code, therefore, the Company estimates that it has foregone a tax benefit of approximately $6.0 million under the current compensation framework. While accounting and tax treatment are relevant issues to consider, the Compensation Committee believes that stockholder interests are best served by not restricting flexibility in designing compensation programs, even though such programs may result in non-deductible compensation expenses for tax purposes.

As part of the executive compensation program, the named executive officers are eligible to receive performance-based annual bonus compensation and performance-based long-term equity-based incentive awards under the Company’s Long-Term Incentive Plan. Performance-based compensation may qualify for an exception to the limit on deductibility, provided that the plan under which such compensation is paid meets certain requirements, including stockholder approval. Each of the Annual Bonus and the Company’s Long-Term Incentive Plan is designed to permit awards that comply with the Section 162(m) exception for performance-based compensation. The stockholders of the Company have approved both of these plans.

For tax purposes, in order preserve the ability to deduct annual performance-based compensation under Section 162(m) of the Internal Revenue Code, the Annual Bonus is conditioned upon the funding of a bonus pool (the “Annual Bonus Pool”). For fiscal 2013, the Compensation Committee approved a formula for funding the Annual Bonus Pool of 3.0% of the Company’s adjusted total segment operating profit earned for the fiscal year, which represents the maximum annual performance-based compensation that is payable. Additionally, the Company’s Annual Bonus program caps the amount to be paid to an individual in any fiscal year with an aggregate total of $61.5 million payable to all eligible participants in fiscal 2013. After the Separation, the Compensation Committee revised the formula for funding the Annual Bonus Pool to 2.0% of the Company’s OIBDA as the performance measure for fiscal 2014 to reflect the Company’s new mix of businesses. The Compensation Committee selected OIBDA as the performance measure for the funding of the Annual Bonus Pool because it best reflects the Company’s key financial objective for the operations for which the named executive officers have direct responsibility given the nature of the Company’s business following the Separation.

In August 2013, the Compensation Committee certified the total segment operating profit earned and the maximum annual bonus amounts for Messrs. K.R. Murdoch, Carey, J.R. Murdoch and Zweifach. The Compensation Committee then exercised its downward discretion to adjust the actual payments to the level that was awarded to Messrs. K.R. Murdoch, Carey, J.R. Murdoch and Zweifach according to the methodology described above. Please see the section entitled “Annual Bonus Compensation”.

With respect to the Company’s long-term incentive plan, the Compensation Committee also establishes performance goals for PSUs, with the intent that they will be eligible for deductibility under Section 162(m), as described in the “Performance-Based Long-Term Equity-Based Incentive Awards” section above. In August 2013, the Compensation Committee certified that one of the Performance Metrics was attained and that Messrs. K.R. Murdoch, Carey, and J.R. Murdoch were eligible to receive the maximum number of PSUs. The Compensation Committee then exercised its downward discretion to adjust the actual payments to the level that was awarded to Messrs. K.R. Murdoch, Carey, and J.R. Murdoch according to the methodology described above. Please see the section entitled “Vesting of Performance-Based Long-Term Equity-Based Incentive Awards for Fiscal 2011-2013 Performance Period”.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and this proxy statement.

THE COMPENSATION COMMITTEE:

James W. Breyer (Chairman)

Sir Roderick I. Eddington

Álvaro Uribe

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of the following non-executive directors: James W. Breyer (Chairman), Sir Roderick I. Eddington and Álvaro Uribe, all of whom the Board has determined are independent in accordance with NASDAQ listing rules. There are no interlocking relationships as defined in the applicable SEC rules.

RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES

The Compensation Committee has been delegated the authority to oversee the risk assessment of the Company’s compensation policies and practices. At the direction of the Compensation Committee, members of senior management conducted the risk assessment. Such members gathered and reviewed information regarding pay practices and risk-mitigation factors within the Company’s principal business units and its corporate division. Following an analysis of the data with the Compensation Committee, the Compensation Committee does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company. In addition, the Company’s compensation programs include sufficient risk mitigation features, such as significant management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics which are generally set at the beginning of the performance period, award opportunities that are fixed or capped, and recoupment provisions for named executive officers’ bonus compensation in the event of certain financial restatements or certain other instances.

EXECUTIVE COMPENSATION

Summary Compensation Table for the Fiscal Year Ended June 30, 2013

The following table sets forth information with respect to total compensation for the fiscal years ended June 30, 2013, June 30, 2012 and June 30, 2011, respectively, for the Company’s Chief Executive Officer, Chief Financial Officer and the other most highly compensated executive officers of the Company (collectively, the “named executive officers”) who served in such capacity on June 30, 2013.

Name and Principal Position	Fiscal Year	Salary (a)	Bonus		Stock Awards (b)		Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (c)	All Other Compensation (d)	Total
K. Rupert Murdoch	2013	$8,100,000	$-		$5,164,890		$-	$12,500,000	$2,849,000	$299,150	$28,913,040
Chairman and Chief Executive Officer	2012	$8,100,000	$10,425,000		$3,508,681		$-	$-	$7,604,000	$384,611	$30,022,292
	2011	$8,100,000	$12,500,000		$8,527,321	(e)	$-	$-	$3,857,000	$308,432	$33,292,753

Chase Carey	2013	$4,050,000	$-		$12,912,225		$-	$10,000,000	$-	$83,392	$27,045,617
Deputy Chairman, President and Chief Operating Officer	2012	$4,050,000	$8,340,000		$8,771,717		$-	$-	$3,514,000	$81,766	$24,757,483
	2011	$4,050,000	$10,000,000		$15,243,303	(e)	$-	$-	$788,000	$69,182	$30,150,485

James R. Murdoch	2013	$3,000,000	$-		$7,747,335		$-	$6,000,000	$-	$291,960	$17,039,295
Deputy Chief Operating Officer and Chairman and CEO, International	2012	$3,000,000	$5,000,000		$5,263,021		$-	$-	$3,262,000	$313,051	$16,838,072
	2011	$3,000,000	$6,000,000	(f)	$8,317,811	(e)	$-	$-	$379,000	$224,864	$17,921,675	(f)

David F. DeVoe	2013	$2,853,750	$-		$3,228,050		$-	$5,000,000	$1,142,000	$205,722	$12,429,522
Senior Executive Vice President and Chief Financial Officer	2012	$2,853,750	$4,170,000		$2,192,926		$-	$-	$1,372,000	$188,016	$10,776,692
	2011	$2,853,750	$5,000,000		$9,511,444	(e)	$-	$-	$668,000	$211,246	$18,244,440

Gerson Zweifach(g)	2013	$3,000,000	$-		$322,789		$-	$2,250,000	$-	$23,325	$5,596,114
Senior Executive Vice President and Group General Counsel	2012	$1,250,000	$1,500,000	(h)	$4,503,856		$-	$-	$-	$6,000	$7,259,856

(a)	All of the base salaries were paid in U.S. dollars except for Mr. J.R. Murdoch’s base salary in fiscal 2011 which was paid in Euros.
(b)	The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of stock awards granted during the applicable fiscal year. All awards were computed in accordance with accounting guidance. Additionally, in connection with the extension of Mr. DeVoe’s employment agreement, he received in fiscal 2011 a signing bonus of cash-settled RSUs with a value of $5 million.
(c)	The values reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are theoretical as these amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 55 or current age, if later, and other assumptions used in preparing the Company’s audited consolidated financial statements for the fiscal years ended June 30, 2013, June 30, 2012 and June 30, 2011. The change in actuarial present value for each named executive officer’s accumulated pension benefits under the applicable Company pension plan(s) from year to year as reported in the Summary Compensation Table is subject to market volatility and may not represent, nor does it affect, the value that a named executive officer will actually accrue under the Company’s pension plans during any given fiscal year. There were no above-market earnings or preferential earnings on any compensation that was deferred pursuant to a nonqualified deferred compensation plan or other basis that is not tax-qualified.
(d)	All Other Compensation paid in the fiscal year ended June 30, 2013 is calculated based on the incremental cost to the Company and is comprised of the following:

	K. Rupert Murdoch	Chase Carey	James R. Murdoch	David F. DeVoe	Gerson Zweifach
Perquisites
Personal Use of Corporate Aircraft	$274,531	$60,067	$283,035	$168,249	$-
Personal Use of Corporate Car/Car Allowance	15,694	14,400	-	28,548	14,400
Company Contributions to 401(k) Plan	8,925	8,925	8,925	8,925	8,925

Total	$299,150	$83,392	$291,960	$205,722	$23,325

(e)	At the beginning of fiscal year 2011, the Company adopted the new performance-based long-term equity-based incentive program which prospectively replaced the previous program for granting long-term equity awards. Under the previous program, in accordance with past practice, the Company granted RSUs to the eligible named executive officers in August 2010 with respect to each named executive officer’s performance during the prior fiscal year (granted at the conclusion of the performance period) – the fiscal year ended June 30, 2010. Under the new program, the Company granted PSUs to the eligible named executive officers in August 2010 with payouts to be based on the Company’s performance in future fiscal years (granted at the beginning of the performance period) – the fiscal years ended June 30, 2011 through June 30, 2013. For the transition year of fiscal 2011, the SEC’s disclosure rules require that the Summary Compensation Table for fiscal year 2011 reflect these two equity grants in the same year – i.e. disclosure of the RSU grant made in respect of each named executive officer’s prior performance during fiscal 2010 as well as disclosure of the PSU grant made in August 2010 relating to the future performance period of fiscal 2011-2013. This presentation, while mandated under the SEC rules, does not reflect the Compensation Committee’s compensation decisions for fiscal 2011.
(f)	Mr. J.R. Murdoch declined payment of his fiscal 2011 Annual Bonus award of $6,000,000. Accordingly, his actual total compensation for fiscal 2011 was $11,921,675.
(g)	Mr. Zweifach joined the Company in February 2012.
(h)	The amount set forth in the Bonus column for fiscal 2012 for Mr. Zweifach represents a guaranteed partial-year bonus.

Grants of Plan-Based Awards during the Fiscal Year Ended June 30, 2013

The following table sets forth information with respect to grants of plan-based awards to the named executive officers during the fiscal year ended June 30, 2013. The awards described in the following table do not reflect the conversion of awards granted prior to the Separation.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target(b)	Maximum
K. Rupert Murdoch			$4,125,000	$12,500,000	$25,000,000
	8/6/2012	(a)				19,831	198,314	297,471	n/a	$5,164,890
Chase Carey			$3,300,000	$10,000,000	$20,000,000
	8/6/2012	(a)				49,579	495,785	743,678	n/a	$12,912,225
James R. Murdoch			$1,980,000	$6,000,000	$12,000,000
	8/6/2012	(a)				29,747	297,471	446,207	n/a	$7,747,335
David F. DeVoe			$1,650,000	$5,000,000	$10,000,000
	8/6/2012	(a)				12,395	123,946	185,919	n/a	$3,228,050
Gerson Zweifach			$742,500	$2,250,000	$4,500,000
	8/6/2012	(a)				1,239	12,394	18,591	n/a	$322,789

(a)	Reflects the right to receive the US Dollar value of one share of Class A Common Stock, except for Mr. Zweifach who will receive shares of Class A Common Stock, that may be earned upon vesting of PSUs granted in fiscal 2013, assuming the achievement of target and maximum performance levels (i.e., 100% and 150%, respectively, of the target PSUs) following the applicable performance period. See “Compensation Discussion and Analysis—Long-Term Equity-Based Incentive Awards” for a discussion of the performance measures for the PSUs.
(b)	In connection with the Separation, the Compensation Committee converted the PSU Awards into awards over Class A Common Stock of 21st Century Fox in accordance with the Conversion Ratio. For the converted target opportunity, please see page 63.

Employment Agreements

Summary of K. Rupert Murdoch’s Letter Agreement

In August 2010, the Company entered into a letter agreement with Mr. K.R. Murdoch to reflect his eligibility to receive an Annual Bonus and PSUs (the “KRM Letter Agreement”). For additional information regarding the methodology and calculation of the Annual Bonus and PSU Award see the section entitled “Named Executive Officers’ Compensation Packages” above. For additional information regarding changes to Mr. K.R. Murdoch’s Annual Bonus and PSU Award for fiscal 2014, see the section entitled “Post-Separation CEO Compensation”.

For a discussion of the termination provisions relating to Mr. K.R. Murdoch’s Annual Bonus and PSUs, see “Potential Payment Upon Termination” below.

Summary of Chase Carey’s Employment Agreement

In August 2010, the Compensation Committee approved the Amended and Restated Employment Agreement effective as of July 1, 2010 and expiring June 30, 2014 (the “Carey Amended Agreement”). Pursuant to the terms of the Carey Amended Agreement, Mr. Carey receives a base salary of $4.05 million per year. In addition, Mr. Carey is eligible to receive an Annual Bonus, and the target amount for the Annual Bonus for each fiscal year of the term of the agreement shall be no less than $10 million with a maximum performance opportunity of no less than $20 million. Mr. Carey is eligible to receive PSUs, and the target amount for the PSUs for each fiscal year of the term of the agreement shall be no less than $10 million with a PSU maximum opportunity as described in the section entitled “Named Executive Officers’ Compensation Packages” above.

During the term of the Carey Amended Agreement, Mr. Carey will participate in all of the Company’s pension and welfare plans, programs and benefits (including each retirement plan, the SERP, the ISERA, group life insurance, accident and death insurance, medical and dental insurance, sick leave and disability plan and any plan or program providing fringe benefits or perquisites) at the highest levels that are from time to time applicable to senior executives of the Company. Mr. Carey will also be entitled to participate, and the Company will pay for, such health and welfare benefits (including medical and dental, disability and life insurance and other similar benefit plans) presently in effect or to be adopted at the highest levels that are from time to time applicable to the highest paid group of senior executives of the Company for their lifetime so long as such benefits are not provided by another employer. Upon Mr. Carey’s death, Mr. Carey’s surviving spouse and eligible dependents will continue to be provided with Company health and welfare benefits under the same terms and conditions as are applicable to the highest level of senior executives of the Company. In addition, Mr. Carey will be provided with a car allowance and use of a corporate jet or charter jet for business and personal travel in accordance with Company guidelines.

The Carey Amended Agreement also provides for certain payments and benefits to Mr. Carey upon his separation from the Company. For a discussion of these provisions of the employment agreement, see “Potential Payment Upon Termination” below.

In addition, the Carey Amended Agreement provides Mr. Carey with reimbursement for reasonable legal fees and disbursements incurred by Mr. Carey in connection with the negotiation and preparation of the agreement, as well as those incurred in connection with any dispute over the good faith enforcement of his rights under such agreement.

In response to stockholder concerns, in June 2012, Mr. Carey offered to enter into and the Compensation Committee approved an amendment to the Carey Amended Agreement to remove a provision for payment to Mr. Carey to cover excise taxes incurred by the executive pursuant to Section 4999 of the Internal Revenue Code with respect to payments received by the executive which are deemed to constitute a “Parachute Payment” as defined in Section 280G of the Internal Revenue Code.

Summary of James R. Murdoch’s Letter Agreement

In August 2010, the Company entered into a letter agreement with Mr. J.R. Murdoch to reflect his eligibility to receive an Annual Bonus and PSUs (the “JRM Letter Agreement”). For additional information regarding the methodology and calculation of the Annual Bonus and PSU Award see the section entitled “Named Executive Officers’ Compensation Packages” above.

For a discussion of the termination provisions relating to Mr. J.R. Murdoch’s Annual Bonus and PSUs, see “Potential Payment Upon Termination” below.

Summary of David F. DeVoe’s Employment Agreement and Letter Agreement

Through June 30, 2013, Mr. DeVoe served as the Company’s Senior Executive Vice President and Chief Financial Officer. Following his retirement, Mr. DeVoe serves as a Senior Advisor of the Company and continues to serve as a Director on the Board of Directors of the Company in accordance with his employment agreement, effective as of November 14, 2004, as amended, expiring November 14, 2014 (the “DeVoe Agreement”). Pursuant to the terms of the DeVoe Agreement, Mr. DeVoe receives a base salary at an annual rate of not less than $2.5 million and is eligible to receive an annual bonus. Mr. DeVoe is entitled to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company applicable to senior executives of the Company or certain subsidiaries, including any stock option or purchase plan, stock appreciation rights plan or any bonus or other incentive compensation plan and any profit sharing, pension, group medical, dental disability and life insurance or other similar benefits plan (collectively, the “Benefits”); however, any bonus or long-term incentive awards that Mr. DeVoe may be eligible to receive will be subject to the terms set forth in the DeVoe Letter Agreement (as defined below). In addition, Mr. DeVoe is provided with the use of an automobile, and the Company will pay for the insurance, maintenance and fuel for such automobile. In connection with the five-year extension of the DeVoe Agreement, Mr. DeVoe received a signing bonus of cash-

settled RSUs with a value of $5 million. The Company and Mr. DeVoe agreed to amend the DeVoe Agreement to provide that, beginning July 1, 2013, he serves as a Senior Advisor of the Company. All other material terms of the DeVoe Agreement remain the same.

In August 2010, the Company entered into a letter agreement with Mr. DeVoe to reflect his eligibility to receive an Annual Bonus and PSUs (the “DeVoe Letter Agreement”). For additional information regarding the methodology and calculation of the Annual Bonus and PSU Award see the section entitled “Named Executive Officers’ Compensation Packages” above.

The DeVoe Agreement and the DeVoe Letter Agreement provide for certain payments and benefits upon Mr. DeVoe’s separation from the Company. For a discussion of these provisions of the employment agreement, see “Potential Payment Upon Termination” below.

Summary of Gerson Zweifach’s Employment Agreement

In February 2012, the Company and Mr. Gerson Zweifach entered into an employment agreement. The term of this employment agreement is from February 1, 2012 through January 31, 2015. Under the terms of the employment agreement, Mr. Zweifach serves as the Company’s Senior Executive Vice President and Group General Counsel, as well as Senior Executive Vice President and General Counsel of certain subsidiaries of the Company.

Pursuant to the terms of his employment agreement, Mr. Zweifach receives a base salary at an annual rate of not less than $3.0 million and an initial bonus of $1.5 million for the fiscal year ending June 30, 2012. For the fiscal years ending June 30, 2013, June 30, 2014 and June 30, 2015, Mr. Zweifach will be eligible to receive an annual bonus with a target of no less than $2.25 million and a maximum of $4.5 million. The criteria for the achievement of the bonus amount shall be based on performance metrics set by the Chief Executive Officer and the Compensation Committee of the Company in good faith.

In addition, the employment agreement provides that Mr. Zweifach is entitled to receive PSUs, the target amount of which shall be $4.0 million for fiscal 2012-2014 performance period and a target of no less than $250,000 for each of the fiscal 2013-2015 and fiscal 2014-2016 performance periods with a PSU maximum opportunity as described above. If after the expiration date of Mr. Zweifach’s employment agreement he does not continue employment with the Company, he will be entitled to receive the full value of the PSU Award for the fiscal 2012-2014 performance period, with such payment to be made on February 13, 2015 and a pro-rata portion of the PSU Award for the fiscal 2013-2015 performance period and the fiscal 2014-2016 performance period with the award reduced by a fraction (the numerator of which is the full months of employment completed by Mr. Zweifach and the denominator of which is 36) provided he has completed 12 months of employment in the applicable performance period.

Mr. Zweifach is entitled to participate in incentive, equity or benefit plans or arrangements in effect or to be adopted by the Company made generally available to all other executives of the Company in the Office of the Chairman including any stock option or purchase plan, stock appreciation rights plan or any bonus or other incentive or equity compensation plan and any profit sharing, group medical, dental, disability, life insurance or other similar benefit plans, programs or benefits, excluding retiree benefits. In addition, Mr. Zweifach receives a car and ground transportation allowance in the amount of $1,200 per month.

The employment agreement also provides for certain payments and benefits to Mr. Zweifach upon his separation from the Company. For a discussion of these provisions of the employment agreement, see “Potential Payment Upon Termination” below.

In addition, the employment agreement provides Mr. Zweifach with reimbursement for reasonable legal fees and disbursements incurred by Mr. Zweifach in connection with the negotiation and preparation of the employment agreement.

Outstanding Equity Awards at June 30, 2013

The following table sets forth information with respect to each of the named executive officer’s outstanding equity awards at June 30, 2013.

Name	Option Awards						Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(a)	Market Value of Shares or Units of Stock That Have Not Vested(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(b)
K. Rupert Murdoch							454,633	$13,079,791	486,724	$14,003,049
Chase Carey							1,007,746	$28,992,852	1,216,812	$35,007,681
James R. Murdoch							586,965	$16,886,983	730,086	$21,004,574
David F. DeVoe							260,721	$7,500,943	304,202	$8,751,892
Gerson Zweifach									249,842	$7,187,954

(a)	The amounts set forth in this column represent the number of unvested, cash-settled RSUs and PSUs, as adjusted to reflect the Separation, for the fiscal 2011-2013 performance period that were no longer subject to performance criteria as of June 30, 2013. The RSUs were granted under the Company’s previous long-term incentive program and the PSUs for the fiscal 2011-2013 performance period vested on August 15, 2013. The number of unvested PSUs reflects 109% of the PSU Target Number. For additional information, please see page 62 in the section entitled “Vesting of Performance-Based Long-Term Equity-Based Incentive Awards for Fiscal 2011-2013 Performance Period”. The vesting dates for the unvested RSUs and unvested PSUs are as follows:

Name	Number of RSUs That Have Not Vested	Number of PSUs That Have Not Vested	Date of Grant	Vesting Dates
K. Rupert Murdoch	85,892		8/4/2010	8/15/2013
		368,741	8/2/2010	8/15/2013
Chase Carey	85,892		8/4/2010	8/15/2013
		921,854	8/2/2010	8/15/2013
James R. Murdoch	33,854		8/4/2010	8/15/2013
		553,111	8/2/2010	8/15/2013
David F. DeVoe	30,260		8/4/2010	8/15/2013
		230,461	8/2/2010	8/15/2013

(b)	Calculated using the adjusted closing price of the Company’s Class A Common Stock as reported on NASDAQ on June 28, 2013 of $28.77, which is adjusted to reflect the share price value of 21st Century Fox following the Separation.
(c)	The amounts set forth in this column represent the number of unvested, cash-settled PSUs, except for Mr. Zweifach who receives stock-settled PSUs, as adjusted to reflect the Separation, granted for the fiscal 2012-2014 performance period and fiscal 2013-2015 performance period, which remain subject to performance criteria and had not yet vested as of June 30, 2013. In accordance with SEC guidance, the number of shares presented is based on the assumption that the PSUs will vest based on the achievement of the target performance level. The number of PSUs, if any, realized by a named executive officer will depend on the actual performance level achieved by the Company for the applicable performance period and any change in the value of the Company’s Class A Common Stock over the three-year performance period. The number of target PSUs granted that remain subject to performance criteria as of June 30, 2013 and their respective vesting dates are as follows:

Name	Number of PSUs That Have Not Vested	Date of Grant	Performance Period	Vesting Dates
K. Rupert Murdoch	266,338	8/9/2011	7/1/2011 to 6/30/2014	8/15/2014
	220,386	8/6/2012	7/1/2012 to 6/30/2015	8/15/2015
Chase Carey	665,847	8/9/2011	7/1/2011 to 6/30/2014	8/15/2014
	550,965	8/6/2012	7/1/2012 to 6/30/2015	8/15/2015
James R. Murdoch	399,507	8/9/2011	7/1/2011 to 6/30/2014	8/15/2014
	330,579	8/6/2012	7/1/2012 to 6/30/2015	8/15/2015
David F. DeVoe	166,461	8/9/2011	7/1/2011 to 6/30/2014	8/15/2014
	137,741	8/6/2012	7/1/2012 to 6/30/2015	8/15/2015
Gerson Zweifach	236,069	2/3/2012	7/1/2011 to 6/30/2014	1/31/2015
	13,773	8/6/2012	7/1/2012 to 6/30/2015	8/15/2015

Options Exercised and Stock Vested during the Fiscal Year Ended June 30, 2013

The following table sets forth information with respect to the exercise of stock options and stock appreciation rights and vesting of RSUs for each of the named executive officers during the fiscal year ended June 30, 2013.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
K. Rupert Murdoch	-	$-	182,539	$4,253,159
Chase Carey	-	$-	77,290	$1,800,857
James R. Murdoch	-	$-	71,358	$1,662,641
David F. DeVoe	-	$-	159,729	$3,744,586
Gerson Zweifach	-	$-	-	$-

Pension Benefits at June 30, 2013

The following table sets forth information with respect to each Company plan that provides payments in connection with retirement with respect to each of the named executive officers.

Name(1)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
K. Rupert Murdoch(2)	Qualified Pension Plan(4)	61	$6,481,000	$564,690
	Individual Supplemental Executive Retirement Plan	61	70,249,000	-

			76,730,000
Chase Carey(3)	Qualified Pension Plan(4)	20	$396,000	$-
	Supplemental Executive Retirement Plan	20	149,000	-
	Individual Supplemental Executive Retirement Plan	24	18,304,000	-

			18,849,000
James R. Murdoch	Qualified Pension Plan(4) (5)	8	$100,000	$-
	Supplemental Executive Retirement Plan(5)	8	53,000	-
	Individual Supplemental Executive Retirement Plan	17	6,942,000	-

			7,095,000
David F. DeVoe	Qualified Pension Plan(4)	30	$1,382,000	$-
	Supplemental Executive Retirement Plan	30	635,000	-
	Individual Supplemental Executive Retirement Plan	30	15,911,000	-

			17,928,000

(1)	Mr. Zweifach is not entitled to participate in the Company’s pension plans because they are closed to new employees.
(2)	Mr. K.R. Murdoch’s pension benefits are primarily from the ISERA plan. The value of his benefit reflects his 61 years of service with the Company and, since the timing of benefits from this plan are subject to Internal Revenue Code Section 409A, Mr. K.R. Murdoch cannot commence his benefits until he retires. While his benefits are subject to the delay, the Company actuarially increases the amount of his benefits to maintain the value of benefits he has already earned.
(3)	If Mr. Carey’s employment is terminated by the Company without cause or by Mr. Carey with good reason, Mr. Carey is entitled to additional age and service credits when calculating his pension benefit. See “Description of Pension Benefits” below. The value of this benefit at June 30, 2013 is $2.4 million.
(4)	Qualified pension plan includes benefits earned under either the News America Incorporated Employees’ Pension and Retirement Plan or the Fox Pension Plan or a combination of these plans.
(5)	Mr. J. R. Murdoch did not receive additional credited service for the Qualified Pension Plan and the Supplemental Executive Retirement Plan when he worked outside of the United States.

Description of Pension Benefits

The Company sponsors the Employees’ Pension and Retirement Plan (the “Qualified Pension Plan”) which provides retirement benefits to the eligible named executive officers and employees of certain U.S. subsidiaries. The Qualified Pension Plan is a broad-based, tax-qualified defined benefit plan for employees hired before January 1, 2008. Participation in the Qualified Pension Plan begins on January 1 or July 1 following the later of the date on which an eligible employee attains age 21 or completes one full year of service. Under the Qualified Pension Plan, participants become fully vested in their accrued benefit upon completion of five full years of service and are entitled to receive unreduced benefits upon retirement at age 65 or later. The benefit is paid in the form of a monthly annuity. The accrued benefit under the Qualified Pension Plan at normal retirement age for service after June 30, 1989 is equal to 1% of monthly compensation times years of service, plus 0.6% of average monthly compensation in excess of average covered compensation times years of service limited to 35 years (includes service prior to June 30, 1989 for limiting service). For service prior to June 30, 1989, the accrued benefit is the accrued benefit calculated under the prior plan formula and adjusted for the increase in average compensation. Average compensation is generally compensation reported on the participant’s W-2 form during the participant’s last 120 months of service, plus 401(k) plan or Section 125 deferrals, but does not include non-cash bonuses for any 60 consecutive months. The Company pays the entire cost of the benefits provided under the Qualified Pension Plan. Eligible compensation for purposes of the Qualified Pension Plan is limited by federal law.

In addition to the Qualified Pension Plan, the Company maintains a SERP, which provides benefits to employees who are participants in the Qualified Pension Plan but whose annual compensation exceeds the compensation limit of the Qualified Pension Plan ($255,000 in 2013). With the exception of Messrs. K.R. Murdoch and Zweifach, each of the named executive officers participates in the SERP. The compensation limit for the SERP is capped at $100,000 in excess of the Qualified Pension Limit ($355,000 in 2013). The benefits of the SERP are calculated using the same formula as the Qualified Pension Plan. The SERP is a non-qualified plan for tax purposes and is funded using a grantor trust. The assets in the grantor trust are unsecured funds of the Company and could be used to satisfy the Company’s obligations in the event of bankruptcy or insolvency.

Certain of the named executive officers also participate in the Company’s ISERA, which provides enhanced benefits to a select group of the Company’s top executives. The ISERA compensation limit is $2.3 million for fiscal 2013. The benefit provided under the ISERA is unreduced for early retirement beginning at age 55 and is paid as 100% joint and surviving spouse annuity. This benefit is indexed annually at retirement to account for inflation. The ISERA also provides retirement health and life insurance benefits to the participating executives and their spouses. The ISERA is a non-qualified plan for tax purposes and is funded using a grantor trust. The assets in the grantor trust are unsecured funds of the Company and could be used to satisfy the Company’s obligations in the event of bankruptcy or insolvency.

Mr. Carey has accrued benefits under another qualified pension plan sponsored by the Company. He accrued benefits under this plan prior to participating under the Qualified Pension Plan. The Qualified Pension Plan counts Mr. Carey’s service under the prior plan. However, the benefit payable from the Qualified Pension Plan is reduced by Mr. Carey’s accrued benefit under the prior plan. Similar to the Qualified Pension Plan, the prior plan is a broad-based, tax-qualified, defined benefit plan that provides retirement benefits to employees hired before January 1, 2008 of certain U.S. subsidiaries of the Company. Under the prior plan, participants become fully vested in their accrued benefit upon completion of five years of service and are entitled to receive unreduced benefits upon retirement at age 65 or later. Participants retiring after age 55 with five years of service can receive an unreduced benefit at age 62. The benefit is paid in the form of a monthly annuity. The accrued benefit under the prior plan at normal retirement age is equal to 1.2% of the final average compensation times years of service, plus 0.4% of final average compensation in excess of average wage base times years of service. Final average compensation is the highest base salary plus commission during the five calendar years in the ten most recent calendar years divided by the lesser of 60 or the participant’s months of credited service. The Company pays the entire cost of the benefits provided under the prior plan and eligible compensation for plan purposes is limited by federal law.

Pursuant to the Carey Amended Agreement, Mr. Carey is entitled to additional pension benefits in the event of his termination by the Company without Cause (as defined in the Carey Amended Agreement) or his resignation for Good Reason (as defined in the Carey Amended Agreement) during the term of the applicable agreement. The additional pension benefit adds the greater of 36 months or the number of months remaining in the term of the applicable employment agreement to his age and service credit in calculating his pension benefit. For example, if this provision was triggered during the fiscal year ended on June 30, 2013, Mr. Carey would receive a pension that would include 36 additional months of age and service credit from the fiscal year-end trigger date. The additional pension would be paid as long as either Mr. Carey or his spouse are alive. The present value of this additional benefit as of June 30, 2013 is $2.4 million, determined using the same assumptions used to value the amount shown on the Pension Benefits Table above.

The material assumptions, except for assumed retirement age, used to quantify the present value of accumulated benefits for each named executive officer in the table above are set forth in Note 17 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, including the discount rate of 5.25% and mortality assumption of RP 2000 projecting continuous future improvements using Scale BB. The assumed retirement age for Messrs. K.R. Murdoch, Carey and DeVoe is their respective current age as they are each currently entitled to unreduced pension benefits under the ISERA. For Mr.  J.R. Murdoch, the assumed retirement age is 55, the age he is entitled to receive unreduced benefits from the ISERA.

Potential Payments Upon Termination

As discussed under “Employment Arrangements” above, the employment agreements of each of Messrs. Carey, DeVoe and Zweifach provide for certain payments and benefits upon their respective separation from the Company. In addition, the letter agreements of each of Messrs. K.R. Murdoch, J.R. Murdoch and DeVoe contain certain termination provisions relating to their Annual Bonuses and PSUs. These provisions are summarized below.

Chase Carey

If Mr. Carey’s employment is terminated during the term of the Carey Amended Agreement due to his death or Disability (as defined in the Carey Amended Agreement), Mr. Carey is entitled to receive:

(1)	his base salary accrued through the date of termination;
(2)	any Annual Bonus payable but not yet paid in respect of any fiscal year or other period ending prior to the date of termination;
(3)	SERP and ISERA benefits;
(4)	continued lifetime health and welfare benefits for Mr. Carey and his surviving spouse;
(5)	full acceleration and exercisability of any RSU awards granted to Mr. Carey in August 2010;
(6)	his base salary for the 24 month period after the date of termination;
(7)	a pro-rata portion of the Annual Bonus he would have earned for then-current fiscal year if such termination had not occurred, calculated based on the pre-determined target Annual Bonus amount established by the Compensation Committee at the beginning of such fiscal year; and
(8)	if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred.

If Mr. Carey’s employment is terminated by the Company for Cause (as defined in the Carey Amended Agreement) or by Mr. Carey without Good Reason (as defined in the Carey Amended Agreement), Mr. Carey is entitled to receive the benefits described in clauses (1) through (4) above, plus:

•

a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, a pro-rata portion of any PSU Award he would have been entitled to receive, calculated and paid at the end of the applicable performance period as if no termination occurred.

If Mr. Carey’s employment is terminated during the term of the Carey Amended Agreement by the Company without Cause or by Mr. Carey with Good Reason, Mr. Carey is entitled to receive the benefits described in clauses (1), (2), (3), (5) and (8) above, plus:

•	a severance payment consisting of a lump sum cash amount of $8.1 million plus an amount equal to the Annual Bonus he received for the fiscal year ended immediately prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget; and

•

continued medical, disability, dental and life insurance coverage for Mr. Carey and his eligible dependents on the same basis as in effect immediately prior to his termination of employment through the third anniversary of the date of termination.

With respect to the PSU Award, in the event of any type of termination that occurs on or prior to the last day of the first fiscal year of any applicable performance period, the entire award will be forfeited. Any PSU Award granted to Mr. Carey more than one year prior to the expiration of the Carey Amended Agreement would be payable at the end of the applicable performance period.

David F. DeVoe

Pursuant to the DeVoe Agreement and the DeVoe Letter Agreement, during any period that Mr. DeVoe fails to perform his duties as a result of Disability (as defined in the DeVoe Letter Agreement), Mr. DeVoe is entitled to:

•	continue to receive his full base salary during the period of Disability;
•	the Benefits or payments on account of the Benefits until Mr. DeVoe returns to his duties or until Mr. DeVoe’s employment is terminated;
•	a minimum Annual Bonus equal to the average of the two immediately preceding annual bonuses paid to Mr. DeVoe;
•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for then-current fiscal year if such termination had not occurred, calculated based on the pre-determined target Annual Bonus amount established by the Compensation Committee at the beginning of such fiscal year; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred.

If Mr. DeVoe’s employment is terminated by reason of his death, the Company will pay directly to his surviving spouse or legal representative of his estate:

•	one year’s base salary;
•	for one year following the date of death, the Benefits or payments on account of the Benefits;
•	any amounts pursuant to any pension or employee benefit plan or life insurance policy then provided to Mr. DeVoe or maintained by the Company;
•	a minimum Annual Bonus equal to the average of the two immediately preceding annual bonuses paid to Mr. DeVoe;
•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;

•

a pro-rata portion of the Annual Bonus he would have earned for then-current fiscal year if such termination had not occurred, calculated based on the pre-determined target Annual Bonus amount established by the Compensation Committee at the beginning of such fiscal year; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred.

If Mr. DeVoe’s employment is terminated by the Company for Cause (as defined in the DeVoe Letter Agreement) or by Mr. DeVoe without Good Reason (as defined in the DeVoe Letter Agreement), Mr. DeVoe will be entitled to receive:

•	his full base salary through the date of termination;
•	the Benefits or payment on account of the Benefits through the date of termination;
•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

if such termination is by the Company for Cause, the greater of (i) a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget or (ii) a minimum Annual Bonus equal to the average of the two immediately preceding annual bonuses paid to Mr. DeVoe;

•

if such termination is by Mr. DeVoe without Good Reason, a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, a pro-rata portion of any PSU Award he would have been entitled to receive, calculated and paid at the end of the applicable performance period.

If Mr. DeVoe’s employment is terminated by the Company without Cause or by Mr. DeVoe with Good Reason, Mr. DeVoe will be entitled to receive:

•	his full base salary through the term of the DeVoe Agreement;
•	the Benefits or payment on account of the Benefits through the term of the DeVoe Agreement;
•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

for the year of termination, the greater of (i) a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget or (ii) a minimum Annual Bonus equal to the average of the two immediately preceding annual bonuses paid to Mr. DeVoe;

•

for each remaining year of the term of the DeVoe Agreement following the year of termination, a minimum Annual Bonus equal to the average of the two immediately preceding annual bonuses paid to Mr. DeVoe; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred.

In addition, the DeVoe Agreement provides that Mr. DeVoe will not be required to seek or accept other employment for the term of such agreement and any amounts earned from any other employment for the term of the agreement will not reduce or otherwise affect the payments due to Mr. DeVoe.

With respect to the PSU Award, in the event of any type of termination that occurs on or prior to the last day of the first fiscal year of any applicable performance period, the entire award will be forfeited. If Mr. DeVoe’s employment is terminated due to Retirement (as defined in the DeVoe Letter Agreement) within the second or third fiscal years of any applicable performance period, he will be entitled to receive the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination had occurred.

The DeVoe Agreement provides that, if, in the future, the Company or certain of its subsidiaries enters into agreements with their senior executives for the purpose of providing such executives with severance benefits in the event of a change of control of the Company or such subsidiaries, then the Company or such subsidiary will enter into an agreement with Mr. DeVoe which affords him comparable benefits. To date, neither the Company or such subsidiaries have entered into such agreements.

Gerson Zweifach

Pursuant to his employment agreement, during any period that Mr. Zweifach fails to perform his duties as a result of incapacity and disability due to physical or mental illness, or by reason of his death, Mr. Zweifach is entitled to, or the Company will pay directly to his surviving spouse or legal representative of his estate:

•	continue to receive his full base salary until Mr. Zweifach returns to his duties or until one year following his termination;
•	continue to be provided with health and welfare benefits for one year;
•	any annual bonus payable but not yet paid with respect to any fiscal year prior to the date of termination;
•

a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined minimum annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year;

•	the full value of the PSU Award for the fiscal 2012-2014 performance period calculated and paid at the end of the performance period as if no termination had occurred (the “2012-2014 PSU Award”); and
•

if such termination occurs on or after February 1, 2015 and is on or prior to the last day of the fiscal 2013-2015 performance period or the fiscal 2014-2016 performance period, a pro-rata portion of the PSU Award for the applicable performance period with the award reduced by a fraction (the numerator of which is the full months of employment completed by Mr. Zweifach and the denominator of which is 36) provided Mr. Zweifach has completed 12 months of employment in the applicable performance period (the “Pro-Rata PSU Award”).

If Mr. Zweifach’s employment is terminated by the Company for Cause (as defined in his employment agreement) or by Mr. Zweifach upon four weeks’ prior written notice to the Company, Mr. Zweifach will be entitled to receive:

•	his full base salary through the date of termination;
•	any annual bonus payable but not yet paid with respect to any fiscal year prior to the date of termination;
•

if such termination occurs on or after January 31, 2015, the full value of the PSU Award for the fiscal 2012-2014 performance period calculated and paid on the same basis as pertain to other named executive officers, with such payment to be made on February 13, 2015; and

•	only in the event of termination by Mr. Zweifach upon four weeks’ prior written notice to the Company, the Pro-Rata PSU Award.

If Mr. Zweifach’s employment is terminated by the Company without Cause or by Mr. Zweifach for good reason (as outlined in his agreement), Mr. Zweifach will be entitled to receive:

•

his full base salary through the term of the employment agreement but, in all events, one year’s base salary; provided that no such payments shall be made solely by reason of the expiration of the employment agreement;

•	any annual bonus payable but not yet paid with respect to any fiscal year prior to the date of termination;

•	the 2012-2014 PSU Award;
•	the Pro-Rata PSU Award.

In addition, the agreement provides that if Mr. Zweifach is terminated by the Company without Cause or by Mr. Zweifach with good reason, he will not be required to seek or accept other employment for the term of such agreement and any amounts earned from any other employment for the term of the agreement will not reduce or otherwise affect the payments due to Mr. Zweifach.

The agreement provides that, if, in the future, the Company or News America Incorporated enters into change in control agreements with their named executive officers, then Mr. Zweifach shall be entitled to the benefit of such provisions. To date, neither the Company or News America Incorporated has entered into such agreements.

K. Rupert Murdoch and James R. Murdoch

Pursuant to the terms of the KRM Letter Agreement and JRM Letter Agreement, if the respective employment of Messrs. K.R. Murdoch or J.R. Murdoch is terminated due to death or Disability (as defined in the applicable letter agreement), they would respectively be entitled to receive:

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for then-current fiscal year if such termination had not occurred, calculated based on the pre-determined target Annual Bonus amount established by the Compensation Committee at the beginning of such fiscal year; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred.

If Messrs. K.R. Murdoch or J.R. Murdoch’s employment is terminated for Cause (as defined in the applicable letter agreement), or in the case of Mr. J.R. Murdoch, without Good Reason (as defined in the applicable letter agreement), they would respectively be entitled to receive:

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, a pro-rata portion of any PSU Award he would have been entitled to receive, calculated and paid at the end of the applicable performance period.

If Messrs. K.R. Murdoch or J.R. Murdoch’s employment is terminated without Cause, due to Retirement (as defined in the applicable letter agreement), or in the case of Mr. J.R. Murdoch, with Good Reason, they would respectively be entitled to receive:

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred.

With respect to the PSU Award, in the event of any type of termination that occurs on or prior to the last day of the first fiscal year of any applicable performance period, the entire award will be forfeited.

Quantification of Payments

The following table sets forth quantitative information with respect to potential payments to each of the named executive officers or their beneficiaries upon termination in various circumstances as described above, assuming termination on June 30, 2013. The amounts included in the table below do not include amounts otherwise due and owing to each applicable named executive officer, such as salary or annual bonus earned to date, or payments or benefits generally available to all salaried employees of the Company.

The amounts presented in the table below are in addition to each of the named executive officer’s vested pension benefits as of June 30, 2013 noted in the Pension Benefits Table above.

Name	Type of Termination
	Death	Disability	Retirement	By Company for Cause	By Company without Cause	By Executive with Good Reason	By Executive without Good Reason
K. Rupert Murdoch(a)
Health Benefits	$1,538,000	$1,538,000	$1,538,000	$1,538,000	$1,538,000	n/a	$1,538,000
Equity Awards	20,742,336	18,271,223	20,742,336	12,059,007	18,271,223		-

	$22,280,336	$19,809,223	$22,280,336	$13,597,007	$19,809,223		$1,538,000
Chase Carey
Salary	$8,100,000	$8,100,000	$-	$-	$-	$-	$-
Bonus	-	-	-	-	-	-	-
Equity Awards	48,149,271	48,149,271	-	30,147,584	48,149,271	48,149,271	30,147,584
Health Benefits	1,377,000	1,377,000	1,377,000	1,377,000	1,377,000	1,377,000	1,377,000
Severance(b)	-	-	-	-	26,200,000	26,200,000	-

	$57,626,271	$57,626,271	$1,377,000	$31,524,584	$75,726,271	$75,726,271	$31,524,584
James R. Murdoch(a)
Equity Awards	$28,380,799	$27,406,820	$-	$18,088,501	$27,406,820	n/a	$18,088,501

David F. DeVoe
Salary	$2,853,750	$2,853,750	$-	$-	$-	$-	$-
Bonus	4,585,000	4,585,000	-	-	-	-	-
Equity Awards	12,290,026	12,290,026	12,290,026	7,536,834	12,290,026	12,290,026	7,536,834
Health Benefits	1,322,000	1,322,000	1,322,000	1,322,000	1,322,000	1,322,000	1,322,000
Severance	-	-	-	4,585,000	10,228,281	10,228,281	-

	$21,050,776	$21,050,776	$13,612,026	$13,443,834	$23,840,307	$23,840,307	$8,858,834
Gerson Zweifach
Salary	$3,000,000	$3,000,000	$-	$-	$-	$-	$-
Bonus	2,250,000	2,250,000	-	-	-	-	-
Equity Awards	6,791,705	6,791,705	-	-	6,791,705	6,791,705	3,207,194
Health Benefits	47,000	47,000	-	-	-	-	-
Severance	-	-	-	-	4,750,000	4,750,000	-

	$12,088,705	$12,088,705	$-	$-	$11,541,705	$11,541,705	$3,207,194

(a)	Messrs. K.R. Murdoch and J.R. Murdoch are not party to an employment agreement, but have entered into letter agreements which contain termination provisions relating to their Annual Bonuses and PSU Awards.
(b)	Represents amount Mr. Carey would be entitled to if his employment was terminated by the Company without Cause or by Mr. Carey with Good Reason on June 30, 2013. For severance benefits following such date, please refer to the narrative section of “Potential Payments Upon Termination” above.

DIRECTOR COMPENSATION

Directors’ fees are not paid to Directors who are executives or employees of the Company (the “Executive Directors”) because the responsibilities of Board membership are considered in determining compensation paid as part of the executives’ normal employment conditions.

The basic fees payable to the Directors who are not executives of the Company (collectively, the “Non-Executive Directors”) are reviewed and recommended by the Compensation Committee of the Board (the “Compensation Committee”) and set by the Board. The Compensation Committee periodically reviews director compensation against the Company’s peers and other comparably sized Standard & Poor’s 500 companies and considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning director compensation with a view toward attracting and retaining qualified Directors. The Company believes that compensation for Non-Executive Directors should be competitive and fairly reflect the work and skills required for a company of 21st Century Fox’s size and complexity. The Company also believes that Non-Executive Director compensation should include equity-based compensation in order to align Directors’ interests with the long-term interests of stockholders.

During fiscal 2013, the Non-Executive Directors were Messrs. Aznar, Barnes, Breyer, Dinh, Knight, L.K. Murdoch, Thornton, Uribe, Sir Roderick I. Eddington, Ms. Bancroft and Ms. Chao. In October 2012, Messrs. Knight and Thornton retired from the Board. On June 28, 2013, in connection with the Separation, Messrs. Aznar and Barnes and Ms. Bancroft and Ms. Chao each resigned from the Board of the Company to join the board of directors of News Corp and Ms. Arnault and Messrs. Nasser and Silberman each joined the Board of the Company. The annual retainers paid to Non-Executive Directors for service on the Board and its committees in the fiscal year ended June 30, 2013 and for the upcoming fiscal year is set forth in the table below; provided that, for fiscal 2014, the DSU portion of the Non-Executive Directors’ annual retainer was increased to $150,000.

Board and Committee Retainers for the Fiscal Year Ended June 30, 2013

Annual Cash Retainer	$100,000
Annual Deferred Stock Unit (“DSU”) Retainer	$140,000
Audit Committee Chair Annual Retainer	$27,000
Compensation Committee Chair Annual Retainer	$16,000
Nominating and Corporate Governance Committee Chair Annual Retainer	$16,000
Audit Committee Member Annual Retainer	$16,000
Compensation Committee Member Annual Retainer	$11,000
Nominating and Corporate Governance Committee Member Annual Retainer	$11,000

The value of the Class A Common Stock underlying each DSU will be paid to the respective Non-Executive Director in cash at the market value of the Class A Common Stock on the fifth anniversary date of when it was credited to that Director’s account, unless that Director leaves the Board before that date. Upon a Non-Executive Director’s end of service on the Board, such Director will be paid in cash the value of the shares of Class A Common Stock credited to his or her account at the market value of those shares of Class A Common Stock as of the date of the Director’s end of service.

In addition, all Non-Executive Directors are reimbursed for reasonable travel and other out-of-pocket business expenses incurred in connection with attendance at meetings of the Board and its committees.

The table below shows the total compensation paid during the fiscal year ended June 30, 2013 by the Company to each of the Directors who are not named executive officers except for Ms. Arnault and Messrs. Nasser and Silberman who did not receive any compensation from the Company during fiscal 2013:

Director Compensation for the Fiscal Year Ended June 30, 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards(a)		Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings(b)	All Other Compensation		Total
José María Aznar(c)	$111,000	$140,000		n/a	n/a	n/a		$251,000
Natalie Bancroft(c)	$111,000	$140,000		n/a	n/a	n/a		$251,000
Peter L. Barnes(c)	$127,000	$140,000		n/a	n/a	n/a		$267,000
James W. Breyer	$125,542	$140,000		n/a	n/a	n/a		$265,542
Elaine Chao(c)(d)	$78,625	$98,778		n/a	n/a	n/a		$177,403
Viet Dinh	$143,000	$140,000		n/a	n/a	141,000	(e)	$424,000
Sir Roderick I. Eddington	$154,000	$140,000		n/a	n/a	n/a		$294,000
Joel Klein(c)	n/a	$1,318,576	(f)	n/a	n/a	$3,500,000	(g)	$4,818,576
Andrew S.B. Knight(h)	$42,106	$41,222		n/a	n/a	$156,764	(i)	$240,092
Lachlan K. Murdoch	$100,000	$140,000		n/a	$-	n/a		$240,000
Arthur M. Siskind(h)	n/a	$1,582,302	(j)	n/a	$385,000	$1,356,508	(k)	$3,323,810
John L. Thornton(h)	$35,922	$41,222		n/a	n/a	n/a		$77,144
Alvaro Uribe(d)	$78,625	$98,778		n/a	n/a	n/a		$177,403

(a)	The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of stock awards granted during the fiscal year ended June 30, 2013.
(b)	Certain Directors have accrued benefits as employees of the Company and have vested pension benefits due to them. The values reported are theoretical as those amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 55 or current age, if later, and other assumptions used in preparing the Company’s audited consolidated financial statements for the fiscal years ended June 30, 2013, June 30, 2012 and June 30, 2011. The change in pension value in the fiscal year ended June 30, 2013 was primarily due to additional interest.
(c)	In connection with the Separation, on June 28, 2013, Messrs. Aznar, Barnes and Klein and Ms. Bancroft and Ms. Chao each resigned as a Director of the Company to join the board of directors of News Corp.
(d)	Ms. Chao and Mr. Uribe were each elected to be a Director of the Company on October 16, 2012.
(e)	Mr. Dinh received a special bonus in consideration of his substantial efforts and time commitment in the oversight of the Management and Standards Committee.
(f)	Represents stock awards granted to Mr. Klein for service as an Executive Vice President, Office of the Chairman and Chief Executive Officer, Amplify, which became a subsidiary of News Corp as of the effective date of the Separation. Mr. Klein did not receive any additional compensation for his service as a member of the Board.
(g)	Includes a salary of $2,000,000 paid and an annual bonus for fiscal 2013 of $1,500,000 awarded to Mr. Klein.
(h)	Messrs. Knight and Thornton retired from the Board at the 2012 annual meeting and Mr. Siskind serves as a Director Emeritus as of the conclusion of the 2012 annual meeting. Each Director held office until October 16, 2012.
(i)	Represents fees of £100,000 (US$156,764) paid to Mr. Knight for his service as Chairman of the board of directors of Times Newspapers Holdings Limited, a subsidiary of the Company until the effective date of the Separation. The U.S. dollar amount presented is based on an average exchange rate of £1 to US$1.57 for the fiscal year ended June 30, 2013.
(j)	Represents stock awards granted to Mr. Siskind for service as Senior Advisor to the Chairman of the Company. Mr. Siskind did not receive any additional compensation for his service as a member of the Board and does not receive any additional compensation for his service as a Director Emeritus.
(k)	Includes $1,200,000 paid to Mr. Siskind for service as Senior Advisor to the Chairman of the Company, the Company’s contributions to Mr. Siskind’s 401(k) plan in the amount of $8,925, and, pursuant to Mr. Siskind’s employment agreement, Company contributions to a non-qualified deferred compensation account in the amount of $126,550 and car-related expenses in the amount of $21,033.

Mr. Stanley S. Shuman, who served as a Director from 1982 to 2005, was named Director Emeritus in 2005. As a Director Emeritus, Mr. Shuman received the same director fees as other Non-Executive Directors, and attended Board and committee meetings but did not vote on Board or committee matters. Mr. Shuman ceased serving as a Director Emeritus as of the effective date of the Separation. Mr. Arthur M. Siskind, who served as a Director from 1991 to 2012, was named Director Emeritus in 2012. Mr. Siskind does not receive any additional compensation for his service as a Director Emeritus. Mr. Siskind may attend Board and committee meetings but may not vote on Board or committee matters.

The following table sets forth information with respect to the aggregate outstanding equity awards at June 30, 2013 of each of the Directors who served as Directors during fiscal year 2013 and who are not named executive officers, which include cash-settled deferred stock units, vested and unexercised stock options, vested stock appreciation rights and unvested, cash-settled RSUs and PSUs.

	Option Awards		Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Number of Shares or Units of Stock That Have Not Vested(a)
José María Aznar	-	-	5,041
Natalie Bancroft	-	-	5,041
Peter L. Barnes	-	-	5,041
James W. Breyer	-	-	11,855
Elaine Chao	-	-	-
Viet Dinh	-	-	49,530
Sir Roderick I. Eddington	-	-	49,530
Joel Klein	-	-	-
Andrew S.B. Knight	-	-	-
Lachlan K. Murdoch	-	-	44,578
Arthur M. Siskind	-	-	214,593
John L. Thornton	-	-	-
Alvaro Uribe	-	-	4,032

(a)	The amounts set forth in this column reflect the conversion from awards over Class A Common Stock of pre-Separation News Corporation into awards over Class A Common Stock of 21st Century Fox based on the Conversion Ratio.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

In accordance with its written charter, the Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, (v) risks that may have a significant impact on the Company’s financial statements, (vi) oversight of the Company’s ongoing Anti-Corruption Compliance Program and activities of the related Compliance Steering Committee and (vii) the review, approval and ratification of transactions with related parties. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. Management has the primary responsibility for the preparation of the Company’s financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence and affirming its independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, (ii) discussed with the independent registered public accounting firm, which documented the discussion, any relationships that may impact the firm’s objectivity and independence, and (iii) considered whether the non-audit services provided to the Company by E&Y are compatible with maintaining the accountants’ independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.

The Audit Committee also discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Auditing Standards No. 16, “Communication with Audit Committees”, as adopted by the Public Company Accounting Oversight Board. The Audit Committee met with each of the independent registered public accounting firm and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent registered public accounting firm’s audit of the financial statements, including the independent registered public accounting firm’s evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls.

The Audit Committee discussed the interim financial information contained in each of the quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2013 with management and the independent registered public accounting firm.

At three of its meetings during fiscal year 2013 and one meeting during fiscal year 2014, the Audit Committee met with members of management, the independent registered public accounting firm and the corporate auditors to review the fiscal 2013 certifications provided by the Chief Executive Officer and the Chief Financial Officer under the Sarbanes-Oxley Act, the respective rules and regulations of the SEC and the overall certification process. At these meetings, management reviewed with the Committee each of the Sarbanes-Oxley Act certification requirements including whether there were any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

The Audit Committee received reports from the Company’s Group General Counsel and Chief Compliance Officer and Corporate Audit regarding the Company’s policies, processes and procedures relating to compliance with 21st Century Fox Global Anti-Bribery and Anti-Corruption Policy and activities of the Company’s Compliance Steering Committee.

Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2013, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to stockholder ratification, of E&Y as the Company’s independent registered public accounting firm, and the Board concurred in such recommendation.

THE AUDIT COMMITTEE:

Sir Roderick I. Eddington (Chairman)

Viet Dinh

Jacques Nasser

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Arrangements between 21st Century Fox and Certain Stockholders or Stockholder-Related Entities

The Company has an approximate 19% interest in Rotana Holding FZ-LLC (“Rotana”), a diversified media company in the Middle East and North Africa. Rotana is controlled by HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud, who is a more than 5% stockholder of the Company. The Company has an option to sell its interest in Rotana in February 2015 at the higher of the price per share based on a bona fide sale offer or the original subscription price.

In April 2008, the Company entered into a ten-year arrangement with Rotana Media Services, a subsidiary of Rotana, to license two English-language, free-to-air general entertainment channels from the Company for distribution in the Middle East.

Arrangements between 21st Century Fox and Directors or Director-Related Persons or Entities

Directors of 21st Century Fox and Directors of its related parties, or their Director-related entities, conduct transactions with subsidiaries of 21st Century Fox that occur within a normal employee, customer or supplier relationship on terms and conditions that are believed to be no more favorable than those with which it is reasonable to expect the entity would have adopted if dealing with the Director or Director-related entity at arm’s length in similar circumstances.

Ms. Natalie Bancroft was appointed as a Director pursuant to the terms of the Agreement and Plan of Merger, dated July 31, 2007, by and among the Company, Ruby Newco LLC, a wholly-owned subsidiary of the Company, Dow Jones & Company, Inc. and Merger Sub Corporation, as amended (the “Dow Jones Merger Agreement”), whereby the Board agreed to take all requisite action to cause a member of the Bancroft family or another mutually agreed upon individual to become a member of the Board. In connection with the Dow Jones Merger Agreement, the Company also entered into a ten year voting and support agreement with certain members of the Bancroft family and trustees of trusts for their benefit. This voting and support agreement specified the procedures for the nomination of appointment and the election of a Bancroft family member to a seat on the Board. In addition, Mr. K.R. Murdoch and the Murdoch Family Trust have entered into a separate letter agreement with the Company obligating them, for a period of ten years expiring in 2018, to vote in favor of the election of the initial Bancroft director and any successor Bancroft director to the Board in accordance with the terms of the voting and support agreement at any meeting of the Company’s stockholders at which the initial Bancroft director or any successor stands for election. In connection with the Separation, on June 28, 2013, Ms. Bancroft resigned as a Director of the Company to join the board of directors of News Corp.

Freud Communications, which is controlled by Matthew Freud, Mr. K.R. Murdoch’s son-in-law, provided external support to certain press and publicity activities of the Company during fiscal 2013. The fees paid by the Company to Freud Communications were approximately $138,000 for the fiscal year ended June 30, 2013.

Mrs. Prudence MacLeod is the daughter of Mr. K.R. Murdoch and is a member of the Board of Directors of Advertiser Newspapers and of Times Newspapers Holding Limited, each a subsidiary of the Company until the Separation. She received customary director fees for such services. Mr. David F. DeVoe Jr. is the son of Mr. David F. DeVoe, a Director and, through June 30, 2013, Chief Financial Officer of the Company, and is a salaried employee of News America Incorporated, a subsidiary of the Company. Ms. Elisabeth Murdoch, a daughter of Mr. K.R. Murdoch and sister of Messrs. Lachlan and J.R. Murdoch, served as Chairman and Chief Executive Officer of Shine Limited, a subsidiary of the Company, until September 2012, at which time she began serving as the non-executive Chairman of Shine Limited. In fiscal 2013, Ms. Murdoch received $286,245 in salary for her service from July 2012 to September 2012.

Mr. Stanley S. Shuman, who resigned as Director Emeritus on June 28, 2013, and Mr. Kenneth Siskind, son of Mr. Arthur M. Siskind, Director Emeritus and Senior Advisor to the Chairman, are Managing Directors of

Allen & Company LLC, a United States-based investment bank, which provided investment advisory services to the Company during the fiscal year ended June 30, 2013 and was paid a fee of approximately $3,000,000 for such services.

In connection with the Separation, the Company undertook a series of internal reorganization transactions to facilitate the transfers of entities and the related assets and liabilities. As part of those transactions, the Company redeemed 7,600 shares of preferred stock of Fox Television Holdings, Inc. (the “Preferred Stock”), an indirect wholly-owned subsidiary, from Mr. K.R. Murdoch, the Company’s Chairman and CEO. Mr. K.R. Murdoch initially was issued the Preferred Stock in connection with the Company’s first acquisition of broadcast television stations in the United States, at a time when the Company was domiciled in Australia. The Preferred Stock was issued to Mr. K.R. Murdoch, a United States citizen, to enable compliance with federal law and FCC rules regulating foreign ownership of broadcast licensees. The structure was no longer necessary under federal law or FCC rules. The total redemption of approximately $875,000 consisted of a $760,000 repurchase at par value, plus accrued and unpaid dividends of approximately $115,000 (based on a $12 per share annual dividend). The amount paid was pursuant to the terms of the Preferred Stock and no premium was paid on the shares.

Policy for Evaluating Related Party Transactions

The Audit Committee has established procedures for the review, approval or ratification of related party transactions. Pursuant to these procedures, the Audit Committee reviews and approves (i) all related party transactions when and if required to do so by applicable rules and regulations, (ii) all transactions between the Company or any of its subsidiaries and any of the Company’s executive officers, Directors, Director nominees, Directors emeritus or any of their immediate family members and (iii) all transactions between the Company or any of its subsidiaries and any security holder who is known by the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities, other than transactions that (a) have an aggregate dollar amount or value of less than $120,000 (either individually or in combination with a series of related transactions) and (b) are made in the ordinary course of business of the Company or its subsidiary, as applicable, and such related party.

During fiscal 2013, all of the transactions described in this section that were subject to the Audit Committee’s policies and procedures described above were reviewed and approved or ratified by the Audit Committee or the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and NASDAQ. Directors, officers and beneficial owners of more than 10% of the Common Stock are required by the SEC to furnish the Company with copies of the reports they file.

We believe that all of our current and former Directors and executive officers reported on a timely basis all transactions required to be reported by Section 16(a) during the fiscal year ended June 30, 2013, with the exception of one late report on Form 4 for Mr. Siskind covering one transaction.

ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended June 30, 2013 with the SEC on August 19, 2013. The Annual Report on Form 10-K, including all exhibits, can also be found on the Company’s website: www.21cf.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge from the Company, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder.

Stockholders may make requests in writing to the attention of the Company’s Investor Relations Office by mail at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036, by telephone at (212) 852-7059 or by email at investor@21cf.com.

2014 ANNUAL MEETING OF STOCKHOLDERS

If you wish to submit a proposal to be presented at the 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received in writing by the Corporate Secretary of the Company at the principal executive offices at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036 no later than May 2, 2014 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2014 proxy statement and proxy.

In order for proposals of stockholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its principal executive offices not later than July 20, 2014. Additionally, stockholder proposals made outside the processes of Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive offices, in accordance with the requirements of the By-laws between June 20, 2014 and July 20, 2014; provided, however, that in the event that the 2014 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 70 days after the anniversary date of the 2013 Annual Meeting of Stockholders, notice by stockholders in order to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of the 2014 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2014 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2014 Annual Meeting of Stockholders is made. Stockholders are advised to review the By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

ADDITIONAL INFORMATION

In an effort to reduce the amount of paper mailed to stockholders’ homes and to help lower the Company’s printing and postage costs, stockholders can elect to receive future 21st Century Fox proxy statements, annual reports and related materials electronically instead of by mail. The Company highly recommends that you consider electronic delivery of these documents. If you are interested in participating in this electronic delivery program, you should select the “Enrollment for Electronic Delivery of Stockholder Materials” link in the “Investor Relations” section of the Company’s website at www.21cf.com. You may resume receiving copies of these documents by mail at any time by selecting the appropriate stockholder link on this enrollment page and canceling your participation in this program.

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

By Order of the Board of Directors

Gerson Zweifach

Senior Executive Vice President and

Group General Counsel

New York, NY

August 29, 2013

YOUR VOTE IS IMPORTANT. THEREFORE, PLEASE PROMPTLY VOTE YOUR SHARES BY TELEPHONE OR INTERNET, OR IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED.

Appendix A

Appendix B

A non-U.S. stockholder is any holder of the Company’s Class B Common Stock who is:

•	An individual who is not a United States citizen;
•	An entity that holds Class B Common Stock on behalf of a person who is not a United States citizen or an entity not organized under the laws of the United States;
•	A corporation, partnership, limited partnership, limited liability company or trust that is not organized under the laws of the United States;
•	A corporation that is organized under the laws of the United States, with respect to that portion of its stock that is owned of record or voted by non-U.S. citizens or non-U.S. entities;
•

A partnership or limited partnership that is organized under the laws of the United States, if it has one or more non-U.S. citizens or non-U.S. entities serving as a general partner or as a limited partner;

•	A limited liability company that is organized under the laws of the United States, if any of its membership units are held by non-U.S. citizens or non-U.S. entities; and
•

A Trust that is organized under the laws of the United States, if any of the Trustees are non-U.S. citizens or non-U.S. entities (and if any beneficiary is a non-U.S. citizen or non-U.S. entity, with respect to that portion of the Trust that is held for the benefit of such non-U.S. citizen or non-U.S. entity).

For purposes of this definition, a U.S.-organized limited partnership or limited liability company shall not be treated as a non-U.S. Stockholder if, notwithstanding the presence of limited partners or members who are non-U.S. citizens or non-U.S. entities, the governing document of the partnership or the limited liability company provides that such non-U.S. persons or non-U.S. entities may not be materially involved, directly or indirectly, in the management or operation of the media-related activities of the partnership or the limited liability company.

In addition, for purposes of this definition, any holder of Class B Common Stock or Class B CDIs who does not provide citizenship information on the proxy card will be deemed to be a non-U.S. stockholder unless the holder is a stockholder of record and has previously submitted a U.S. citizenship certification to the Company’s transfer agent or Australian share registrar.

Appendix C

TWENTY-FIRST CENTURY FOX, INC.

2013 LONG-TERM INCENTIVE PLAN

ARTICLE I

GENERAL

Section 1.1 Purpose.

The purpose of the Twenty-First Century Fox, Inc. 2013 Long-Term Incentive Plan (the “Plan”) is to benefit and advance the interests of Twenty-First Century Fox, Inc., a Delaware corporation (the “Company”), and its subsidiaries by making awards to certain employees, directors and other service providers of the Company and its subsidiaries as an additional incentive for them to make contributions to the financial success of the Company.

Section 1.2 Definitions.

As used in the Plan, the following terms shall have the following meanings:

(a) “Administrator” shall mean the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 1.3(c).

(b) “Affiliate” shall mean, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company, including, without limitation, any subsidiary; provided, that solely for the purposes of the Plan there shall be a presumption of control by the Company if the Company owns more than 20% of the value, or more than 20% of the combined voting power, of the other trade or business.

(c) “Agreement” shall mean the written agreement or certificate or other documentation governing an Award under the Plan, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

(d) “Awards” shall mean Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, unrestricted shares of Common Stock, Dividend Equivalents, Performance Awards or Other Awards or a combination of any of the above.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Change in Control” shall mean, unless otherwise defined in any applicable Agreement,

(i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, not controlled by the Murdoch family shall control or be entitled to control by contract or otherwise a percentage of the voting power of the Company greater than that held by the Murdoch family at such time. For purposes of this clause, (1) a share shall be deemed held by the Murdoch family if it is held by or on behalf of any one or more of the following: (x) K. Rupert Murdoch, his wife, parent or more remote forebear, child or more remote issue, or brother or sister or child or more remote issue of a brother or sister; or (y) any person directly or indirectly controlled by one or more of the members of the Murdoch family described above (a “Controlled Person”); and (2) a trust and the trustees of such trust shall be deemed to be controlled by any one or more members of the Murdoch family if a majority of the trustees of such trust are members of the Murdoch family or may be removed or replaced by any one or more of the members of the Murdoch family and/or Controlled Persons; or

(ii) during any twelve-month period, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, and such merger or consolidation is consummated, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets and such sale or disposition is consummated.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder.

(h) “Committee” shall mean the Compensation Committee of the Board (or such other Committee(s) as may be appointed or designated by the Board) to administer the Plan in accordance with Section 1.3 of the Plan.

(i) “Common Stock” shall mean shares of Class A Common Stock, par value $0.01 per share, of the Company.

(j) “Date of Grant” shall mean the effective date of the grant of an Award as set forth in the applicable Agreement.

(k) “Dividend Equivalent” shall mean a right to receive a payment based upon the value of the regular cash dividend paid on a specified number of shares of Common Stock as set forth in Section 6.1 hereof. Payments in respect of Dividend Equivalents may be in cash, or, in the discretion of the Committee, in shares of Common Stock or in a combination of cash or shares of Common Stock.

(l) “Effective Date” shall mean October 18, 2013, the date of stockholder approval of the Plan.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto.

(n) “Expiration Date” shall mean the earlier to occur of (A) the expiration of the option period or Stock Appreciation Right period set forth in the applicable Agreement or (B) the tenth anniversary of the Date of Grant of the Stock Option or Stock Appreciation Right.

(o) “Fair Market Value” of a share of Common Stock on a given date shall mean, unless otherwise determined by the Committee, the 4:00 p.m. (New York time) closing price on such date (or if no closing price was reported on that date, as applicable, on the preceding business day) on the NASDAQ Global Select Market or other principal stock exchange on which the Common Stock is then listed, as reported by The Wall Street Journal (Northeast edition) or any other authoritative source selected by the Company. If the Common Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Common Stock as determined by the Board by the application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.

(p) “GAAP” shall mean generally accepted accounting principles in the United States.

(q) “Other Awards” shall mean any form of award authorized under Section 6.2 of the Plan, other than a Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, unrestricted share of Common Stock, Performance Award or Dividend Equivalent.

(r) “Outstanding Stock Option” shall mean a Stock Option granted to a Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

(s) “Outstanding Stock Appreciation Right” shall mean a Stock Appreciation Right granted to a Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

(t) “Participant” shall mean any employee, director or other Service Provider of the Company or any Affiliate who has met the eligibility requirements set forth in Section 1.4 hereof and to whom an Award has been made under the Plan.

(u) “Performance Award” shall mean any award of Performance Shares or Performance Units pursuant to Article V hereof.

(v) “Performance Goals” shall have the meaning set forth in Section 5.2 hereof.

(w) “Performance Period” shall mean a period of time of at least one year over which performance is measured as determined by the Committee in its sole discretion.

(x) “Performance Share” shall mean an award granted pursuant to Article V hereof of a share of Common Stock subject to the terms and conditions set forth in the Plan and in the applicable Agreement.

(y) “Performance Units” shall mean an award granted pursuant to Article V hereof, payable in cash, or, in the discretion of the Committee, in shares of Common Stock or in a combination of cash or shares of Common Stock, subject to the terms and conditions set forth in the Plan and in the applicable Agreement.

(z) “Permanent Disability” shall have the same meaning as such term or a similar term has in the long-term disability policy maintained by the Company or an Affiliate thereof for the Participant and that is in effect on the date of the onset of the Participant’s Permanent Disability, unless the Committee determines otherwise, in its discretion; provided, however, that with respect to grants of Incentive Stock Options, permanent disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

(aa) “Prior Plan” shall mean the News Corporation 2005 Long-Term Incentive Plan.

(bb) “Restricted Share” shall mean a share of Common Stock granted to a Participant pursuant to Article III, which is subject to the restrictions set forth in Section 3.3 hereof and to such other terms, conditions and restrictions as are set forth in the Plan and the applicable Agreement.

(cc) “Restricted Share Unit” shall mean a contractual right granted to a Participant pursuant to Article IV to receive, in the discretion of the Committee, shares of Common Stock, a cash payment equal to the Fair Market Value of Common Stock or a combination of cash or shares of Common Stock, subject to the terms and conditions set forth in the Plan and in the applicable Agreement.

(dd) “Retirement” shall mean the resignation or termination of employment after attainment of age 60 with ten years of Service with the Company or any of its Affiliates.

(ee) “Section 162(m)” shall mean Section 162(m) of the Code and the rules and regulations promulgated thereunder from time to time.

(ff) “Section 162(m) Exception” shall mean the exception under Section 162(m) for “qualified performance-based compensation.”

(gg) “Section 162(m) Performance Goals” shall have the meaning set forth in Section 5.2 hereof.

(hh) “Service” shall mean service as a Service Provider to the Company or any of its Affiliates. A change in position or duties shall not result in interrupted or terminated Service, so long as the Participant continues to be a Service Provider. Whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, whose determination shall be final, binding and conclusive.

(ii) “Service Provider” shall mean an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

(jj) “Stock Appreciation Right” shall mean a contractual right granted to a Participant pursuant to Article II to receive an amount determined in accordance with Section 2.6 of the Plan, subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement.

(kk) “Stock Option” shall mean a contractual right granted to a Participant pursuant to Article II to purchase shares of Common Stock at such time and price, and subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement. Stock Options may be “Incentive Stock Options” within the meaning of Section 422 of the Code or “Non-Qualified Stock Options,” which do not meet the requirements of such Code section.

(ll) “Substitute Awards” shall mean Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity affiliated with or acquired by the Company, with which the Company combines or from which the Company has separated.

(mm) “Termination for Cause” shall mean a termination of Service with the Company or any of its Affiliates which, as determined by the Committee, is by reason of (i) “cause” as such term or a similar term is defined in any employment agreement that is in effect and applicable to the Participant, (ii) if there is no such employment agreement or if such employment agreement contains no such term, unless the Committee determines otherwise, the Participant’s: (A) conviction of embezzlement, fraud or other conduct which would constitute a felony; (B) willful unauthorized disclosure of confidential information; (C) failure, neglect of or refusal to substantially perform the duties of the Participant’s employment; or (D) any other act or omission which is a material breach of the Company’s policies or which is materially injurious to the financial condition or business reputation of the Company or any Affiliate thereof, or (iii) in the case of a Service Provider who is not an employee of the Company or any Affiliate, actions by the Service Provider that would justify a Termination for Cause if the Service Provider was an employee.

Section 1.3 Administration of the Plan.

(a) Board or Committee to Administer. The Plan shall be administered by the Board or by a Committee appointed by the Board, consisting of at least two members of the Board; provided that, with respect to any Award that is intended to satisfy the requirements of the Section 162(m) Exception, such Committee shall consist of at least such number of directors as is required from time to time to satisfy the Section 162(m) Exception, and each such Committee member shall satisfy the qualification requirements of such exception; provided, however, that, if any such Committee member is found not to have met the qualification requirements of the Section 162(m) Exception, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

(b) Powers of the Committee.

(i) The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, any officer or other designee of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding as to all matters relating to the Plan.

(ii) The Committee shall have authority to select Participants from among the class of eligible persons specified in Section 1.4 below, to determine the type of Award to be granted, to determine the number of shares of Common Stock subject to an Award or the cash amount payable in connection with an Award, and to determine the terms and conditions of each Award in accordance with the terms of the Plan. Except as provided in Section 2.5, 2.6(g) and Section 5.4, the Committee shall also have the authority to amend the terms of any outstanding Award or waive any conditions or restrictions applicable to any Award; provided, however, that no amendment shall materially impair the rights of the holder thereof without the holder’s consent. With respect to any restrictions in the Plan or in any Agreement that are based on the requirements of Section 422 of the Code, the Section 162(m) Exception, the rules of any exchange upon which the Company’s securities are listed, or any other applicable law, rule or restriction to the extent that any such restrictions are no longer required, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such restrictions and/or to waive any such restrictions with respect to outstanding Awards.

(c) Delegation by the Committee. The Committee may, but need not, from time to time delegate, to the extent permitted by law, some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) to interpret the Plan or any Award, or (iii) under Article IX of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 1.3(c) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

Section 1.4 Eligible Persons.

Awards may be granted to any employee, director or other Service Provider of the Company or any of its Affiliates.

Section 1.5 Common Stock Subject to the Plan.

(a) Plan Limit. The shares of Common Stock subject to Awards under the Plan shall be made available from authorized but unissued Common Stock or from Common Stock issued and held in the treasury of the Company. Subject to adjustment under Article VII hereof, the total number of shares of Common Stock that may be distributed under the Plan (the “Section 1.5 Limit”) shall not exceed, in the aggregate, 87,500,000 shares of Common Stock plus the number of shares of Common Stock subject to outstanding awards under the Prior Plan as of the Effective Date that terminate by expiration, forfeiture, cancellation or otherwise after the Effective Date (the “Returning Shares”). The Section 1.5 Limit, including the Returning Shares, shall be split between the Stock Option/Stock Appreciation Award Limit and the Full Value Award Limit as provided in Section 1.5(b).

(b) Plan Sub Limits.

(i) The maximum aggregate number of shares of Common Stock that may be issued in conjunction with Awards of Stock Options and Stock Appreciation Rights is 12,500,000 shares (the “Stock Option/Stock Appreciation Right Award Limit”) plus the number of Returning Shares that were subject to outstanding awards of stock options and stock appreciation rights under the Prior Plan.

(ii) Except as otherwise provided in Section 1.5(c), the maximum aggregate number of shares of Common Stock that may be issued in conjunction with Awards (other than Stock Options, Stock Appreciation Rights or Awards denominated in dollars) (a “Full Value Award”) is 75,000,000 shares (the “Full Value Award Limit”) plus the number of Returning Shares that were subject to outstanding awards (other than stock options, stock appreciation rights or awards denominated in dollars) under the Prior Plan.

(c) Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for issuance, the following rules apply:

(i) Notwithstanding the foregoing provisions of this Section 1.5, a Full Value Award may be granted in excess of the Full Value Award Limit. Any such Award shall be made against a Stock Option/Stock Appreciation Right Award Limit and such Full Value Award shall be counted against the Stock Option/Stock Appreciation Award Limit as 2.5 shares of Common Stock for every one share of Common Stock subject to such Full Value Award.

(ii) To the extent permitted by law or the rules and regulations of any stock exchange on which the Common Stock is listed, the number of shares of Common Stock that shall be added back to the Section 1.5 Limit and the Stock Option/Stock Appreciation Award Limit or Full Value Award Limit, as applicable, and shall again be available for Awards, shall be the corresponding number of shares of Common Stock that are (A) subject to an Award which for any reason expires or is cancelled, forfeited, or terminated without having been exercised or paid and (B) subject to Awards that are instead settled in cash in the same amount as such shares of Common Stock were counted against the Section 1.5 Limit and the Stock Option/Stock Appreciation Award Limit and Full Value Award Limit, as applicable, as set forth in Section 1.5(c).

(iii) The number of shares of Common Stock available for issuance under the Plan shall not be increased by the number of shares of Common Stock (A) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Common Stock upon the exercise of a Stock Option, (B) deducted or delivered from payment of an Award of a Stock Option or Stock Appreciation Right in connection with the Company’s tax withholding obligations, or (C) purchased by the Company with proceeds from the exercise of Stock Options. Stock Appreciation Rights granted under the Plan shall reduce the Stock Option/Stock Appreciation Award Limit on a one-for-one basis based on the number of shares of Common Stock for which the Stock Appreciation Rights are denominated, not based on the number of shares of Common Stock actually delivered pursuant to the Stock Appreciation Rights.

(iv) Any shares of Common Stock underlying Substitute Awards shall not be counted against the Section 1.5 Limit or the Stock Option/Stock Appreciation Award Limit or Full Value Award Limit, as applicable.

Notwithstanding anything in this Section 1.5 to the contrary, in no event shall more than 87,500,000 shares of Common Stock, subject to adjustment pursuant to Article VII hereof, be granted pursuant to Incentive Stock Options under the Plan.

Section 1.6 Section 162(m) Limits on Awards to Participants.

(a) Limits on Certain Stock Options and Stock Appreciation Rights. The maximum aggregate number of shares of Common Stock that may be granted to any Participant during any single calendar year with respect to Stock Options or Stock Appreciation Rights that are granted at no less than 100% of Fair Market Value on the Date of Grant is 3,000,000 (regardless of whether Stock Appreciation Rights are settled in cash, Common Stock, other Company securities or a combination thereof) unless the grant is made in the Participant’s year of hire, in which case the limit is 5,000,000, subject to adjustment pursuant to Article VII hereof.

(b) Limits on other Awards. The maximum amount of Awards (other than those Awards set forth in Section 1.6(a)) intended to qualify for the Section 162(m) Exception that may be awarded to any Participant in respect of any Performance Period is $25,000,000 (with respect to Awards denominated in cash) and 3,000,000 shares of Common Stock (with respect to Awards denominated in shares of Common Stock), subject to adjustment pursuant to Article VII hereof.

Section 1.7 Agreements.

The Committee shall determine and set forth in an Agreement the terms and conditions of each Award (other than an Award of unrestricted Common Stock). Each Agreement (i) shall state the Date of Grant and the name of the Participant, (ii) shall specify the terms of the Award, (iii) shall be signed (including by electronic signature) by a person designated by the Committee and, if so required by the Committee, by the Participant, (iv) shall incorporate the Plan by reference and (v) shall be delivered or otherwise made available to the Participant. The Agreement shall contain such other terms and conditions as are required by the Plan and, in addition, such other terms not inconsistent with the Plan as the Committee may deem advisable. The Committee shall have the authority to adjust the terms of the Agreements relating to an Award in a jurisdiction outside of the United States, and/or to adopt a schedule to the Plan regarding the terms of Awards to be granted in any such jurisdiction, (i) to comply with the laws of such jurisdiction or (ii) to obtain more favorable tax treatment for the Company and/or any Affiliate, as applicable, and/or for the Participants in such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be more restrictive than the terms set forth in the Plan.

Section 1.8 Forfeiture; Recoupment.

The Committee may reserve the right in an Agreement to cause a forfeiture of the gain realized by a Participant with respect to an Award under such Agreement on account of actions taken by, or failed to be taken by, the Participant in violation or breach of or in conflict with any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (iv) confidentiality obligation with respect to the Company or any Affiliate, (v) Company policy or procedure including, without limitation, the Company’s Standards of Business Conduct, (vi) other agreement or (vii) any other obligation of the Participant to the Company or any affiliate, as and to the extent specified in the applicable Agreement. Any Award granted under the Plan shall be subject to mandatory repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (b) any law, rule or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

ARTICLE II

PROVISIONS APPLICABLE TO STOCK OPTIONS AND

STOCK APPRECIATION RIGHTS

Section 2.1 Grants of Stock Options.

The Committee may from time to time grant to eligible employees, directors or other Service Providers of the Company or any of its Affiliates Stock Options on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a grant of a Stock Option shall specify the number of shares of Common Stock subject to such Stock Option, the Date of Grant, the exercise price of such Stock Option, whether such Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option, the period during which such Stock Option may be exercised, any vesting schedule, any Performance Goals and any other terms that the Committee deems appropriate.

Section 2.2 Exercise Price.

The Committee shall establish the per share exercise price of a Stock Option on the Date of Grant in such amount as the Committee shall determine; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. In addition, notwithstanding the foregoing, the per share exercise price of a Stock Option that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided that the excess of:

(i) the aggregate Fair Market Value (as of the Date of Grant of such Substitute Award) of the shares of Common Stock subject to the Substitute Award, over

(ii) the aggregate exercise price thereof, does not exceed the excess of:

(iii) the aggregate fair market value (as of the time immediately preceding the transaction pursuant to which the Substitute Award was granted, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

(iv) the aggregate exercise price of such shares.

The exercise price of any Stock Option will be subject to adjustment in accordance with the provisions of Article VII of the Plan.

Section 2.3 Exercise of Stock Options.

(a) Exercisability. Stock Options shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant). The Committee shall establish the vesting schedule applicable to a Stock Option granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Stock Option and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant).

(b) Option Period. For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised.

(c) Exercise in the Event of Termination of Service. The Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the extent to which a Participant shall have the right to exercise his Outstanding Stock Options if a Participant’s Service with the Company or any of its Affiliates ends for any reason and the length of time during which such Outstanding Stock Options may be exercised to the extent exercisable after the date of such termination of Service. Such provisions need not be uniform among all Stock Options and may reflect distinctions based on the reasons for termination of Service.

(d) Maximum Exercise Period. Anything in Section 2.3(b) or Section 2.3(c) to the contrary notwithstanding and unless the Committee determines otherwise, no Stock Option shall be exercisable after the Expiration Date. If the Expiration Date determined in accordance with the preceding sentence is not a business day, the Stock Options may be exercised up to and including the last business day before such date.

(e) Adjustment with Respect to Stock Options. Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Stock Options vest.

Section 2.4 Payment of Purchase Price Upon Exercise.

Every share purchased through the exercise of a Stock Option shall be paid for in full on or before the settlement date for the shares of Common Stock issued pursuant to the exercise of the Stock Options in cash or, in the discretion of the Committee, in shares of Common Stock, in a combination of cash or shares or in any other form of valid consideration that is acceptable to the Committee in its sole discretion. If the Agreement so provides, such exercise price may also be paid in whole or in part using a net share settlement procedure or through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, a Stock Option may also be exercised through a “cashless exercise” procedure, approved by the Committee, involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the exercise price of the Option.

Section 2.5 No Repricing of Stock Options.

The Committee may not “reprice” any Stock Option without approval of the Company’s stockholders. “Reprice” means any of the following or any other action that has the same effect: (i) amending the terms of a Stock Option to reduce its exercise price, (ii) canceling a Stock Option at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for a Stock Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Stock Option or a Restricted Share or other equity award unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, (iii) canceling a Stock Option at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or other securities or (iv) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 2.5 shall prevent the Committee from making adjustments pursuant to Article VII.

Section 2.6 Stock Appreciation Rights.

(a) Generally. The Committee may grant Stock Appreciation Rights alone or in tandem with other Awards.

(b) Stock Appreciation Rights Granted In Tandem with Stock Options. If the Stock Appreciation Right is granted in tandem with a Stock Option, such Stock Appreciation Right may be granted either at the time of the grant of the Stock Option or by amendment at any time prior to the exercise, expiration or termination of such Stock Option. The Stock Appreciation Right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only at such times and to such extent as the related Stock Option is exercisable. A Stock Appreciation Right shall entitle the holder to surrender to the Company the related Stock Option unexercised and receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Stock Option, determined as of the day preceding the surrender of such Stock Option, over the Stock Option aggregate exercise price. Such amount shall be paid in cash, or in the discretion of the Committee, in shares of Common Stock or in a combination of cash or shares of Common Stock.

(c) Stock Appreciation Rights Granted Alone or In Tandem with Awards Other Than Stock Options. Subject to the next sentence and Section 2.6(e), Stock Appreciation Rights granted alone or in tandem with Awards other than Stock Options shall be subject to such terms and conditions as the Committee shall establish at or after the time of grant and set forth in the applicable Agreement. The Committee shall establish the per share exercise price of a Stock Appreciation Right granted alone on the Date of Grant in such amount as the Committee shall determine; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. In addition, notwithstanding the foregoing, the per share exercise price of a Stock Appreciation Right that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant; provided that the excess of:

(i) the aggregate Fair Market Value (as of the Date of Grant of such Substitute Award) of the shares of Common Stock subject to the Substitute Award, over

(ii) the aggregate exercise price thereof, does not exceed the excess of:

(iii) the aggregate fair market value (as of the time immediately preceding the transaction pursuant to which the Substitute Award was granted, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

(iv) the aggregate exercise price of such shares.

The exercise price of any Stock Appreciation Right will be subject to adjustment in accordance with the provisions of Article VII of the Plan. The period specified by the Committee during which the Stock Appreciation Right may be exercised is the Stock Appreciation Right period.

(d) Exercise of Stock Appreciation Rights Granted Alone or In Tandem with Awards Other Than Stock Options in the Event of Termination of Service. The Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the extent to which a Participant shall have the right to exercise his Outstanding Stock Appreciation Rights if a Participant’s Service with the Company or any of its Affiliates ends for any reason and the length of time during which such Outstanding Stock Appreciation Rights may be exercised to the extent exercisable after the date of such termination of Service. Such provisions need not be uniform among all Stock Appreciation Rights and may reflect distinctions based on the reasons for termination of Service.

(e) Maximum Exercise Period. Anything in Section 2.6(c) or Section 2.6(d) to the contrary notwithstanding and unless the Committee determines otherwise, no Stock Appreciation Rights shall be exercisable after the Expiration Date. If the Expiration Date determined in accordance with the preceding sentence is not a business day, the Stock Appreciation Rights may be exercised up to and including the last business day before such date.

(f) Adjustment with Respect to Stock Appreciation Rights. Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Stock Appreciation Rights vest.

(g) No Repricing of Stock Appreciation Rights. The Committee may not “reprice” Stock Appreciation Rights without approval of the Company’s stockholders. “Reprice” means any of the following or any other action that has the same effect: (i) amending the terms of a Stock Appreciation Right to reduce its exercise price, (ii) canceling a Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for a Stock Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Stock Appreciation Right or a Restricted Share or other equity award unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, (iii) canceling a Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or other securities or (iv) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 2.6(g) shall prevent the Committee from making adjustments pursuant to Article VII.

ARTICLE III

PROVISIONS APPLICABLE TO RESTRICTED SHARES

Section 3.1 Grants of Restricted Shares.

The Committee may from time to time grant to eligible employees or other Service Providers Restricted Shares on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a grant of Restricted Shares shall specify the number of Restricted Shares granted, the Date of Grant, the price, if any, to be paid by the Participant for such Restricted Shares, the vesting schedule (as provided for in Section 3.2 hereof) and any Performance Goals for such Restricted Shares and any other terms that the Committee deems appropriate.

Section 3.2 Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Shares granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Shares and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement, provided that vesting schedules shall remain in effect (in whole or in part) at least until the first anniversary of the Date of Grant, except as provided in the applicable Agreement in the event of death, Permanent Disability, Retirement, Change in Control, constructive termination of Service, or termination by the Company other than Termination for Cause.

Section 3.3 Rights and Restrictions Governing Restricted Shares.

The Participant shall have all rights of a holder as to such shares of Common Stock (including, to the extent applicable, the right to receive dividends and to vote), except that none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested. Notwithstanding the foregoing, dividends paid on Restricted Shares that vest or are earned based upon the achievement of Performance Goals will be accrued during the Performance Period applicable to such Restricted Shares, and such dividends will vest and be paid only if the Performance Goals for the underlying Restricted Shares are achieved, and if the Performance Goals are not achieved, the Participant shall forfeit all unvested dividends with respect to such Restricted Shares.

Section 3.4 Adjustment with Respect to Restricted Shares.

Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Shares vest. The Committee may, in its sole discretion, remove any and all restrictions on such Restricted Shares whenever it may determine that, by reason of changes in applicable law, the rules of any stock exchange on which the Common Stock is listed or other changes in circumstances arising after the Date of Grant, such action is appropriate.

Section 3.5 Delivery of Restricted Shares.

On the date on which Restricted Shares vest, all restrictions contained in the Agreement covering such Restricted Shares and in the Plan shall lapse as to such Restricted Shares. Restricted Share Awards issued hereunder may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 3.6 Termination of Service.

The Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the impact of the Participant’s termination of Service with the Company or any of its Affiliates on his unvested Restricted Shares. Such provisions need not be uniform among all Restricted Share Awards and may reflect distinctions based on the reasons for termination of Service.

Section 3.7 Grants of Unrestricted Shares.

The Committee may, in its sole discretion, make awards of unrestricted Common Stock to eligible Service Providers in recognition of achievements and performance; provided, that, such awards of unrestricted Common Stock shall be in lieu of salary or cash bonuses otherwise payable to the Service Providers.

ARTICLE IV

PROVISIONS APPLICABLE TO RESTRICTED SHARE UNITS

Section 4.1 Grants of Restricted Share Units.

The Committee may from time to time grant Restricted Share Units on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its discretion, may from time to time determine. Each Restricted Share Unit awarded to a Participant shall correspond to one share of Common Stock. Each Agreement covering a grant of Restricted Share Units shall specify the number of Restricted Share Units granted, the vesting schedule (as provided for in Section 4.2 hereof) for such Restricted Share Units and any Performance Goals and any other terms that the Committee deems appropriate.

Section 4.2 Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Share Units granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Share Units and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement, provided that vesting schedules shall remain in effect (in whole or in part) at least until the first anniversary of the Date of Grant, except as provided in the applicable Agreement in the event of death, Permanent Disability, Retirement, Change in Control, constructive termination of Service, or termination by the Company other than Termination for Cause.

Section 4.3 Adjustment with Respect to Restricted Share Units.

Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Share Units vest.

Section 4.4 Settlement of Restricted Share Units.

On the date on which Restricted Share Units vest (unless another date is specified by the Committee in the Agreement), all restrictions contained in the Agreement covering such Restricted Share Units and in the Plan shall lapse as to such Restricted Share Units and the Restricted Share Units will be payable in cash equal to the Fair Market Value of the shares subject to such Restricted Share Units or in shares of Common Stock or in a combination of cash or shares of Common Stock. Restricted Share Units paid in Common Stock may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 4.5 Termination of Service.

The Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the impact of the Participant’s termination of Service with the Company or any of its Affiliates on his unvested Restricted Share Units. Such provisions need not be uniform among all Restricted Share Unit Awards and may reflect distinctions based on the reasons for termination of Service.

ARTICLE V

PERFORMANCE AWARDS

Section 5.1 Grants of Performance Awards.

The Committee may from time to time grant to eligible employees or other Service Providers Performance Awards consisting of Performance Shares or Performance Units on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

Section 5.2 Performance Goals.

Unless otherwise determined by the Committee, the grant, vesting and/or exercisability of Performance Awards shall be conditioned, in whole or in part, on the attainment of performance targets, in whole or in part, related to one or more performance goals over a Performance Period. For any such Performance Awards that are intended to qualify for the Section 162(m) Exception, the performance targets on which the grant, vesting and/or exercisability are conditioned shall be selected by the Committee from among the following goals, on a GAAP or non-GAAP basis (the “Section 162(m) Performance Goals”): Net income, adjusted net income, EBITDA, adjusted EBITDA, OIBDA, adjusted OIBDA, operating income, adjusted operating income, free cash flow, adjusted free cash flow, net earnings, net earnings from continuing operations, earnings per share, adjusted earnings per share, revenue, net revenue, operating revenue, total stockholder return, share price, return on equity, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, net operating profit after tax, operating margin, profit margin or any combination thereof. A Section 162(m) Performance Goal may be stated as a combination of one or more goals (e.g., free cash flow return on invested capital), and on an absolute or relative basis.

In addition, for any Awards not intended to qualify for the Section 162(m) Exception, the Committee may establish performance targets based on other performance goals as it deems appropriate (together with the Section 162(m) Performance Goals, the “Performance Goals”). The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to an Affiliate, division, department, region, function or business unit, including, without limitation, financial and operating performance and individual contributions to financial and non-financial objectives, and the implementation and enforcement of effective compliance programs, and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Affiliate, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

Section 5.3 Performance Goals on Awards other than Performance Awards.

The Committee, in its sole discretion, may also require that the grant, vesting and/or exercisability of Awards other than Performance Awards be conditioned, in whole or in part, on the attainment of performance targets, in whole or in part, related to Performance Goals over a Performance Period, as described in Section 5.2.

Section 5.4 Discretion to Reduce Awards.

The Committee retains the right to reduce any Award below the maximum amount that could be paid based on the degree to which the Performance Goals related to such Award were attained. The Committee may not increase any Award intended to qualify for the Section 162(m) Exception in any manner that would adversely affect the treatment of the Award under the Section 162(m) Exception.

Section 5.5 Adjustment of Calculation of Performance Goals.

In the event that, during any Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs which has the effect, as determined by the Committee, in its sole and absolute discretion, of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, the Committee may adjust or modify, as determined by the Committee, in its sole and absolute discretion, the calculation of the Performance Goals, to the extent necessary to prevent reduction or enlargement of the Participants’ Awards under the Plan for such Performance Period attributable to such transaction, circumstance or event. All determinations that the Committee makes pursuant to this Section 5.5 shall be conclusive and binding on all persons for all purposes.

ARTICLE VI

DIVIDEND EQUIVALENTS AND OTHER AWARDS

Section 6.1 Dividend Equivalents.

Subject to the provisions of this Plan and any Agreement, the recipient of an Award other than a Stock Option or Stock Appreciation Right (including, without limitation, any Award other than a Stock Option or Stock Appreciation Right deferred pursuant to Section 8.8) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends or Dividend Equivalents, with respect to the number of shares of Common Stock covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested and/or shall be subject to the same terms and conditions (including vesting and forfeiture provisions) as the related Award. Dividends or Dividend Equivalents granted with respect to an Award that vests or is earned based upon the achievement of Performance Goals will be accrued during the Performance Period applicable to such Award, and such dividends or Dividend Equivalents will vest and be paid only if the Performance Goals for the underlying Award are achieved, and if the Performance Goals are not achieved, the Participant shall forfeit all unvested dividends or Dividend Equivalent Rights with respect to such Award.

Section 6.2 Other Awards.

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. Other Awards may also include cash payments under the Plan which may be based on one or more criteria determined by the Committee that are unrelated to the value of Common Stock and that may be granted in tandem with, or independent of, Awards granted under the Plan.

ARTICLE VII

EFFECT OF CERTAIN CORPORATE CHANGES

In the event of a merger, consolidation, stock-split, reverse stock-split, dividend, distribution, combination, reclassification, reorganization, consolidation, split-up, spin-off or recapitalization that changes the character or amount of the Common Stock, an extraordinary cash dividend or any other changes in the corporate structure, equity securities or capital structure of the Company, the Committee shall make such adjustments, if any, to (i) the number and kind of securities subject to any outstanding Award, (ii) the exercise price or purchase price, if any, of any outstanding Award, and (iii) the maximum number and kind of securities referred to in Sections 1.5(a) and (b) and Sections 1.6(a) and (b) of the Plan, in each case, as it deems appropriate.

In the event of a Change in Control, the Committee may, in its sole discretion, also make such other adjustments as it deems appropriate in order to preserve the benefits or potential benefits intended to be made available hereunder, including (i) providing for full vesting of Awards for those Participants whose Service is terminated by the Company in connection with the consummation of the Change in Control, (ii) providing for the termination of Awards upon the consummation of the Change in Control, in which case vesting and payout of such Awards shall be accelerated for Participants who are Service Providers at the time of the Change in Control and/or (iii) providing for the cashout of Awards, in which case the amount to be paid out in the case of Restricted Shares or Restricted Share Units shall be equal to the formula or fixed price per share paid to holders of shares of Common Stock and, in the case of Stock Options or Stock Appreciation Rights, equal to the product of the number of shares of Common Stock subject to the Stock Option or Stock Appreciation Right (the “Award Shares”) multiplied by the amount, if any, by which (X) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such transaction exceeds (Y) the exercise price applicable to such Award Shares. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if the transaction is not also a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5)(without regard to any alternative definition thereunder). All determinations that the Committee makes pursuant to this Article VII shall be conclusive and binding on all persons for all purposes. The Committee need not treat all types of Awards, or all Awards within the same type of Award, in the same manner under this Article VII.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 No Rights to Awards or Continued Employment or other Service.

Nothing in the Plan or in any Agreement, nor the grant of any Award under the Plan, shall confer upon any individual any right to be employed by or to continue in the employment or other Service of the Company or any Affiliate thereof, nor to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement, including the right to receive any future Awards under the Plan or any other plan of the Company or any Affiliate thereof or interfere with or limit the right of the Company or any Affiliate thereof to modify the terms of or terminate such individual’s employment or other Service at any time for any reason.

Section 8.2 Restriction on Transfer.

The rights of a Participant with respect to any Award shall be exercisable during the Participant’s lifetime only by the Participant and shall not be transferable by the Participant to whom such Award is granted, except by will or the laws of descent and distribution, provided that the Committee may permit other transferability, subject to any conditions and limitations that it may, in its sole discretion, impose.

Section 8.3 Taxes.

The Company or an Affiliate thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant’s estate any federal, state, local or other taxes required by law to be withheld with respect to such payments. The Committee, in its discretion, may require, as a condition to the exercise or settlement of any Award or delivery of any certificate(s) for shares of Common Stock, that an additional amount be paid in cash equal to the amount of any federal, state, local or other taxes required to be withheld as a result of such exercise or settlement. In addition, the Committee may establish procedures to allow Participants to satisfy such withholding obligations through a net share settlement procedure or the withholding of shares subject to the applicable Award, or through a “cashless exercise” procedure as described in Section 2.4. Any Participant who makes an election under Section 83(b) of the Code to have his Award taxed in accordance with such election must give notice to the Company of such election immediately upon making a valid election in accordance with the rules and regulations of the Code. Any such election must be made in accordance with the rules and regulations of the Code.

Section 8.4 Stockholder Rights.

No Award under the Plan shall entitle a Participant or a Participant’s estate or permitted transferee to any rights of a holder of shares of Common Stock of the Company, except as provided in Article III with respect to Restricted Shares or when and until the Participant, the Participant’s estate or the permitted transferee is registered on the books and records of the Company as a stockholder with respect to the exercise or settlement of such Award.

Section 8.5 No Restriction on Right of Company to Effect Corporate Changes.

The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stock whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 8.6 Source of Payments.

The general funds of the Company shall be the sole source of cash settlements of Awards under the Plan and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent a person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

Section 8.7 Exercise Periods Following Termination of Service.

For the purposes of determining the dates on which Awards may be exercised following a termination of Service or following the Retirement, death or Permanent Disability of a Participant, the day following the date of such event shall be the first day of the exercise period and the Award may be exercised up to and including the last business day falling within the exercise period. Thus, if the last day of the exercise period is not a business day, then the last date an Award may be exercised is the last business day preceding the end of the exercise period.

Section 8.8 Deferral of Awards.

The Committee may establish procedures pursuant to which the payment of any Award may be deferred.

Section 8.9 Employment of Participant by Affiliate.

Unless the Committee determines otherwise, the Service of a Participant who works for an Affiliate shall terminate, for Plan purposes, on the date on which the Participant’s employing company ceases to be an Affiliate.

Section 8.10 Registration Restrictions.

A Stock Option or Stock Appreciation Right shall not be exercisable, no transfer of shares of Common Stock shall be made to any Participant, and any attempt to exercise a Stock Option or Stock Appreciation Right or to transfer any such shares shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the shares of Common Stock subject to such Stock Option or Stock Appreciation Right, and the shares of Common Stock subject to such Stock Option or Stock Appreciation Right have been duly qualified under applicable federal or state securities or blue sky laws or (ii) the Committee, in its sole discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws. Without limiting the foregoing, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of the shares of Common Stock subject to a Stock Option, Stock Appreciation Right or other Award is required under any federal or state law or on any securities exchange or the consent or approval of any U.S. or foreign governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such shares under a Stock Option, Stock Appreciation Right or other Award, such Stock Option or Stock Appreciation Right shall not be exercised in whole or in part, and shares of Common Stock shall not be delivered pursuant to the Award, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

ARTICLE IX

AMENDMENT AND TERMINATION

The Plan may be terminated and may be altered, amended, suspended or terminated at any time, in whole or in part, by the Board; provided, however, that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the NASDAQ Global Select Market or other principal stock exchange on which the Common Stock is listed. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been made, materially adversely affect the rights of such Participant in such Award. Unless previously terminated pursuant to this Article IX, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, and no further Awards may be granted hereunder after such date.

ARTICLE X

INTERPRETATION

Section 10.1 Governmental Regulations.

The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

Section 10.2 Headings.

The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 10.3 Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of New York, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

Section 10.4 Parachute Taxes.

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding that modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant’s rights, payments or benefits under this Plan, any Other Agreements and any Benefit Arrangements will be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment. The Company will accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Stock Options or Stock Appreciation Rights, then by reducing or eliminating any accelerated vesting of Restricted Shares or Restricted Share Units, then by reducing or eliminating any other Parachute Payments.

Section 10.5 Section 409A of the Code.

The Plan is intended to comply with Section 409A of the Code and all regulations, guidance and other interpretive authority issued under such section (“Section 409A”) to the extent subject to Section 409A, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Section 409A. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A will not be treated as deferred compensation unless applicable law, rules or regulations require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan to a Participant who is a “specified employee” (within the meaning of Treasury Regulations Section 1.409A-1(i)) as of the date of the Participant’s “separation from service” within the meaning of Section 409A of the Code that are properly treated as “deferred compensation” subject to Section 409A during the six-month period immediately following the Participant’s termination of Service will instead be paid on the first payroll date after the six-month anniversary of the Participant’s “separation from service” (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company, any Affiliate nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company, any Affiliate nor the Committee will have any liability to any Participant for such tax or penalty.

21ST CENTURY FOX TWENTY-FIRST CENTURY FOX, INC. 1211 AVENUE OF THE AMERICAS NEW YORK, NY 10036 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Twenty-First Century Fox, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Twenty-First Century Fox, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M62479-P42700-Z61309 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TWENTY-FIRST CENTURY FOX, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4. 1. Proposal to elect 12 directors For Against Abstain 1a. K. Rupert Murdoch ! ! ! 1b. Delphine Arnault For Against Abstain 2. Proposal to ratify the selection of Ernst & Young LLP as the 1c. James W. Breyer Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014. 1d. Chase Carey 3. Advisory Vote on Executive Compensation. 1e. David F. DeVoe 4. Approval of the Twenty-First Century Fox, Inc. 2013 Long-Term !!! !!! !!! Incentive Plan. 1f. Viet Dinh THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 5 AND 6: 5. Stockholder Proposal - Adopt a Policy that the Chairman of the 1g. Sir Roderick I. Eddington Board of Directors be an Independent Director. 1h. James R. Murdoch 6. Stockholder Proposal - Eliminate the Company’s Dual Class ! ! ! Capital Structure. 7. CITIZENSHIP CERTIFICATION - Please mark “YES” if the stock 1i. Lachlan K. Murdoch is owned of record or beneficially by a U.S. stockholder, or mark “NO” if such stock is owned of record or beneficially by a non-U.S. stockholder. (Please refer to Appendix B of the Proxy 1j. Jacques Nasser Statement for additional guidance.) YES NO If you do not provide a response to this Item 7, you will be deemed 1k. Robert S. Silberman to be a non-U.S. stockholder and the shares will be subject to the suspension of voting rights unless you are a stockholder of record as of the Record Date and you previously submitted a U.S. citizenship certification to the Company’s transfer agent or 1l. Álvaro Uribe ! !!!! ! !!!! ! !!!! Australian share registrar. ! ! ! ! ! NOTE: This Proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

21ST CENTURY FOX ANNUAL MEETING OF STOCKHOLDERS Complimentary parking for the Annual Meeting will be at the Century Park West Parking Structure. NO ATTENDEE ENTRY OR PARKING WILL BE PERMITTED AT FOX STUDIOS. Shuttle transportation to and from the Annual Meeting will be provided from the Century Park West Parking Structure. YOU CAN ONLY ENTER THE ANNUAL MEETING BY TAKING THE SHUTTLE AT THE LOCATION MARKED ON THE MAP. DIRECTIONS TO CENTURY PARK WEST PARKING STRUCTURE From LAX Take San Diego Freeway (Interstate 405) North and exit at Santa Monica Boulevard. Turn right onto Santa Monica Boulevard, proceed 2 miles, and turn right onto Avenue of the Stars. Follow map to Parking Structure and Shuttle Point. From East Take Interstate 10 West past downtown Los Angeles. Exit at Overland Avenue and turn right. Proceed 1’ mile to Pico and turn right. Proceed 1 mile to Avenue of the Stars and turn left. Follow map to Parking Structure and Shuttle Point. From North Take Highway 101 South to I-405 South. Exit I-405 onto Santa Monica Boulevard and turn left. Turn right onto Avenue of the Stars. Follow map to Parking Structure and Shuttle Point. From South Take Interstate 5 North to I-405. Follow I-405 North to Santa Monica Boulevard and turn right. Proceed 2 miles to Avenue of the Stars and turn right. Follow map to Parking Structure and Shuttle Point. MOTOR AVE. MAP LEGEND SHUTTLE POINT PARKING ENTRANCE PICO BLVD CENTURY PARK WEST PARKING STRUCTURE 2030 CENTURY PARK WEST LOS ANGELES. CA 90067 SANTA MONICA BLVD AVENUE OF THE STARS CENTURY CITY SHOPPING & MARKET PLACE CENTURY PARK WEST GALAXY WAY CONSTELLATION BLVD CENTURY PLAZA HOTEL ST REGIS (CPW) CENTURY PARK WEST PARKING STRUCTURE SOLAR WAY OLYMPIC BLVD FOX PLAZA FOX STUDIOS CENTURY PARK EAST CONSTELLATION BLVD If you plan to attend the Annual Meeting on October 18, 2013, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement. Requests for admission tickets will be processed in the order in which they are received and must be requested no later than October 14, 2013. On the day of the Annual Meeting, each stockholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. Pacific Time and the Annual Meeting will begin at 10:00 a.m. Pacific Time. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. FORM OF PROXY IMPORTANT NOTICE TO STOCKHOLDERS of Twenty-First Century Fox, Inc. The Annual Meeting of Stockholders will be held at the Zanuck Theatre at Fox Studios 10201 West Pico Boulevard Los Angeles, California 90035 on October 18, 2013 10:00 a.m. Pacific Time PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TWENTY-FIRST CENTURY FOX, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS OCTOBER 18, 2013 The undersigned, a stockholder of Twenty-First Century Fox, Inc., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, a copy of the Company’s Annual Report, and revoking any proxy previously given, hereby constitutes and appoints Messrs. K. Rupert Murdoch, Chase Carey and John P. Nallen and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on October 18, 2013 at 10:00 a.m. Pacific Time at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4 AND “AGAINST” PROPOSALS 5 AND 6. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSONS AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. FORM OF PROXY (Continued and to be signed on reverse side)